Exhibit 10.4

EXECUTION VERSION
________________________________________________________________________

J.P. Morgan

REVOLVING CREDIT AND TERM LOAN AGREEMENT

dated as of

November 9, 2015

among

Four Corners Operating Partnership, LP,
as Borrower

FOUR CORNERS PROPERTY TRUST, INC.,
as the Company

The Lenders Party Hereto and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

BARCLAYS BANK PLC
and
BANK OF AMERICA, N.A.,
as Syndication Agents

FIFTH THIRD BANK,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
U.S. BANK, N.A.
and
WELLS FARGO BANK, N.A.,
as Documentation Agents
________________________________________________________________________

J.P. MORGAN SECURITIES LLC,
BARCLAYS BANK PLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners and Joint Lead Arrangers
________________________________________________________________________

SCHEDULES:
Schedule DT -- Darden Tenants
Schedule EDL -- Excluded Darden Leases
Schedule ES -- Excluded Subsidiaries
Schedule NGP -- Non-Guarantor Pool
Schedule 2.01 -- Lenders; Commitments
Schedule 3.14 -- Subsidiaries

EXHIBITS:
Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Borrowing Request
Exhibit C-1 -- U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-2 -- U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-3 -- U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit C-4 -- U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit D-1 -- Form of Revolving Loan Note
Exhibit D-2 -- Form of Term Loan Note
Exhibit E-1 -- Form of Effective Date Compliance Certificate
Exhibit E-2 -- Form of Compliance Certificate
Exhibit F -- Form of Guaranty
Exhibit G -- Form of Pledge Agreement
Exhibit H -- Form of Darden Lease
Exhibit I -- Asset Transfer Certificate

REVOLVING CREDIT AND TERM LOAN AGREEMENT (as amended, restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 9, 2015, among FOUR CORNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as borrower (the “Borrower”), FOUR CORNERS PROPERTY TRUST, INC., a Maryland corporation (the “Company”), the LENDERS from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Borrower has requested that the Lenders make available to the Borrower certain extensions of credit; and
WHEREAS, the Lenders have agreed to make available to the Borrower certain extensions of credit on the terms, and subject to the conditions, set forth in this Agreement;
In consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“1031 Property” means any Real Property Asset that is at any time held by a “qualified intermediary” (a “QI”), as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder” (an “EAT”), as defined in Internal Revenue Service Revenue Procedure 2000-37, as modified by Internal Revenue Procedure 2004-51, (or in either case, by one or more Wholly-Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with the Borrower or a Wholly-Owned Subsidiary in connection with the acquisition (or possible disposition) of such Real Property Asset by the Borrower or a Wholly-Owned Subsidiary pursuant to, and intended to qualify for tax treatment under, Section 1031 of the Internal Revenue Code.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Additional Credit Extension Amendment” means an amendment to this Agreement providing for any New Revolving Commitments and/or New Term Loans which shall be consistent with the applicable provisions of this Agreement relating to New Revolving Commitments and/or New Term Loans and otherwise reasonably satisfactory to the Administrative Agent, the Company and the Borrower.
“Adjusted Annualized Net Operating Income” means (i) Net Operating Income for the immediately preceding fiscal quarter multiplied by four (4), minus (ii) the Capital Expenditure Reserve.
“Adjusted EBITDA” means, with respect to any Person for any period of time, (i) EBITDA for the immediately preceding fiscal quarter multiplied by four (4), minus (ii) the Capital Expenditure Reserve.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Party” has the meaning assigned to it in Section 9.01(d).
“Agreement” has the meaning assigned to it in the recitals.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one (1) month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Annualized Assumed Debt Service Payments” means, with respect to any Person for the immediately preceding fiscal quarter, (i) the assumed principal and interest debt service payments on the amount of Borrowing Base Debt (excluding any Included Swap Exposure) outstanding at the end of such fiscal quarter multiplied by (ii) four (4); provided that for purposes of clause (i), the calculation of assumed payments shall be determined on the basis of “mortgage-style” debt service payments on such Borrowing Base Debt based upon a twenty-five (25)-year amortization schedule and an assumed rate which is the greatest of (i) the interest rate per annum payable in respect of a US Treasury Security having a maturity of ten (10) years plus 2.50% per annum, (ii) 6.00% per annum and (iii) the actual rate of interest applicable to such Borrowing Base Debt (determined taking into account the effect of any interest rate Swap Agreement in relation to such Borrowing Base Debt; provided that such Swap Agreement is permitted pursuant to Section 6.05).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, the applicable rate per annum determined as set forth below.
From and after the Effective Date, the Applicable Rates shall be determined as follows:

(i)    for Term Loans and Revolving Loans, the “Eurodollar - Applicable Rate” shall be determined by the range into which the Total Leverage Ratio falls in the table below:

	Level I Total Leverage Ratio < 40%	Level II Total Leverage Ratio > 40% and < 45%	Level III Total Leverage Ratio > 45% and < 50%	Level IV Total Leverage Ratio > 50%
Revolving Loan Applicable Rate	1.75%	1.875%	2.00%	2.50%
Term Loan Applicable Rate	1.70%	1.825%	1.95%	2.45%

(ii)    for Term Loans and Revolving Loans, the “ABR - Applicable Rate” shall be determined by the range into which the Total Leverage Ratio falls in the table below:

	Level I Total Leverage Ratio < 40%	Level II Total Leverage Ratio > 40% and < 45%	Level III Total Leverage Ratio > 45% and < 50%	Level IV Total Leverage Ratio > 50%
Revolving Loan Applicable Rate	0.75%	0.875%	1.00%	1.50%
Term Loan Applicable Rate	0.70%	0.825%	0.95%	1.45%

For purposes of this definition, any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 5.01(d); provided that if such Compliance Certificate is not delivered in accordance with Section 5.01(d) and has not been delivered within thirty (30) days after notice from the Administrative Agent or the Required Lenders to the Borrower notifying the Borrower of the failure to deliver such Compliance Certificate on the date when due in accordance with Section 5.01(d), then the Applicable Rate shall be the percentage that would apply to the Level IV Ratio and it shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate from the Effective Date until the delivery of the Compliance Certificate for the fiscal quarter ending December 31, 2015 shall be based on Level I.
If at any time the financial statements upon which the Applicable Rate was determined were incorrect (whether based on a restatement, fraud or otherwise), the Borrower shall be required to retroactively pay any additional amount that the Borrower would have been required to pay if such financial statements had been accurate at the time they were delivered.
Any adjustment in the Applicable Rate shall be applicable to all existing Loans.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Growth Achievement” has the meaning assigned to it in Section 5.10.
“Asset Growth Capitalization Value” means, with respect to any Real Property Asset that is acquired after the Asset Transfer, the Adjusted Annualized Net Operating Income of such Real Property Asset (which shall be determined, for the quarter in which such acquisition occurs, by reference to the projected Net Operating Income for such Real Property Asset, and for each quarter thereafter, by reference to the actual Net Operating Income for such Real Property Asset) capitalized at the applicable Capitalization Rate. Notwithstanding the foregoing, (i) the Asset Growth Capitalization Value of any Special Real Property Asset shall be fifty percent (50%) of the otherwise applicable Asset Growth Capitalization Value and the Asset Growth Capitalization Value of any Special Real Property Asset shall be zero (0) six (6) months after the date on which the applicable Real Property Asset first became a Special Real Property Asset, in each case, so long as such property continues to be a Special Real Property Asset and (ii) in calculating Asset Growth Capitalization Value, the Adjusted Annualized Net Operating Income attributable to a Real Property Asset leased to a Darden Tenant shall be excluded to the extent that the inclusion of such amount would exceed 10% of the aggregate Asset Growth Capitalization Value. For the purposes of calculation of Asset Growth Capitalization Value, Real Property Assets that are ground leases shall only include Qualifying Ground Leases.
“Asset Transfer” means the acquisition on the Effective Date by the Borrower, directly or indirectly, from Darden, pursuant to a contribution, assignment or similar transaction, of ownership of equity interests of Subsidiaries that own approximately 420 Real Property Assets and the lease to Darden thereof, in each case, pursuant to the Asset Transfer Documents.
“Asset Transfer Documents” means the Separation and Distribution Agreement, dated October 21, 2015, between Darden and the Company, together with the exhibits thereto, and other related documentation in form and substance reasonably acceptable to the Administrative Agent, pursuant to which the Asset Transfer shall be consummated on the Effective Date.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Officer” means any of the Chief Executive Officer, President, Financial Officer or General Counsel of the general partner of the Borrower.
“Availability Period” means, with respect to the Revolving Facility, the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Available Revolving Commitment” means, as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Credit Exposure then outstanding.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned thereto in the preamble to this Agreement.
“Borrower Materials” has the meaning assigned to it in Section 5.01.
“Borrowing” means Loans (or in the case of Term Loans, each portion thereof) of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans (or in the case of Term Loans, each portion thereof), as to which a single Interest Period is in effect.
“Borrowing Base Debt” means (i) the Facility Exposure and (ii) any Pari Passu Debt.
“Borrowing Request” means a request in substantially the form of Exhibit B hereto by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditure Reserve” means, (i) with respect to any Real Property Asset that is not subject to a triple net lease, an imputed annual capital reserve of $0.10 per weighted average gross leasable square foot and (ii) in all other cases, zero.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capitalization Rate” means (i) for Real Property Assets that are leased to tenants that are not Investment Grade Tenants, 7.50%, (ii) for Real Property Assets that are leased to tenants that are Investment Grade Tenants, 7.00%, and (iii) for Real Property Assets that are leased to a Darden Tenant, during periods when Darden is or is deemed to be an Investment Grade Tenant, 6.75%.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one (1) year from the date of acquisition thereof;

(b)    marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after the date of issuance and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody’s;
(c)    investments in commercial paper maturing within three hundred and sixty-five (365) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(d)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within three hundred and sixty-five (365) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(f)    money market funds that (i) comply with the criteria set forth in the SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C §9601 et seq.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency.
“Charges” has the meaning set forth in Section 9.15.
“Change in Control” means: (a) for any reason whatsoever any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) shall beneficially own a percentage of the then outstanding Equity Interests of the Company having the power, directly or indirectly, to vote for the election of directors (or their equivalent) of the Company (“Voting Equity Interests”) that is more than 35% of the outstanding Voting Equity Interests of the Company; or any “person” or “group” otherwise acquires the power to direct, directly or indirectly, the management or policies of the Company; (b) during any period of twelve (12) consecutive months beginning on the Effective Date, individuals who at the beginning of any such twelve (12)-month period constituted the Board of Directors of any Parent Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of such Parent Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Parent Company then in office; (c) any Person other than a Parent Company shall be the sole general partner of the Borrower or shall have the sole and exclusive power to exercise all Control over the Borrower; or (d) the Company shall cease to directly or indirectly own at least 70% of the issued and outstanding Equity Interests of the Borrower.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.
“Class Maturity Default” has the meaning specified in Section 2.21(f).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, its Revolving Commitment and/or its Term Loan Commitment, as the context may require.
“Commitment Fee Rate” means to the extent in effect as calculated on a daily basis, for any calendar quarter (a) 0.35% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is less than 50%, and (b) 0.25% per annum, if the average daily Revolving Commitment Utilization Percentage for such quarter is greater than or equal to 50%.
“Communications” has the meaning assigned to it in Section 9.01(d).
“Company” has the meaning assigned thereto in the preamble to this Agreement.
“Compliance Certificate” means a certificate in substantially the form of Exhibit E-1 or E-2, as applicable, hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capitalization Value” means the Total Capitalization Value of the Company and its Subsidiaries.
“Consolidated Tangible Net Worth” means, for the Company and its Subsidiaries as of any date of determination, (i) stockholders’ equity on a consolidated basis determined in accordance with GAAP (inclusive of preferred equity that is treated as stockholders’ equity in accordance with GAAP but only if the same involves no stated maturity or mandatory redemption date), less (ii) all intangible assets, less (iii) minority interests, plus (iv) all accumulated depreciation and amortization, all determined in accordance with GAAP.
“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with

GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Nonrecourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.01(a) and (c). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty (in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents) or (ii) such other Person holds an Investment Grade Rating, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent (in which case the amount of such guaranty shall be zero), and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Party” means the Administrative Agent, each Issuing Bank or any other Lender.
“Darden” means Darden Restaurants, Inc., a Florida corporation.
“Darden Acquired Tenant” means a Subsidiary of Darden that is a lessee under any existing lease of a Real Property Asset acquired after the Effective Date by the Borrower or its Subsidiaries where such lease was originally entered into with a lessor other than the Company or any of its Subsidiaries.

“Darden Lease Form” means a form of triple net lease that is substantially in accordance with the form attached hereto as Exhibit H or otherwise in form and substance acceptable to Administrative Agent.
“Darden Tenant” means a Subsidiary of Darden that is the lessee under any lease of a Real Property Asset. On the Effective Date, the Darden Tenants are listed on Schedule DT hereto.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event.
“Documentation Agent” means Fifth Third Bank, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank, N.A. and Wells Fargo Bank, N.A., each in its capacity as a documentation agent hereunder.
“dollars” or “$” refers to lawful money of the United States of America.
“EAT” has the meaning given that term in the definition of 1031 Property.
“EBITDA” means, with respect to any Person for any period of time, such Person’s share of revenues less operating costs (including general and administrative expenses and including property management fees) before interest, income taxes, depreciation and amortization, extraordinary, non-recurring or unusual items of such Person (including, without limitation, non-recurring items such as gains or losses from asset sales or associated with hedging agreements, non-recurring severance expenses, early extinguishment or restructuring of Indebtedness (including prepayment premiums), acquisition costs (including pursuit costs and broken deal costs), lease termination fees, write-offs and forgiveness of debt), and before other non-cash charges (including amortization expense for stock options and impairment charges or expenses (other than non-cash charges that constitute an accrual of a reserve for future cash payments)). EBITDA shall also include such Person’s pro rata share of EBITDA of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Banks and any of their respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible 1031 Property” means a 1031 Property which satisfies all of the following requirements: (a) the Borrower or a Wholly-Owned Subsidiary thereof leases such 1031 Property from the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof, as applicable) and the Borrower or a Wholly-Owned Subsidiary thereof manages such 1031 Property; (b) the Borrower or a Wholly-Owned Subsidiary thereof is obligated to purchase such 1031 Property (or Wholly-Owned Subsidiary(ies) of the applicable EAT that owns such 1031 Property) from the applicable EAT (or such Wholly-Owned Subsidiary(ies) of the EAT, as applicable) (other than in circumstances where the 1031 Property is disposed of by the Borrower or any Subsidiary); (c) the applicable EAT is obligated to transfer such 1031 Property (or its Wholly-Owned Subsidiary(ies) that owns such 1031 Property, as applicable) to the Borrower or a Wholly-Owned Subsidiary thereof, directly or indirectly (including through a QI); (d) the applicable EAT (or Wholly-Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) acquired such 1031 Property with the proceeds of a loan made by the Borrower or a Wholly-Owned Subsidiary, which loan is secured either by a mortgage on such 1031 Property and/or a pledge of all of the Equity Interests of the applicable Wholly-Owned Subsidiary(ies) of an EAT that owns such 1031 Property, as applicable); (e) neither such 1031 Property, nor if such Real Property Asset is owned or leased by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Encumbrances or the Lien of a mortgage or pledge referred to in the immediately preceding clause (c)) or (ii) a Negative Pledge, except (x) Negative Pledges permitted in accordance with Section 6.08 and (y) a Negative Pledge binding on the EAT in favor of the Borrower or any Wholly-Owned Subsidiary; and (f) such 1031 Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such property. In no event shall a 1031 Property qualify as an Eligible 1031 Property for a period in excess of 185 consecutive days or such later period (plus 5 consecutive days) if the relevant period under Section 1031 of the Code (including the Treasury Regulations thereunder, and including as provided under Rev. Proc. 2000-37 (as modified by Rev. Proc. 2004-51)) is extended pursuant to Rev. Proc. 2007-56 (or relevant successor or replacement guidance). A Real Property Asset shall be excluded from calculations of Total Capitalization Value as an Eligible 1031 Property if such Real Property Asset shall cease to be an Eligible 1031 Property; provided that a Real Property Asset so excluded shall again be included in such calculations upon satisfying the requirements of an Eligible 1031 Property. Notwithstanding anything to the contrary set forth herein, for purposes of determining Total Capitalization Value, such 1031 Property shall be deemed to have been owned or leased by a Wholly-Owned Subsidiary of the Borrower from the date acquired by the applicable EAT (or Wholly-Owned Subsidiary(ies) of the EAT that owns such 1031 Property, as applicable).
“Eligible Assignee” means any Person other than an Ineligible Person.

“Eligible Unencumbered Mortgage Note Value” means, at any time of determination, a Mortgage Note valued in accordance with GAAP at the lower of cost and market value that complies with the following criteria: (a) such Mortgage Note is not subject to any (i) Lien other than Permitted Encumbrances or (ii) any Negative Pledge; (b) such Mortgage Note is not more than sixty (60) days past due; (c) such Mortgage Note is owned solely by the Borrower or a Wholly-Owned Subsidiary of the Borrower; (d) such Mortgage Note is secured by a first priority Lien on real property located on a Real Property Asset that meets the criteria for Eligible Unencumbered Real Property Asset (excluding clauses (a) (with respect to ownership by an Eligible Unencumbered Property Owner Subsidiary), (c) (with respect to a Lien in connection with the Mortgage Note), (g), (j), (h), (k), (n), (o), (p) and (q)); and (e) if such Mortgage Note is owned by a Subsidiary of the Borrower, (i) none of the Borrower’s direct or indirect Equity Interest in such Subsidiary is subject to any Lien (other than Permitted Encumbrances, Liens securing Obligations or Liens in favor of the Borrower or a Wholly-Owned Subsidiary of the Borrower) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Mortgage Note without the need to obtain the consent of any Person.
“Eligible Unencumbered Property Owner Subsidiary” means (A) a Wholly-Owned Subsidiary of the Borrower (i) that is in compliance with the restrictions applicable to a Subsidiary described in Section 6.01 and 6.02 and (ii) to which no Bankruptcy Event has occurred and is continuing and (B) any EAT.
“Eligible Unencumbered Real Property Asset” means, at any time of determination, a Real Property Asset that complies with the following criteria:
(a)    Such Real Property Asset shall be wholly-owned in fee simple interest or leased pursuant to a Qualifying Ground Lease by an Eligible Unencumbered Property Owner Subsidiary, and, in the case of Real Property Assets acquired after the Effective Date, the title of such Eligible Unencumbered Property Owner Subsidiary in and to such Real Property Asset shall be insured pursuant to a title insurance policy with financially sound and reputable title insurance companies in such amounts and containing such coverages as would be customarily maintained by Persons engaged in similar businesses as such Eligible Unencumbered Property Owner Subsidiary;
(b)    Such Real Property Asset shall be improved with a freestanding structure that is used as an income producing retail property;
(c)    Such Real Property Asset shall be in good condition and repair, except for ordinary wear and tear and casualty events where the tenant remains obligated to pay rent and restore the property under the applicable lease between such tenant and the applicable landlord so long as such tenant is paying rent and restoring the property in accordance with the terms of such lease, without waste, and free from all mortgages, pledges, mechanics’ liens or other Liens or claims for Lien, and from any agreement or arrangement that prohibits or restricts the creation or assumption of any Lien on such Real Property Asset or on the direct or indirect Equity Interests in the Borrower or its Subsidiary that owns or leases such Real Property Asset, in each case, other than (i) Permitted Encumbrances, (ii) any Negative Pledge permitted pursuant to Section 6.08 and (iii) in the case of any Eligible 1031 Property, Liens described in the definition of Eligible 1031 Property;
(d)    Such Real Property Asset shall be in compliance with applicable laws, regulations and orders of any Governmental Authority in all material respects, including all municipal ordinances or restrictions of record with respect to such property and the operation or use thereof;

(e)    Such Real Property Asset shall not be subject to any past-due taxes, special taxes, special assessments, water charges, sewer service charges or other charges that have and continue to result or could reasonably be expected to result in a Lien imposed against such property or any portion thereof, unless the validity or amount of such Lien is being contested in compliance with Section 5.04 hereof;
(f)    Such Real Property Asset and the applicable Eligible Unencumbered Property Owner Subsidiary which is the owner thereof shall be in compliance with the provisions of Section 3.17 hereof;
(g)    If leased to a Darden Tenant (other than a Darden Acquired Tenant), such Real Property Asset shall be leased in accordance with the Darden Lease Form, and if leased to a Darden Acquired Tenant or any other tenant that is not a Darden Tenant, shall be leased pursuant to a net lease;
(h)    The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than 5.0% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Special Real Property Assets;
(i)    Such Real Property Asset shall be free of any material structural issues, shall be in compliance with the representations concerning environmental matters set forth in Section 3.06, and shall have adequate access to public utilities;
(j)    If such Real Property Asset is leased to a Darden Tenant (other than a Darden Acquired Tenant), Darden shall be bound by a guaranty of such tenant’s obligations under the lease in accordance with the form of guaranty that is attached to the Darden Lease Form (provided that the Excluded Darden Leases shall not be required to be guaranteed by Darden);
(k)    The leases to Darden Tenants (other than Darden Acquired Tenants), in the aggregate, shall have a Weighted Average Term of at least thirteen (13) years as of the Effective Date;
(l)    The leases of the Real Property Assets that are Eligible Unencumbered Real Property Assets, in the aggregate, shall have a Weighted Average Term of at least nine (9) years remaining from the date that any new asset with a term of less than nine (9) years is initially counted as an Eligible Unencumbered Real Property Asset for purposes of the Facilities;
(m)    Such Real Property Asset shall not be subject to any lease under which any portion of the rent due thereunder has been prepaid more than thirty (30) days in advance;
(n)    The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than sixty-five percent (65%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being leased to Non-Investment Grade Tenants;
(o)    Beginning on the fourth anniversary of the Effective Date, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than twenty percent (20%) of the aggregate Eligible Unencumbered Real Property Assets (based on Property Capitalization Value) being leased to the same tenant or its Affiliates (other than Darden Tenants);
(p)    The inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being Real Property Assets that are ground leased; and

(q)    Beginning on the fourth anniversary of the Effective Date, the inclusion of such Real Property Asset as an Eligible Unencumbered Real Property Asset shall not result in more than fifteen percent (15%) of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets being located in any single standard metropolitan statistical area.
For clarity, for purposes of the limitations set forth in each of clauses (h), (n), (o), (p) and (q) above, the Property Capitalization Value attributable to an Eligible Unencumbered Real Property Asset that is indicated to be excluded shall nevertheless be included in the calculation of Property Capitalization Value of the aggregate Eligible Unencumbered Real Property Assets, but only to the extent that such inclusion does not result in a violation of the applicable limitation set forth in such clauses.
“Environmental Approvals” means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws by a court or governmental agency having jurisdiction.
“Environmental Claims” means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damage, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case as to which could reasonably be expected to have a Material Adverse Effect.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, the Borrower or any their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests (including preferred equity interests) in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Darden Lease” means any lease entered into with a Darden Tenant for any of the locations that are described on Schedule EDL attached hereto.
“Excluded Subsidiaries” means the (i) Separately Financed Subsidiaries, including any Subsidiaries expected to become Separately Financed Subsidiaries within ninety (90) days after the formation or acquisition thereof (“Expected Separately Financed Subsidiary”) (provided that if an Expected Separately Financed Subsidiary does not become a Separately Financed Subsidiary within ninety (90) days of formation or acquisition thereof, (1) such Expected Separately Financed Subsidiary shall immediately cease to be an Excluded Subsidiary under the Loan Documents and (2) if such Subsidiary were otherwise required to become a Guarantor or Pledgor under Section 5.10, such Subsidiary shall comply with the terms and conditions of Section 5.10 within ten (10) Business Days after the end of such ninety (90) day period); (ii) Non-Guarantor Pool Subsidiaries; and (iii) direct or indirect Subsidiaries of Separately Financed Subsidiaries or Non-Guarantor Pool Subsidiaries. On the Effective Date, the Excluded Subsidiaries are as listed on Schedule ES.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Loan Facility” has the meaning set forth in Section 2.21(a).
“Expected Separately Financed Subsidiary” has the meaning assigned to it in the definition of “Excluded Subsidiaries.”
“Extended Loans” has the meaning set forth in Section 2.21(a).
“Extended Revolving Commitments” has the meaning set forth in Section 2.21(a).
“Extending Lender” has the meaning set forth in Section 2.21(c).
“Extension” has the meaning set forth in Section 2.21(a).
“Extension Election” has the meaning set forth in Section 2.21(c).
“Extension Request” has the meaning set forth in Section 2.21(b).
“Facility” means each of the Term Facility and the Revolving Facility (and collectively, the “Facilities”).
“Facility Exposure” means, at any time, the aggregate amount of Indebtedness under the Facilities outstanding at such time (excluding Included Swap Exposure to the extent that such Included Swap Exposure does not exceed $10,000,000; provided that if such Included Swap Exposure exceeds $10,000,000, the full amount of such Included Swap Exposure shall be treated as Indebtedness for purposes of calculating such Indebtedness).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means the Fee Letter dated as of October 8, 2015 between the Administrative Agent, the Joint Lead Arrangers, Bank of America, N.A. and Darden, as such Fee Letter was assigned to and assumed by the Borrower on the Effective Date.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person, and, in the case of the Borrower, shall mean any such officer of the general partner of the Borrower.

“Fitch” means Fitch, Inc., or any successor.
“Fixed Charges” means, with respect to any Person for any period of determination, the sum of each of the following for the immediately preceding fiscal quarter multiplied by four (4): (i) consolidated interest expense (but excluding any deferred financing costs and calculated without taking into account gains or losses on early retirement of debt, debt modification charges, and prepayment premiums), (ii) dividends paid or accrued on preferred Equity Interests of such Person during such period, and (iii) all scheduled principal payments made or required to be made during such period on Indebtedness of such Person, excluding, however, balloon payments of principal due upon the stated maturity of any such Indebtedness. Fixed Charges shall also include such Person’s pro rata share of the Fixed Charges of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Funds From Operations” for any period means the consolidated net income attributable to the Company and its Subsidiaries for such period determined in conformity with GAAP, plus depreciation and amortization (excluding (i) amortization of deferred financing costs and debt discounts and (ii) gains (or losses) from sales of property) and impairment losses.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” means each Material Subsidiary, other than Excluded Subsidiaries.
“Guaranty” means the Guaranty dated as of the date hereof from the Guarantors in favor of the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit F.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that was a Lender or an Affiliate of a Lender at the time it entered into a Swap Agreement (regardless of whether such Person subsequently ceases to be a Lender or an Affiliate of a Lender).
“ICC” has the meaning assigned to such term in the definition of “UCP.”
“Included Swap Exposure” means, as of any date of determination, the mark-to-market value of any Swap Agreement provided by any Hedge Bank to the Company or any of its Subsidiaries, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements.
“Increased Amount Date” has the meaning assigned to such term in Section 2.04.

“Incremental Commitments” has the meaning assigned to such term in Section 2.04.
“Indebtedness” means, with respect to any Person as of any date of determination, (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or other similar instruments, including preferred stock which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a Change in Control or asset sale, unless such Change in Control or asset sale has occurred) or is redeemable at the option of the holder thereof, (iii) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds, keep-well agreements and similar instruments, to the extent such instruments or agreements support financial, rather than performance, obligations, (iv) all Contingent Obligations in respect of Indebtedness, (v) all Capital Lease Obligations and synthetic lease obligations, (vi) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (vii) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business) and only to the extent such obligations constitute liabilities for purposes of GAAP, (viii) all cash-settled payment obligations under any Swap Agreement in respect of which a termination event or other similar early termination event has occurred, valued based on the mark-to-market value of such agreements as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such agreements and (ix) without duplication of any sums included pursuant to clause (viii) above, all Included Swap Exposure. Indebtedness shall also include such Person’s pro rata share of the Indebtedness of each unconsolidated Joint Venture or Subsidiary in which such Person holds an interest.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.
“Indemnitee” has the meaning assigned to it in Section 9.03(b).
“Individual Issuing Bank Sublimit” means $15,000,000.
“Ineligible Person” means (a) a natural person, (b) a Defaulting Lender or (c) the Company or any of its Affiliates.
“Information” has the meaning assigned to it in Section 9.13.
“Information Memorandum” means the Confidential Information Memorandum dated October 20, 2015 relating to the Borrower and the Transactions.
“Initial Lease Documents” means those certain leases entered into on the Effective Date with the Darden Tenants pursuant to the leases substantially in the form of the Darden Lease Form.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment Grade Rating” means, with respect to any Person (other than a natural person), a credit rating of Baa3 or better from Moody’s, BBB- or better from S&P or BBB- or better from Fitch.
“Investment Grade Tenant” means a tenant that has (or the parent entity of which has) an Investment Grade Rating (provided that the credit rating of the parent entity shall qualify a tenant as an Investment Grade Tenant only if such tenant’s obligations under its lease are guaranteed by such parent entity); provided that each Darden Tenant shall be deemed to be an Investment Grade Tenant if Darden guaranties the obligations of such Darden Tenant under its lease and Darden maintains a credit rating of (i) BB+ or higher by S&P, (ii) Ba1 or higher by Moody’s or (iii) BB+ or higher by Fitch.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means, as applicable, JPMorgan Chase Bank, N.A., Bank of America, N.A. or Barclays Bank PLC, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (or another Lender, with the consent of such Lender and the Borrower), in which case the term “Issuing Bank” shall include any such Affiliate (or such Lender) with respect to Letters of Credit issued by such Affiliate (or such Lender).
“Joint Bookrunners” means J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as a joint bookrunner hereunder.

“Joint Lead Arrangers” has the meaning set forth in Section 2.11(d).
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“LC Disbursement” means a payment made by the applicable Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time, subject to the operation of Section 2.21. For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining to be drawn.
“LC Sublimit” means $45,000,000.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.04 or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank.
“Letter of Credit” means a standby letter of credit issued in dollars pursuant to Section 2.05.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that is any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement in the nature of a security interest (including any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, including schedules and exhibits hereto, and any agreements entered into in connection herewith by the Company, the Borrower or any other Loan Party with or in favor of the Administrative Agent, the Issuing Banks and/or the Lenders, including the Notes, the Guaranty, the Pledge Agreement, any amendments, modifications or supplements thereto or waivers thereof, and any other documents executed and delivered by any Loan Party in connection with the other Loan Documents, if any; provided that no Swap Agreement shall constitute a Loan Document.
“Loan Extension Amendment” has the meaning set forth in Section 2.21(d).
“Loan Parties” means the Borrower, the Company, each Guarantor and each Pledgor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights of or remedies available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) and obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding (x) $20,000,000, in the case of Recourse Indebtedness, and (y) $50,000,000, in the case of Nonrecourse Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means (a) each direct or indirect Wholly-Owned Subsidiary of the Borrower that directly or indirectly owns or leases an Eligible Unencumbered Real Property Asset, (b) each other direct or indirect Wholly-Owned Subsidiary of the Borrower that has assets that constitute more than 5% of Total Capitalization Value and (c) each Subsidiary of the Borrower that directly or indirectly owns Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value.
“Maturity Date” means the Revolving Maturity Date and/or the Term Loan Maturity Date, as the context may require.
“Maximum Unencumbered Leverage Ratio” has the meaning set forth in Section 6.12(g).
“Maximum Rate” has the meaning set forth in Section 9.15.
“Minimum Unencumbered Debt Service Coverage Ratio” has the meaning set forth in Section 6.12(h).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage Note” means a note receivable held by the Borrower or one of its Subsidiaries that is secured by a mortgage Lien on real property.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Negative Pledge” means a provision of any document, instrument or agreement (including any charter, by-laws or other organizational documents), other than this Agreement or any other Loan Document, that prohibits, restricts or limits, or purports to prohibit, restrict or limit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person; provided that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge..
“Net Operating Income” means, with respect to any Real Property Asset for any period of time, (i) the aggregate gross revenues from the operations of such Real Property Asset on a standalone basis calculated in accordance with GAAP, minus (ii) the sum of (x) all expenses and other proper charges incurred in connection with the operation of such Real Property Asset during such period (including accruals for real estate taxes and insurance, but excluding any management fees, corporate overhead allocation charges, capital expenses, debt service charges, losses to the extent covered by insurance, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP, (y) a management fee of 2.0% of the aggregate net revenues from the operations of such Real Property Asset during such period and (z) revenues from Real Property Assets leased to tenants that are in default in the payment of rent under the applicable lease for a period of sixty (60) days or more; provided that to the extent that any expenses described in clause (x) are required to be paid by the tenant under such lease, such expenses will not be subtracted (except to the extent such payment is included as rent or other revenue under clause (i) above). Net Operating Income shall also include the Net Operating Income of such Person’s pro rata share of Net Operating Income of each unconsolidated Joint Venture and Subsidiary in which such Person holds an interest.
“New Revolving Commitments” has the meaning assigned to such term in Section 2.04.
“New Revolving Loan Lender” has the meaning assigned to such term in Section 2.04.
“New Term Loan Commitments” has the meaning assigned to such term in Section 2.04.
“New Term Loan Lender” has the meaning assigned to such term in Section 2.04.
“New Term Loan” has the meaning assigned to such term in Section 2.04.
“Non-Extended Loan” has the meaning set forth in Section 2.21(a).
“Non-Extended Loan Maturity Date” has the meaning set forth in Section 2.21(b).
“Non-Extended Revolving Commitments” has the meaning set forth in Section 2.21(a).
“Non-Extension Notice Date” has the meaning set forth in Section 2.05(c).
“Non-Guarantor Pool Subsidiaries” means Subsidiaries of the Borrower as designated by the Borrower from time to time so long as the aggregate value of the assets of the Subsidiaries so designated do not exceed at any time 10% of the aggregate Property Capitalization Values of the Eligible Unencumbered Real Property Assets. On the Effective Date, the Non-Guarantor Pool Subsidiaries are listed on Schedule NGP hereto.

“Non-Investment Grade Tenant” means any tenant other than an Investment Grade Tenant.
“Nonrecourse Indebtedness” means, with respect to a Person or group of Persons, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for Nonrecourse Indebtedness Exceptions) is contractually limited to specific assets of such Persons, including Equity Interests in any such Persons, encumbered by a Lien securing such Indebtedness.
“Nonrecourse Indebtedness Exceptions” means, with respect to Indebtedness for which recourse for payment is generally limited to specific assets encumbered by a Lien securing such Indebtedness, customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other customary exceptions to nonrecourse liability.
“Note” means any promissory note delivered by the Borrower pursuant to Section 2.09(e).
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the LC Disbursements and all other obligations and liabilities (including any Included Swap Exposure) of the Borrower and the other Loan Parties to the Administrative Agent, any Lender or any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any of the Letters of Credit, any Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest (including, in each case, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Parent Companies” means, collectively, the Company and each Wholly-Owned Subsidiary thereof from time to time that directly or indirectly owns Equity Interests in the Borrower.
“Pari Passu Debt” has the meaning set forth in Section 6.01.

“Participant” has the meaning assigned to such term in Section 9.05(c).
“Participant Register” has the meaning assigned to such term in Section 9.05(c).
“Patriot Act” has the meaning assigned to such term in Section 9.16.
“Payment in Full” means the occurrence of all of the following conditions: (i) all Commitments have terminated, (ii) the principal of and interest on each Loan and all fees and other Obligations payable under the Loan Documents have been paid in full (other than indemnities and other Contingent Obligations not then due and payable and as to which no claim has been made), (iii) LC Disbursements have been reimbursed in full and (iv) all Letters of Credit have expired or terminated (other than Letters of Credit as to which the Borrower has provided cash collateral in accordance with the terms and conditions of Section 2.05(j)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“PCB” means polychlorinated biphenyl.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)    the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;
(h)    customary Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business and that do not secure Indebtedness; and

(i)    customary Liens securing assessments or charges payable to a property owner association or similar entity in the ordinary course of business, which assessments are not yet due or are being contested in compliance with Section 5.04.
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Separately Financed Subsidiary Debt” means Nonrecourse Indebtedness (i) incurred by one or more Subsidiaries, none of which own an Eligible Unencumbered Real Property Asset which, following the incurrence of such Nonrecourse Indebtedness, will be included in the determination of the Unencumbered Leverage Ratio, or any Mortgage Notes included in the definition of Eligible Unencumbered Mortgage Note Value and (ii) the incurrence of which will not cause a pro forma breach of any restriction set forth in Section 6.12(b) or (c).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system.
“Pledge Agreement” means the Pledge Agreement dated as of the date hereof from the Pledgors in favor of the Administrative Agent for the benefit of the Lenders in substantially the form of Exhibit G.
“Pledged Collateral” means the Equity Interests described in the Pledge Agreement, and all other Equity Interests and other collateral now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the Lender pursuant to the Pledge Agreement or otherwise, securing the payment and performance of the Obligations.
“Pledgors” means, collectively, the Borrower, each Guarantor and each other direct or indirect Subsidiary (other than any Excluded Subsidiary) that owns any Equity Interest in any Material Subsidiary (other than Material Subsidiaries that are Separately Financed Subsidiaries).
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective (such rate may not necessarily be the lowest rate charged to any customer).
“Property Capitalization Value” means, with respect to any Eligible Unencumbered Real Property Asset (or, if applicable, any Real Property Asset), the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate; provided that the value of any Eligible Unencumbered Real Property Asset (or Real Property Asset) that has been generating operating income for a period of less than four (4) full fiscal quarters after the date such property was acquired shall be valued at the actual cost (purchase price) of such property if greater than the Adjusted Annualized Net Operating Income of such Eligible Unencumbered Real Property Asset (or Real Property Asset) capitalized at the applicable Capitalization Rate. Notwithstanding the foregoing, the Property Capitalization Value of any Special Real Property

Asset shall be fifty percent (50%) of the otherwise applicable Property Capitalization Value and the Property Capitalization Value of any Special Real Property Asset shall be zero six (6) months after the date on which the applicable Real Property Asset first became a Special Real Property Asset, in each case, so long as such property continues to be a Special Real Property Asset.
“Public Lender” has the meaning assigned to it in Section 5.01.
“Purging Distribution” has the meaning assigned to it in Section 5.08.
“QI” has the meaning given that term in the definition of 1031 Property.
“Qualifying Ground Lease” means a ground lease that complies with each of the following: (i) such ground lease has a remaining term (including renewal options exercisable at the ground lessee’s sole option) of at least thirty-five (35) years as calculated from the date such asset is initially counted as an Eligible Unencumbered Real Property Asset for purposes this Agreement (or less if lessee has the unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price), (ii) payments under such ground lease are not past due, and (iii) such ground lease includes mortgagee protections that are consistent with the mortgagee protection requirements of institutional mortgage lenders or otherwise reasonably acceptable to the Administrative Agent.
“Real Property Asset” means a real property asset owned by the Borrower or any of its Subsidiaries or any EAT, as applicable, in fee simple or leased pursuant to a ground lease located in the United States and for retail use.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Recourse Indebtedness” means any Indebtedness that is not Nonrecourse Indebtedness.
“Recourse Obligations” has the meaning assigned to such term in Section 9.04.
“Register” has the meaning assigned to such term in Section 9.05(b).
“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of §856, et seq. of the Code or any successor provisions.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, deposit, discharge, leaching or migration.
“Required Class Approval” has the meaning specified in Section 2.21(e).
“Required Facility Lenders” means, with respect to any Facility, the holders of more than 50% of the total Term Loan Exposures or the total Revolving Commitments, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, after any termination of the Revolving Commitments, the holders of more than 50% of the total Revolving Credit Exposures); provided that, in the event any Lender shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Facility Lenders” means Lenders (excluding all Defaulting Lenders) having more than 50% of the total Term Loan Exposures or the total Revolving Commitments (or total Revolving Credit Exposures), as the case may be, outstanding under such Facility (excluding the Term Loan Exposures, Revolving Commitments and Revolving Credit Exposures, as applicable, of all Defaulting Lenders).
“Required Lenders” means, at any time, Lenders having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments at such time; provided that in the event any of the Lenders shall be a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, “Required Lenders” means Lenders (excluding all Defaulting Lenders) having Term Loan Exposures, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Term Loan Exposures, Revolving Credit Exposures and unused Commitments of such Lenders (excluding all Defaulting Lenders) at such time.
“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company, the Borrower or any their respective Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.
“Revolving Borrowing” means a Borrowing of Revolving Loans.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.04, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, in the Additional Credit Extension Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $350,000,000.
“Revolving Commitment Utilization Percentage” means, on any date, the percentage equal to a fraction (a) the numerator of which is the total Revolving Credit Exposures and (b) the denominator of which is the total Revolving Commitments.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and LC Exposure at such time.
“Revolving Facility” means the Revolving Commitments and the Revolving Loans made, and Letters of Credit issued, thereunder.
“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01(a)(i) and Section 2.03.

“Revolving Maturity Date” means November 9, 2019, subject to extension as provided in Section 2.20.
“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that, in the case of Section 2.19 when a Defaulting Lender shall exist, “Revolving Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“S&P” means Standard & Poor’s Ratings Services.
“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Indebtedness” means the portion of Total Indebtedness which is secured by a Lien on any properties or assets.
“Separately Financed Subsidiary” means each Subsidiary (or group of Subsidiaries, in the case of single financing or a series of related financings involving multiple Subsidiaries) of the Borrower that has incurred Permitted Separately Financed Subsidiary Debt.
“Solvent” when used with respect to the Loan Parties, taken as a whole, means that, as of any date of determination, (a) the fair saleable value of their assets, on a going concern basis, is in excess of the total amount of their liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of their assets, on a going concern basis, is greater than the probable liability on their existing debts as such debts mature in the ordinary course of business; (c) they are then able and expect to be able to pay their debts (including, without limitation, contingent debts and other commitments) as they mature in the ordinary course of business; and (d) they have capital sufficient to carry on their business as conducted and as proposed to be conducted.
“Special Real Property Asset” means a Real Property Asset (A) that is leased to a tenant that (i) has ceased occupancy or regular operations at such location; (ii) is in default in the payment of rent under the applicable lease, or (iii) is the subject of any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or reorganization proceeding, or (B) on which a casualty event has occurred, which individually or in the aggregate with other casualty events on such Real Property Asset, could reasonably be expected to materially affect the profitable operation of business conducted on such Real Property Asset.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified or required by context, the term “Subsidiary” refers to a Subsidiary of the Company (including the Borrower).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company, the Borrower or their respective Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means Barclays Bank PLC and Bank of America, N.A., each in its capacity as a syndication agent hereunder.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility” means the Term Loan Commitments and the Term Loans made thereunder.
“Term Loan” means a Loan made pursuant to Section 2.01(b) and Section 2.03, and includes any New Term Loans made pursuant to Section 2.04.
“Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans hereunder, including any New Term Loan Commitments. The initial amount of each Lender’s Term Loan Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Term Loan Commitments is $400,000,000.
“Term Loan Commitment Expiry Date” has the meaning assigned to such term in Section 2.01(b).
“Term Loan Exposure” means, with respect to any Term Loan Lender at any time, the outstanding principal amount of such Lender’s Term Loans.
“Term Loan Lender” means a Lender with a Term Loan Commitment or Term Loan Exposure.
“Term Loan Maturity Date” means November 9, 2020.
“Total Capitalization Value” means, with respect to any Person, the sum of (i) the Property Capitalization Value for the Real Property Assets (including any 1031 Property) of such Person (or attributable to such Person’s interest in unconsolidated Joint Ventures or Subsidiaries), (ii) cash and Cash Equivalents, (iii) the aggregate sums expended on the construction or redevelopment of improvements (including land acquisition costs) with respect to properties on which construction or redevelopment has commenced but has not yet been completed, (iv) undeveloped land, valued, in accordance with GAAP, at the lower of cost and market value, (v) such Person’s economic interest in Mortgage Notes, valued, in accordance with GAAP, at the lower of cost and market value; provided that any Mortgage Notes that are more than sixty (60) days past due, shall not be included in this clause (v), (vi) investments in publicly traded securities, valued at such Person’s book value determined in accordance with GAAP, (vii) investments in non-publicly traded securities, valued at such Person’s book value determined in accordance with GAAP and (viii) investments in non-Wholly Owned Subsidiaries and unconsolidated Joint Ventures; provided that the calculation of Total Capitalization Value shall be subject to the following limitations (each of which, for clarity, shall be determined on a consolidated basis for the Borrower and its Subsidiaries):
(a)    the value of the interests described in clauses (iii) and (iv) in excess of 10% of Total Capitalization Value shall be excluded;
(b)    the value of the interests in Mortgage Notes described in clause (v) in excess of 10% of Total Capitalization Value shall be excluded;
(c)    the value of the interests in Real Property Assets consisting of ground leaseholds in excess of 15% of Total Capitalization Value shall be excluded;
(d)    the value of the interests in Real Property Assets consisting of other than Real Property Assets that are improved with free-standing structures that are net leased income producing retail locations in excess of 10% of Total Capitalization Value shall be excluded;
(e)    the value attributable to interests in publicly traded securities and non-publicly traded securities described in clauses (vi) and (vii) in excess of 10% of Total Capitalization Value shall be excluded;
(f)    the value attributable to interests in non-Wholly Owned Subsidiaries and unconsolidated Joint Ventures described in clause (viii) in excess of 10% of Total Capitalization Value shall be excluded;
(g)    the value of the interests in Eligible 1031 Properties in excess of 5% of Total Capitalization Value shall be excluded; and

(h)    the aggregate investments of the types described in clauses (a) through (g) above, to the extent not already excluded by such clauses, in excess of 25% of Total Capitalization Value shall be excluded.
“Total Leverage Ratio” means the ratio of Total Indebtedness to Consolidated Capitalization Value
“Total Indebtedness” means, without duplication, all Indebtedness of the Company and its Subsidiaries (excluding Included Swap Exposure to the extent that such Included Swap Exposure does not exceed $10,000,000; provided that if such Included Swap Exposure exceeds $10,000,000, the full amount of such Included Swap Exposure shall be treated as Indebtedness for purposes of calculating Total Indebtedness).
“Total Secured Recourse Indebtedness” means Indebtedness (other than the Obligations) that is (i) secured by a Lien on any assets of the Company or any of its Subsidiaries and (ii) is not Nonrecourse Indebtedness.
“Transaction Documents” means, collectively, the Loan Documents and the Asset Transfer Documents.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof, the Asset Transfer and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance.
“Unencumbered Leverage Ratio” means the ratio of the Borrowing Base Debt to the Property Capitalization Values of the aggregate Eligible Unencumbered Real Property Assets.
“Unhedged Floating Rate Debt” means Indebtedness (including the Obligations) at a floating rate of interest of the Company and its Subsidiaries that is not subject to an interest rate hedging arrangement reasonably satisfactory to the Administrative Agent.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).
“US Treasury Security” means any marketable obligations which mature within thirty (30) years after the relevant date of calculation with respect to any such marketable obligations, issued by the United States Treasury Department.
“Weighted Average Term” means, when applied to the leases of any group of Real Property Assets, at any date, the amount that is the sum of Individual Weighted Average Terms of all leases in such group. “Individual Weighted Average Term” for any such lease shall be the product of (1) the remaining lease term of such lease and (2) the quotient of the annual rent amount under such lease divided by the aggregate annual rent amount of all leases in the applicable group of leases.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of which all of the outstanding voting Equity Interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under

Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any of its Subsidiaries at “fair value”, as defined therein.
ARTICLE II
The Credits
Section 2.01. Commitments.
(a)    (i) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower from time to time in dollars during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments.
(ii)    Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(b)    Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make a Term Loan (other than New Term Loans) to the Borrower in dollars in a single Borrowing on the Effective Date in the principal amount requested by the Borrower in accordance with Section 2.03 (not to exceed such Lender’s Term Loan Commitment). The Term Loan Commitments of the Lenders to make the Term Loans (other than the New Term Loan Commitments, which shall be governed by Section 2.04) shall expire on the earlier of (a) the date specified in Section 4.01 in the event that the conditions set forth in Section 4.01 are not satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. New York City time on such date, or (b) the date of the Borrowings of Term Loans (but immediately after giving effect to such Borrowings) (the “Term Loan Commitment Expiry Date”). Any portion of the Term Loans that is repaid may not be reborrowed.
Section 2.02. Loans and Borrowings.
(a)    Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders with a Revolving Commitment ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.13, each Borrowing of any Class shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total

Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding, which may be increased by the Administrative Agent in its sole discretion in connection with any Incremental Commitments.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date.
Section 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York Time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing (including any ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e)), not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic communication to the Administrative Agent of a written Borrowing Request and signed by an Authorized Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing, and whether such Borrowing is a Revolving Borrowing or a Term Loan Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and account number to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one (1) month. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04. Incremental Facilities. On one or more occasions at any time after the Effective Date, the Borrower may by written notice to the Administrative Agent elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, together with the New Revolving Commitments, the “Incremental Commitments”), by up to an aggregate amount not to exceed $250,000,000 for all Incremental Commitments. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that such Incremental

Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as the Administrative Agent may agree). The Administrative Agent and/or its Affiliates shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange a syndicate of Lenders or other Persons that are Eligible Assignees willing to hold the requested Incremental Commitments; provided that (x) any Incremental Commitments on any Increased Amount Date shall be in an aggregate amount that is an integral multiple of $5,000,000 and not less than $25,000,000, (y) any Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide an Incremental Commitment and if any Lender so approached fails to respond, such Lender shall be deemed to have declined to provide such Incremental Commitments, and (z) any Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to whom any portion of such Incremental Commitment shall be allocated shall be subject to the approval of the Borrower and the Administrative Agent (such approval not to be unreasonably withheld or delayed), and, in the case of a New Revolving Commitment, each of the Issuing Banks (each of which approvals shall not be unreasonably withheld or delayed), unless such New Revolving Loan Lender or New Term Loan Lender is an existing Lender, an Affiliate of an existing Lender or an Approved Fund.
Except as set forth in this Section 2.04, the terms and provisions of any New Revolving Commitments shall be identical to the existing Revolving Commitments. The terms and provisions of any New Term Loan Commitments and any New Term Loans shall (a) provide that the maturity date of any New Term Loan that is a separate tranche shall be no earlier than the Term Loan Maturity Date and shall not have any scheduled amortization payments, (b) share ratably in any prepayments of the existing Term Facility, unless the Borrower and the New Term Loan Lenders in respect of such New Term Loans elect lesser payments and (c) except as set forth in this Section 2.04, otherwise be identical to the existing Term Loans or reasonably acceptable to the Administrative Agent.
The effectiveness of any Incremental Commitments and the availability of any borrowings under any such Incremental Commitment shall be subject to the satisfaction of the following conditions precedent: (x) after giving pro forma effect to such Incremental Commitments and, in the case of a New Term Loan Commitment, the borrowings and the use of proceeds thereof, (i) no Default or Event of Default shall exist as of the effective date of such an increase and after giving effect thereto and (ii) as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01, the Borrower would have been in pro forma compliance with the financial covenants set forth in Section 6.12; (y) the representations and warranties made or deemed made in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such Incremental Commitments except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; and (z) the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Commitments and (B) all corporate, partnership, member, or other necessary action taken by each Guarantor authorizing the Guaranty by such Guarantor of such Incremental Commitments; (ii) if requested by the Administrative Agent, a customary opinion of counsel to the Borrower and the Guarantors (which may be in substantially the same form as delivered on the Effective Date and may be delivered by internal counsel of the Borrower), and addressed to the Administrative Agent and the Lenders, and (iii) if requested by any Lender, new notes executed by the Borrower, payable to any new Lender, and replacement notes executed by the Borrower, payable to any existing Lenders; provided that such Lender shall promptly return any existing Notes held by such Lender to the Borrower (or, if lost, destroyed or mutilated, if requested by the Borrower, a lost note affidavit including a customary indemnity).
On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by such existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment, and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to its New Revolving Commitment and all matters relating thereto.
On any Increased Amount Date on which any New Term Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment, and (ii) each New Term Loan Lender shall become a Lender hereunder with respect to the New Term Loan Commitment and the New Term Loans made pursuant thereto.
The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Loan Lenders or the New Term Loan Commitments and the New Term Loan Lenders, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.
The upfront fees payable to the New Revolving Loan Lenders and/or New Term Loan Lenders shall be determined by the Borrower and the applicable New Revolving Loan Lenders and/or New Term Loan Lenders.
The Incremental Commitments shall be effected pursuant to one or more Additional Credit Extension Amendments executed and delivered by the Borrower, the New Revolving Loan Lender or New Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register. Each Additional Credit Extension Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as are consistent with this Section 2.04 and may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.04.
Section 2.05. Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request, as the applicant thereof, and each Issuing Bank agrees, subject to the terms and conditions set forth in this Agreement, to issue, Letters of Credit denominated in dollars for the support of its or its

Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided that the aggregate LC Exposure of all Issuing Banks shall not at any time exceed the LC Sublimit; provided, further, that the aggregate LC Exposure of any Issuing Bank (including any Affiliates thereof) shall not at any time exceed the Individual Issuing Bank Sublimit; provided, further, that the Borrower shall alternate the selection of the applicable Issuing Bank based on the number and size of the Letters of Credit requested by the Borrower in order for each Issuing Bank to be selected for the issuance of Letters of Credit on an equivalent basis. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement (including, without limitation, any inconsistency resulting from more burdensome covenants or events of default contained therein) submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and no Issuing Bank shall issue, any Letter of Credit the proceeds of which would be made to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory, that at the time of such funding is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Letters of Credit shall be issued in minimum amounts of $100,000 (or such lesser amount agreed to by the applicable Issuing Bank in its sole discretion).
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank which is being requested to issue (or issued, in the case of an amendment, renewal or extension) the Letter of Credit and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the amount of the LC Exposure of such Issuing Bank shall not exceed the Individual Issuing Bank Sublimit and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments, excluding the Revolving Credit Exposure and Revolving Commitment of any Lender that is not participating by operation of Section 2.21. The Borrower shall pay any customary documentary and processing charges payable to the applicable Issuing Bank in accordance with such Issuing Bank’s standard schedule for such charges with respect to the issuance, amendment, cancellation, negotiation or transfer of each Letter of Credit and each drawing made thereunder.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank that issued such Letter of Credit to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) the date that is thirty (30) days prior to the Maturity Date of the Revolving Facility (unless fully cash collateralized in a manner satisfactory to the Administrative Agent in compliance with the terms and conditions of Section 2.05(j) and such Issuing Bank not less than thirty (30) days prior to the then-current Maturity Date of the Revolving Facility); provided that any Letter of Credit with a one (1)-year term may provide for the automatic renewal thereof for additional one (1)-year periods (which shall in no event extend beyond the date referred to in clause (ii) above) so long as such Letter of Credit permits such Issuing Bank to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice of non-renewal to the beneficiary thereof not later than thirty (30) days prior to the then-applicable expiration date of such Letter of Credit (the “Non-Extension Notice Date”). Once an automatic renewal Letter of Credit has been issued, the other Revolving Lenders shall be deemed to have authorized Issuing Bank that issued such Letter of Credit to permit the extension of such Letter of Credit at any time to an expiry date not later than the date referred to in clause (ii) above; provided that such Issuing Bank shall not permit any such extension if it has received written notice on or before the day that is five (5) Business Days before the Non-Extension Notice Date from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing directing the Issuing Bank not to permit such extension.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issued such Letter of Credit or the Lenders, but subject to Section 2.21(b)(xi), such Issuing Bank hereby grants to each other Revolving Lender (in the case of the Letter of Credit), and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank that issued such Letter of Credit, such Lender’s applicable Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank that issued a Letter of Credit shall make any LC Disbursement in respect of such Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent such LC Disbursement in dollars not later than 12:00 noon, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender (other than the Issuing Bank that issued such Letter of Credit) of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of such Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from such Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank that issued a Letter of Credit or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank that issued a Letter of Credit for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank that issued a Letter of Credit under such Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank that issued a Letter of Credit, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit issued by such Issuing Bank comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank that issued a Letter of Credit (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit issued by an Issuing Bank, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to the Borrower, and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Bank that issued such Letter of Credit or amendment thereto. The Borrower shall conclusively be deemed to have waived any such claim against the Issuing Bank that issued such Letter of Credit or amendment thereto and such Issuing Bank’s correspondents unless such notice is given by the Borrower as aforesaid.
(g)    Disbursement Procedures. The Issuing Bank issuing a Letter of Credit shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic communication) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank that issued a Letter of Credit shall make any LC Disbursement under such Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.
(i)    Replacement of the Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor as well as the previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Facility Lenders under the Revolving Facility (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 102% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative

Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse an Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount shall be returned to the Borrower (to the extent not applied as aforesaid) within three (3) Business Days after all Events of Default have been cured or waived.
(k)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed in writing by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights or remedies against the Borrower shall be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of any jurisdiction whether the applicable Issuing Bank or the applicable beneficiary is located, the practice stated in the ISP or the UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
Section 2.06. Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the case of Loans, by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds (x) to an account of the Borrower maintained with the Administrative Agent in New York City or such other account as is designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank that issued the relevant Letter of Credit.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.07. Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or irrevocable written notice by hand delivery, telecopy or electronic communication to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of the Borrower, in each case, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic communication to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by an Authorized Officer of the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to the next sentence, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Facility Lenders under the applicable Facility, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under such Facility may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08. Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and (b) the Term Loan Commitments (other than New Term Loan Commitments) shall terminate on the Term Loan Commitment Expiry Date as provided in Section 2.01(b).
(b)    The Borrower may at any time terminate in full, or from time to time reduce, the Commitments under a particular Facility; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof; provided that if any Revolving Loan is to be terminated or reduced, the Borrower shall comply with Section 2.10(c). Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that if such a notice of termination of the Revolving Commitments delivered by the Borrower expressly states that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a particular Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.
Section 2.09. Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date, and (ii) to the Administrative Agent for the account of each Term Loan Lender, the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by one or more promissory notes in substantially the forms of Exhibit D-1 or Exhibit D-2 hereto, as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note(s) and interest thereon shall at all times (including after assignment pursuant to Section 9.05), unless such assignee elects not to receive a Note (in which case such assignor shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form, be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Upon request of the Borrower, promptly following Payment in Full, each Lender shall return to the Borrower any Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.
Section 2.10. Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with paragraph (c) of this Section.
(b)    If at any time, the sum of the aggregate principal amount of the Revolving Credit Exposures exceeds the aggregate Revolving Commitments, the Borrower shall in each case within three (3) Business Days following the written demand of the Administrative Agent therefor at the Borrower’s option repay Borrowings or cash collateralize the LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the sum of the aggregate principal amount of the Revolving Credit Exposures to be less than or equal to the aggregate Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or electronic communication) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time on the date of prepayment (or such shorter times as the Administrative Agent may agree in its sole discretion). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the applicable Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and all amounts, if any, payable pursuant to Section 2.15. Any portion of the Term Loan that is prepaid may not be reborrowed.
Section 2.11. Fees.
(a)    From the Effective Date until the last day of the Availability Period, the Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Revolving Lender, a commitment fee, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Revolving Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of three hundred and sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to such Revolving Lender’s participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank its standard fees with respect to the issuance, amendment, renewal, cancellation, negotiation, transfer or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to each Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand. All participation fees shall be computed on the basis of a year of three hundred and sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees in respect of Letters of Credit shall be paid in dollars.
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by and between the Borrower and the Administrative Agent.
(d)    The Borrower agrees to pay on the Effective Date to each of J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Joint Lead Arrangers”), for their own accounts, arrangement fees payable in the amounts separately agreed upon by and among the Borrower and the Joint Lead Arrangers.
(e)    The Borrower agrees to pay to the Administrative Agent on the Effective Date, for the pro rata account of each Lender, an up-front fee, in an amount specified in the Fee Letter.

(f)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it pursuant to Section 2.11(b), or to the Joint Lead Arrangers, in the case of fees payable to them pursuant to Section 2.11(d)) for distribution, in the case of participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.12. Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of three hundred and sixty (360) days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the Federal Funds Effective Rate shall be computed on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty-six (366) days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Facility Lenders under a particular Facility that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing under such Facility for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing under such Facility to, or continuation of any Borrowing under such Facility as, a Eurodollar Borrowing shall be ineffective and, unless repaid, such Borrowing shall be made as an ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing in dollars, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Class of Borrowings, then the other Class of Borrowings shall be permitted.
Section 2.14. Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Notwithstanding the foregoing, no Lender shall submit a claim for compensation under paragraph (a) or (b) of this Section unless the making of such claim is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than two hundred and seventy (270) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two hundred and seventy (270)-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert into, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of (x) the operation of Section 2.04 or (y) a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (excluding any lost profit or loss of margin or Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the Adjusted LIBO Rate determined as of the date of such event, for dollar deposits of a comparable amount and period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.16. Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any

Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. The Loan Parties shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    if the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the

Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund of any Taxes for or on behalf of, the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    Defined Terms. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) dollars, and (ii) to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to any Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
Section 2.18. Mitigation Obligations; Replacement of Lenders.

(a)    If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (w) any Lender requests compensation under Section 2.14, or (x) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (y) any Lender becomes Defaulting Lender, or (z) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.19. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Commitments, Term Loan Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Facility Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that (i) such Defaulting Lender’s Commitments may not be increased or extended without its consent and (ii) the principal amount of, or interest or fees payable on, Loans may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent;
(c)    if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Percentages but only to the extent that (x) the sum of all such non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within five (5) days following notice by the Administrative Agent cash collateralize for the benefit of each relevant Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding; provided that the Borrower shall be permitted to make a Borrowing of Revolving Loans in order to post all or any portion of such cash collateral;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Percentages; and
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized.
If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Lender is a Defaulting Lender, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Borrower, satisfactory to such Issuing Bank in its sole discretion, as the case may be, to defease all risk to it in respect of such Lender.
In the event that the Administrative Agent, the Borrower, and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s

Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage.
Section 2.20. Extension of Revolving Maturity Date. The Borrower shall have two (2) options (which shall be binding on the Revolving Lenders), exercisable by written notice to the Administrative Agent (which shall promptly notify each of the Lenders) given no more than ninety (90) days nor less than thirty (30) days prior to the then-current Revolving Maturity Date, in each case, to extend the Revolving Maturity Date for a period of six (6) months. Upon delivery of such notice, the Revolving Maturity Date shall be extended for six (6) months so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing as of the effective date of such extension and after giving effect thereto; (ii) the representations and warranties made or deemed made in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date); (iii) each Guarantor shall have provided to the Administrative Agent an affirmation and consent to such extension, in form and substance reasonably acceptable to the Administrative Agent; (iv) the Borrower shall have paid an extension fee equal to 0.075% of the aggregate amount of the then outstanding Revolving Commitments (to the Administrative Agent for the ratable benefit of the Revolving Lenders); and (v) the Borrower shall have paid all other outstanding fees, expenses and other amounts which are due and payable pursuant to this Agreement.
Section 2.21. Amending and Extending Classes within the Facilities. (a) The Borrower may at any time and from time to time request that all or any portion of the Term Loans, the Revolving Loans or the Revolving Commitments (each, an “Existing Loan Facility”) be modified to extend the scheduled Maturity Date(s) (or, in the case of the Revolving Commitments, the Availability Period) with respect to all or a portion of any principal amount of such Term Loans, Revolving Loans or Revolving Commitments, as applicable, and to otherwise modify the terms of such Term Loans, Revolving Loans or Revolving Commitments to the extent not prohibited in this Section 2.21 or in Section 9.02(b) and to provide for other terms consistent with this Section 2.21 (an “Extension”). Any such Term Loans or Revolving Loans which have been so amended, being “Extended Loans”; any such Revolving Commitments which have been so amended, being “Extended Revolving Commitments”; any Term Loans or Revolving Loans that are not Extended Loans, being “Non-Extended Loans”, any Revolving Commitments that are not Extended Revolving Commitments, being “Non-Extended Revolving Commitments”. Any such request shall be made on a pro rata basis and on the same terms to each applicable Revolving Lender or Term Loan Lender that holds an interest in the applicable Existing Loan Facility, and shall be subject to the terms and conditions set forth in this Section 2.21.
(b)    In order to make such request, the Borrower shall deliver a notice to the Administrative Agent (and the Administrative Agent shall deliver a copy of such notice to each of the Lenders under the applicable Existing Loan Facility) (an “Extension Request”) setting forth the proposed date(s) to which the scheduled Maturity Date(s) or the scheduled Availability Period(s), as applicable, with respect to all or a portion of any principal amount of such Term Loans, Revolving Loans or Revolving Commitments, as applicable, in the Existing Loan Facility would be extended, and the proposed terms of the Extended Loans or Extended Revolving Commitments to be established; provided that:

(i)    Each Extension shall become effective only with respect to the Loans and Commitments of those Lenders that accept an Extension Request and only if the Required Facility Lenders of the applicable Facility for which such Extension has been requested have approved the applicable Extension Request;
(ii)    No Extension Request with respect to the Revolving Facility may be delivered unless the Borrower shall have first exercised and satisfied (as determined by the Administrative Agent) all of the conditions precedent to the effectiveness of all available extension options in respect of the Revolving Maturity Date pursuant to, and in accordance with, Section 2.20;
(iii)    None of the Maturity Dates of the Non-Extended Loans or Non-Extended Revolving Commitments shall be extended, and none of the other terms of any of the Non-Extended Loans or Non-Extended Revolving Commitments may be modified in violation of the terms of this Agreement, as a result of such Extension;
(iv)    The interest rate margins and unused commitment fees with respect to the Extended Loans or Extended Revolving Commitments may be different than the interest margins and unused commitment fees for the Term Loans, Revolving Loans or Revolving Commitments, as applicable, of such Existing Loan Facility, and extension fees may be paid to the Extending Lenders, in each case, to the extent provided in the applicable Loan Extension Amendment;
(v)    The Loan Extension Amendment may provide for amortization solely to the extent that such amortization shall apply solely to any period after all of the Non-Extended Loans have been paid in full and all of the Non-Extended Revolving Commitments have been terminated;
(vi)    The Loan Extension Amendment may provide for other covenants and other terms (including additional mandatory prepayments) only to the extent that such terms apply solely to any period after all of the Non-Extended Loans have been paid in full and all of the Non-Extended Revolving Commitments have been terminated;
(vii)    No Extended Loans that are Term Loans may be optionally prepaid prior to the date on which all of the Non-Extended Loans that are Term Loans are repaid in full unless such optional prepayment is accompanied by a pro rata optional prepayment of the Non-Extended Loans that are Term Loans;
(viii)    Such Extension shall not result in any extension of the date on which the commitments of the Issuing Banks to provide Letters of Credit expires or the date on which the Borrower is obligated to cash collateralize any Letters of Credit that remain outstanding without the prior written consent of each affected Issuing Bank;
(ix)    The borrowing of Loans with respect to Revolving Commitments after the applicable Extension shall continue to be made on a pro rata basis in accordance with the respective Revolving Commitments of the Revolving Lenders, until the termination date of the Non-Extended Revolving Commitments, and thereafter shall be made on a pro rata basis in accordance with the respective Revolving Commitments of the Revolving Lenders that have Extended Revolving Commitments, until the termination date of the Extended Revolving Commitments;

(x)    Except for (A) payments of interest and fees at different rates on Extended Revolving Commitments and Non-Extended Revolving Commitments (and related Borrowings), and (B) repayments required upon the Maturity Date of the Non-Extended Revolving Commitments), subject to Section 2.21(f), payments upon the Loans after the applicable Extension date shall continue to be made and applied on a pro rata basis and subject to the terms in Section 2.17;
(xi)    All Letters of Credit shall continue to be participated after such Extension on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments subject to the express terms herein; provided that no Lender that has a Non-Extended Revolving Commitment shall participate in the LC Exposure under any Letter of Credit that has an expiration date beyond the maturity date of such Non-Extended Revolving Commitment;
(xii)    The permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments;
(xiii)    Assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans; and
(xiv)    At no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and Non-Extended Revolving Commitments) which have more than two (2) different maturity dates.
Any Extended Loans consisting of Term Loans or Revolving Loans and/or any Extended Revolving Commitments resulting from any Loan Extension Amendment shall be designated a separate Class of Term Loans or Revolving Loans, as applicable, or Revolving Commitments, as the case may be, for all purposes of this Agreement. The Maturity Date that is applicable to any Class of Non-Extended Loan hereunder is referred to herein as the “Non-Extended Loan Maturity Date” for such Class.
(c)    The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Loan Facility are requested to respond. It shall be a condition precedent to the effectiveness of any Extension that no Default or Event of Default shall exist on the date of the Extension Request and on the date on which the Extension becomes effective. No Extension Request is required to be in any minimum amount or increment; provided that the Borrower may specify as a condition to consummating any such Extension that a minimum amount (to be specified in the applicable Extension Request) of Term Loans, Revolving Loans or Revolving Commitments be extended or modified (subject to waiver by the Borrower in its sole discretion). No Lender shall have any obligation to agree to have any of its Term Loans, Revolving Loans or Revolving Commitments, as applicable, of any Existing Loan Facility modified into Extended Loans or Extended Revolving Commitments pursuant to any Extension Request. Any Lender (an “Extending Lender”) wishing in its sole and individual discretion to have all or any portion of its Term Loans, Revolving Loans or Revolving Commitments, as applicable, under the Existing Loan Facility subject to such Extension Request modified into Extended Loans or Extended Revolving Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Loans or Revolving Commitments, as applicable, under the Existing Loan Facility which it consents to be modified into Extended Loans or Extended Revolving Commitments. In the event that the aggregate amount of Term Loans, Revolving Loans and

Revolving Commitments under the Existing Loan Facility subject to Extension Elections delivered by Lenders exceeds the amount of Extended Loans or Extended Revolving Commitments requested pursuant to the Extension Request, Term Loans, Revolving Loans and Revolving Commitments subject to Extension Elections shall be modified to Extended Loans or Extended Revolving Commitments on a pro rata basis based on the amount of Term Loans, Revolving Loans and Revolving Commitments, as applicable, included in such Extension Election.
(d)    Each Class of Extended Loans and Extended Revolving Commitments shall be established pursuant to an amendment (a “Loan Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender providing an Extended Loan or Extended Revolving Commitment thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender, except with respect to amendments for which the consent of each Lender affected thereby, all Lenders or the Required Lenders is required and have not been obtained) and which may include such ministerial amendments to this Agreement as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower. Each Loan Extension Amendment shall be binding on the Lenders, the other parties hereto and the Guarantors. In connection with any Loan Extension Amendment, the Borrower shall deliver a reaffirmation of the Guaranty from each Guarantor and such resolutions, certificates, opinions of counsel and other documents in connection therewith as may be reasonably requested by the Administrative Agent.
(e)    Notwithstanding any other provision of this Agreement, in the case any amendment to or waiver of any of the terms of this Agreement would affect only the rights or duties of a specific Class of Extended Loans or Non-Extended Loans or Extended Revolving Commitments or Non-Extended Revolving Commitments, or would adversely affects the rights of a specific Class of Extended Loans or Non-Extended Loans or Extended Revolving Commitments or Non-Extended Revolving Commitments in a manner that is different than such amendment or waiver would affect any other specific Class of Extended Loans or Non-Extended Loans or Extended Revolving Commitments or Non-Extended Revolving Commitments, then, subject to the rights of each affected Lender with respect to any amendment or waiver provided for in Section 9.02(b), such amendment or waiver shall not be effective unless it shall have received the prior written approval of a majority in interest of the Lenders holding more than fifty percent (50%) of the Term Exposures or total Revolving Commitments of such specific Class of affected Extended Loans, Non-Extended Loans, Extended Revolving Commitments or Non-Extended Revolving Commitments (the approval, with respect to such Class, of such portion of the applicable Lenders is referred to herein as the “Required Class Approval”).
(f)    Notwithstanding any other provision of this Agreement, if the Borrower shall fail to pay any portion of any principal on any Class of Non-Extended Loan on the applicable Non-Extended Loan Maturity Date for such Class (such failure, a “Class Maturity Default”), then (i) no forbearance with respect to such Class Maturity Default may be granted, and no waiver of any Default or Event of Default resulting from such Class Maturity Default may be granted, unless, in each case, the Required Class Approval from the holders of interests in such Class shall have been obtained, and (ii) during the continuance of any such Class Maturity Default, unless all Loans, LC Disbursements and other Obligations then outstanding shall have been declared due and payable or otherwise have become due and payable, all sums received by the Administrative Agent or any Lender in connection with any enforcement of any of the Loan Documents shall be applied in the order of priority set forth in Article VII, except that no sums shall be payable to the holders of any Class other than the Class with respect to which such Class Maturity Default has occurred unless and until all amounts that are due and payable to the holders of the Class with respect to which such Class Maturity Default has occurred, and all amounts required to be retained by the Administrative Agent on account of any portion of the Letters of Credit that are outstanding that have been issued pursuant to the Class of Non-Extended Revolving Commitments with respect to which such Class Maturity Default has occurred, have been paid in full in cash.
ARTICLE III
Representations and Warranties
The Borrower (and solely to the extent such representations and warranties relate to the Company, the Company) represents and warrants to the Lenders that:
Section 3.01. Organization; Powers. Each of the Company, the Borrower and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted, except for the failure to be in good standing of any Subsidiary of the Borrower that is not a Loan Party, where such failure could not reasonably be expected to , individually or in the aggregate, result in a Material Adverse Effect and (b) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
Section 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Agreement and the other Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter or any order, judgment or decree of any Governmental Authority, by-laws or other organizational documents of the Company, the Borrower or any of their respective Subsidiaries, (c) will not violate or result in a default under any material indenture, loan agreement, credit agreement, promissory note, letter of credit or other agreement binding upon the Company, the Borrower or any of their respective Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of their respective Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of their Subsidiaries (other than Liens created under the Loan Documents).
Section 3.04. Financial Condition; No Material Adverse Change.
(a)    The Borrower has heretofore furnished to the Lenders the unaudited pro forma consolidated balance sheet as of June 30, 2015 and unaudited pro forma statements of income of the Company and its Subsidiaries as of and for the six (6) months ended June 30, 2015 and for the fiscal year ended December 31, 2014, certified by an Authorized Officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with the requirements of the SEC, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    Since December 31, 2014, no event, development or circumstance has occurred which has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 3.05. Properties.
(a)    After giving effect to the Transactions, each of the Company, the Borrower and their respective Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including all Eligible Unencumbered Real Property Assets), except for Permitted Encumbrances, Liens permitted by Section 6.02, or minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Real Property Assets included as Eligible Unencumbered Real Property Asset for purposes of this Agreement satisfies the requirements for an Eligible Unencumbered Real Property Asset set forth in the definition thereof. As of the Effective Date, the Compliance Certificate delivered as of such date sets forth a list of (i) each Eligible Unencumbered Real Property Asset and whether such Eligible Unencumbered Real Property Asset is subject to a Qualifying Ground Lease and (ii) any Mortgage Notes included in Eligible Unencumbered Mortgage Note Value.
(b)    After giving effect to the Transactions, each of the Company, the Borrower and their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company, the Borrower and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.06. Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or the Borrower, threatened in writing against the Company, the Borrower or any of their respective Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions. As of the date of this Agreement, the Company, the Borrower and their respective Subsidiaries have no material Contingent Obligations that are not disclosed in the financial statements referred to in Section 3.04.
(b)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, the Borrower or any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability.
(c)    After giving effect to the Transactions, with respect to any Eligible Unencumbered Real Property Asset, (i) there are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to such Real Property Asset, except for such Environmental Approvals the absence of which would not have a Material Adverse Effect, (ii) the Company, the Borrower and each applicable Subsidiary is in compliance (and will be in pro forma compliance) in all material respects with the terms and conditions of all such Environmental Approvals, and with all other Environmental Laws or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

(d)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there are no Environmental Claims or investigations pending or threatened by any Governmental Authority with respect to any alleged failure by the Company, the Borrower or any applicable Subsidiary or lessee to have any Environmental Approval required in connection with the conduct of business on such Real Property Asset, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Hazardous Material generated by the Company, the Borrower or any applicable Subsidiary or any lessee on such Real Property Asset.
(e)    No Hazardous Material has been Released at any Real Property Asset to an extent that, individually or in the aggregate with Releases in other Real Property Assets, could reasonably be expected to have a Material Adverse Effect.
(f)    No PCB (in amounts or concentrations which exceed those set by applicable Environmental Laws) is present at any Real Property Asset to an extent that, individually or in the aggregate with PCB present in other Real Property Assets, could reasonably be expected to have a Material Adverse Effect.
(g)    No friable asbestos is present at any Real Property Asset to an extent that, individually or in the aggregate with friable asbestos present in other Real Property Assets, could reasonably be expected to have a Material Adverse Effect.
(h)    There are no underground storage tanks for Hazardous Material, active or abandoned, at such Real Property Asset that could reasonably be expected to have a Material Adverse Effect.
(i)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Environmental Claims have been filed with a Governmental Authority with respect to such Real Property Asset, and such Real Property Asset is not listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.
Section 3.07. Compliance with Laws and Agreements. Each of the Company, the Borrower and their respective Subsidiaries is in compliance (and, after giving effect to the Transactions, will be in pro forma compliance) with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. On the Effective Date, both before and after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions.
Section 3.08. Investment Company Status. None of the Company, the Borrower or any of their respective Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
Section 3.09. Taxes. Each of the Company, the Borrower and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 3.10. ERISA. As of the Effective Date, none of the Company, the Borrower or any of their respective Subsidiaries or any of their respective ERISA Affiliates (i) maintains, contributes to or has any obligation with respect to, or during the preceding five (5) plan years has maintained, contributed to or had any obligation with respect to, any Plan or (ii) has any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA with respect to any Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
Section 3.11. Disclosure. All written information of a factual nature other than projections, other forward-looking information and information of a general economic or industry specific nature provided by the Company and the Borrower to the Administrative Agent or any Lender, when taken as a whole, is complete and correct in all material respects under the circumstances under which they are furnished. Neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other information of a factual nature furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other written information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, each of the Company and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that actual results may vary materially from the projections).
Section 3.12. Anti-Corruption Laws and Sanctions. Each of the Company, the Borrower and their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, the Borrower, their respective Subsidiaries and their respective officers and employees and to the knowledge of the Company or the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company, the Borrower or any of their respective Subsidiaries being designated as a Sanctioned Person. None of (a) the Company, the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, the Borrower, any agent of the Company or the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
Section 3.13. Federal Reserve Board Regulations; Use of Proceeds. None of the Company or any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purposes of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such term under regulation U of the Board. No part of the proceeds of the Loans will be used for “purchasing” or “carrying” “Margin Stock” or to extend credit to others for the purpose of purchasing or carrying Margin Stock as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of, any applicable laws or regulations of any Governmental Authority (including, without limitation, the regulations of the Board). None of the proceeds of any of the Loans has been or will be used for, and no Letter of Credit has been or will be issued to support, any purpose not expressly permitted pursuant to Section 5.08.
Section 3.14. Subsidiaries. As of the Effective Date, (a) Schedule 3.14 (x) sets forth the name and jurisdiction of incorporation or organization of each Subsidiary and each Joint Venture of each of the Company, the Borrower and their respective Subsidiaries, (y) specifies (A) which such Subsidiaries are Excluded Subsidiaries (and which type of Excluded Subsidiary), (B) which such Subsidiaries are Material Subsidiaries, (C) which such Subsidiaries are Guarantors and (z) describes in detail the nature, amount and ownership of all of the issued and outstanding Equity Interests of such Subsidiary and (b) except as disclosed on Schedule 3.14, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned by the Company, the Borrower or any of their respective Subsidiaries, in any Subsidiary or Joint Venture.
Section 3.15. Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.
Section 3.16. REIT Status. The Company (i) commencing with its taxable year beginning January 1, 2016, will elect to be treated as a REIT and will operate in a manner to qualify as a REIT and (ii) to the extent that the Company is a REIT, it has not revoked its election to be a REIT.
Section 3.17. Insurance. The Company, the Borrower and their respective Subsidiaries (a) keep and maintain all property material to the conduct of its business in good working order and condition, except for ordinary wear and tear and casualty and condemnation events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies (or through self-insurance provisions), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 3.18. Intellectual Property. Each of the Company, the Borrower and their respective Subsidiaries has the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the conduct of its business and operations, without any conflict with the rights of others. There is no violation by any Person of any right of the Company, the Borrower or any of their respective Subsidiaries with respect to any license, patent, copyright, service mark, trademark, trade name or other right used by the Company, the Borrower or any of their respective Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, none of the Company or any of its Subsidiaries own any registered patents, copyrights or trademarks, or applications therefor.
Section 3.19. Collateral. The respective Liens and security interests granted to the Administrative Agent (for the benefit of the Lenders) in the Pledged Collateral pursuant to the Pledge Agreement constitute a valid first priority security interest. The security interest granted to Administrative Agent (for the benefit of the Lenders) pursuant to the Pledge Agreement has been perfected (i) with respect to any Pledged Collateral that can be perfected by filing, upon the filing of financing statements in the appropriate Governmental Authority, and (ii) with respect to any Pledged Collateral that can only be perfected by possession, upon Lenders receiving possession thereof, and in each case such security interest will be, as to such Pledged Collateral perfected under applicable law or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien of any type, assignment or otherwise, except Permitted Encumbrances. Upon the filing of a UCC financing statement that describes the Pledged Collateral and names the applicable Pledgor as debtor and the Administrative Agent as secured party in the jurisdiction of organization of each Pledgor, all such action as is necessary to establish and perfect Lenders’ rights in and to existing Pledged Collateral has been taken (or will be taken immediately following the consummation of the Asset Transfer) to the extent Lenders’ security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. The Borrower has properly delivered or caused to be delivered (or immediately following the consummation of the Asset Transfer, will deliver or cause to be delivered), and the Company and the Borrower have caused each other Pledgor to properly deliver or cause to be delivered (or immediately following the consummation of the Asset Transfer, will cause each other Pledgor to deliver or cause to be delivered), to the Administrative Agent all Pledged Collateral under the Pledge Agreement that permits perfection of the Lien and security interest described above by possession.
Section 3.20. Labor Matters. As of the Effective Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company, the Borrower or any of their respective Subsidiaries. There are no strikes, lockouts, slowdowns or other material labor disputes against the Company or the Borrower pending or, to the knowledge of the Company or the Borrower, threatened, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of each of the Company, the Borrower and any of their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company, the Borrower and any of their respective Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company, the Borrower or such Subsidiary to the extent required by GAAP, except to the extent such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
ARTICLE IV
Conditions
Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Transaction Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic communication of a signed signature page of this Agreement or such Transaction Document) that such party has signed a counterpart of this Agreement or such Transaction Document.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Hogan Lovells US LLP, counsel for the Company, the Borrower and the other Loan Parties, together with any other counsel as may be reasonably satisfactory to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Borrower, this Agreement, other Loan Documents or the Transactions as the Administrative Agent shall reasonably request. Each of the Company and the Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received the following items from the Borrower:

(i)    Certificates of good standing for each Loan Party from the states of organization of such Loan Party, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Effective Date;
(ii)    Copies of the formation and other organizational documents of each Loan Party, certified by an officer of such Loan Party, together with all amendments thereto, which shall be in form and substance acceptable to the Administrative Agent;
(iii)    Incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Transaction Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;
(iv)    Copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Transactions, with respect to the Borrower, and the execution, delivery and performance of the Transaction Documents to be executed and delivered by the other Loan Parties;
(v)    The unaudited pro forma consolidated balance sheet as of June 30, 2015 and unaudited pro forma statements of income of the Company and its Subsidiaries as of and for the six (6) months ended June 30, 2015 and for the fiscal year ended December 31, 2014;
(vi)    UCC financing statement, judgment, and tax lien searches with respect to each Loan Party from its state of organization;
(vii)    With respect to the Borrowing of the Term Loan to be made on the Effective Date, written money transfer instructions in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and signed by an officer of the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;
(viii)    Compliance Certificate substantially in the form of Exhibit E-1 and otherwise in form and substance acceptable to the Administrative Agent, executed by a Financial Officer of the Borrower, demonstrating pro forma compliance with the financial covenants set forth in Section 6.12 on a pro-forma basis as of the Effective Date based on the financial statements for the six month period ended June 30, 2015 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the payment of the consideration for the Asset Transfer);
(ix)    A certificate, dated the Effective Date and signed by an Authorized Officer of the Borrower, confirming (1) compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02, (2) that all authorizations or approvals of any Governmental Authority and approvals or consents of any other Person required to be obtained by any Loan Party or, to the knowledge of an Authorized Officer, Darden or its Subsidiaries in connection with the execution, delivery and performance of the Transaction Documents, shall have been obtained and are in full force and effect, (3) that all authorizations or approvals of any Governmental Authority required to be obtained by the Company, the Borrower or their respective Subsidiaries in connection with the conduct by the Company, the Borrower and their respective Subsidiaries of its business in compliance with the Transaction Documents have been obtained and are in full force and effect, (4) since the date of the financial statements for the fiscal year ended December 31, 2014, there shall have occurred no Material Adverse Effect, (5) there are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to Company’s or the Borrower’s knowledge, threatened in writing by or against the Company, the Borrower or any Guarantor that are (y) related to the Facilities or (z) that could reasonably be expected to have a Material Adverse Effect, (6) after giving pro forma effect to the Borrowings on the Effective Date and the use of proceeds thereof, no Default or Event of Default shall exist, and (7) the representations and warranties made or deemed made in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Borrowing except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) (on and as of such earlier date);
(x)    Satisfactory financial statements and income and cash flow projections inclusive of underlying assumptions for the Borrower, the Company and the Eligible Unencumbered Real Property Assets (including rent rolls);
(xi)    Copies of each Asset Transfer Document, all of which shall (1) have been duly authorized, executed and delivered by the parties thereto, and (2) be certified by the Borrower as being true, complete and correct and, to its knowledge, in full force and effect as of the Effective Date;
(xii)    A certificate, dated the Effective Date and signed by an officer of the Borrower, certifying (y) that each Initial Lease Document shall be in the form of the Darden Lease and (z) that each Initial Lease Document shall be executed and delivered by all parties party thereto and shall be effective, in each case, not later than the Effective Date;
(xiii)    Evidence reasonably satisfactory to the Administrative Agent that, all conditions precedent to the consummation of the Asset Transfer (other than the initial funding of Loans on the Effective Date and the conditions set forth in Sections 3.2(b) and (l) of the Separation and Distribution Agreement described in the definition of Asset Transfer Documents, which shall be satisfied in each case not later than the Effective Date) as set forth in the Asset Transfer Documents have been satisfied or waived by each party to the Asset Transfer Documents permitted to waive such condition and that, on the Effective Date, the Asset Transfer shall be consummated;
(xiv)    Copies of each of the executed certificates or instruments representing all certificated Pledged Collateral under the Pledge Agreement, together with copies of the undated stock powers or indorsements, as the case may be, executed in blank, with respect thereto;

(xv)    Evidence reasonably satisfactory to the Administrative Agent that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Lenders, a perfected first priority Lien on the Pledged Collateral, including the filing of completed UCC‑1 financing statements in the appropriate governmental offices;
(xvi)    To the extent reasonably requested by the Administrative Agent, all real estate agreements, leases and ground leases for the proposed Eligible Unencumbered Real Property Assets and estoppel certificates from the Darden Tenants;
(xvii)    A Borrowing Request signed by an Authorized Officer of the Borrower, in form and substance acceptable to the Administrative Agent, shall have been delivered in accordance with the applicable provisions of Article II; and
(xviii)    A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying that the Loan Parties, taken as a whole, as of the Effective Date and after giving pro forma effect to the incurrence of all Loans and Obligations being incurred in connection herewith will be, Solvent.
(d)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior the date hereof, reimbursement or payment of all reasonable and documented out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(e)    The Administrative Agent, the Lenders and the Issuing Banks shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested by the Administrative Agent or such Lender that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
(f)    The Administrative Agent shall have received a letter of undertaking from Darden regarding the spin-off of the Company in form and substance acceptable to the Administrative Agent, duly executed by Darden.
The Administrative Agent shall notify the Borrower, the Issuing Banks and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of each of the Company and the Borrower set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of the date of such Borrowing except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)    The Borrower shall have requested a Borrowing in accordance with Section 2.03, and/or requested the issuance of a Letter of Credit in accordance with Section 2.05(b) (as applicable).
(d)    Prior to the Asset Growth Achievement, in the case of a Borrowing or an issuance of Letter of Credit that results in an increase of $25,000,000 or more in the aggregate principal balance outstanding under the Facilities as compared to the outstanding amount under the Facilities as reflected in the Compliance Certificate most recently delivered by the Borrower, if required pursuant to Section 5.01(e), a Compliance Certificate that complies with the requirements specified in Section 5.01(d) or is otherwise is in form and substance reasonably acceptable to the Administrative Agent.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each of the Company and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
Until Payment in Full, the Borrower (and with respect to Section 5.03(b), the Company) covenants and agrees with the Lenders that:
Section 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent:
(a)    within ninety (90) days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity, and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and certified by a Financial Officer of the Borrower;
(b)    within ninety (90) days after the end of each fiscal year of the Company, one (1)-year projected consolidated balance sheet, income statement, statements of cash flows and sources and uses and covenant compliance projections of the Company and its Subsidiaries commencing from the end of such fiscal year;
(c)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(d)    concurrently with any delivery of financial statements under clause (a) or (c) above, a Compliance Certificate in the form attached hereto as Exhibit E-2 signed by a Financial Officer of the

Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying (and setting forth reasonably detailed calculations demonstrating) compliance with Section 6.12, together with reports on newly acquired Eligible Unencumbered Real Property Assets, including a listing thereof and their Net Operating Income and acquisition cost, any updates to Schedule ES and Schedule 3.14 and financial reporting to support the financial covenant calculations (including that the applicable Real Property Asset satisfies the eligibility criteria set forth in the definition of “Eligible Unencumbered Real Property Asset”) , (iii) specifying each (if any) sale, encumbrance with a Lien to secure Indebtedness or other transfer occurring during the most recently ended fiscal quarter of (x) any Eligible Unencumbered Real Property Asset or (y) any other Real Property Assets for consideration in excess of $5,000,000, (iv) in the case of the inclusion of any new Mortgage Note in the computation of Eligible Unencumbered Mortgage Note Value, the Borrower shall include an updated description of all Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value, (v) to the extent such information has been provided to the Borrower or any of its Subsidiaries by the applicable lessees, lessee reporting of sales under the leases entered into with Darden Tenants and under the other leases of the Eligible Unencumbered Real Property Assets (provided that, to the extent not provided by such lessees in accordance with any applicable lease requirements, the Borrower shall request such lessee reporting of sales from the applicable lessees), and (vi) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 that affects the Borrower and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (it being understood that the Real Property Assets or Mortgage Notes acquired during the compliance reporting period that comply with the eligibility requirements for Eligible Unencumbered Real Property Assets or Eligible Unencumbered Mortgage Note Value, as applicable, as of the date of the Compliance Certificate shall be included in the calculation of financial covenants set forth in Section 6.12);
at any time prior to the occurrence of the Asset Growth Achievement, in the event that any Eligible Unencumbered Real Property Asset has been sold or otherwise ceased to be an Eligible Unencumbered Real Property Asset since the most recently ended quarter for which a Compliance Certificate has been delivered, the Borrower shall deliver an additional Compliance Certificate (with supporting calculations) with respect to the Maximum Unencumbered Leverage Ratio and the Minimum Unencumbered Debt Service Coverage Ratio with each Borrowing under the Facility, whether individually or in the aggregate, that results in an increase of $25,000,000 or more in the aggregate principal balance outstanding under the Facilities as compared to the outstanding amount under the Facilities as reflected in the Compliance Certificate most recently delivered by the Borrower (it being understood that (i) such additional Compliance Certificate shall calculate the Property Capitalization Values and Adjusted Annualized Net Operating Incomes of the Eligible Unencumbered Real Property Assets that remain owned by the Borrower and its Subsidiaries on the date of such certificate and that were not acquired after the quarter-end for which a Compliance Certificate was most recently delivered with the same values and incomes as were previously reported for such Real Property Assets and (ii) the Property Capitalization Values and Adjusted Annualized Net Operating Incomes of Real Property Assets acquired by Borrower and its Subsidiaries after the quarter-end for which a Compliance Certificate was most recently delivered that otherwise comply with the eligibility requirements for Eligible Unencumbered Real Property Assets shall be included in the calculation of pro forma compliance with the Maximum Unencumbered Leverage Ratio and the Minimum Unencumbered Debt Service Coverage Ratio without regard to whether the applicable Subsidiaries have been joined as Guarantors or Pledgors, as applicable, of the Facility so long as such Subsidiaries are not in violation of the requirements with respect to joinder as Guarantors pursuant to Section 5.10(a) or Pledgors pursuant to Section 5.10(b));

(e)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company, the Borrower or any of their respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; provided that any statements, reports, notices, press releases or other information referred to in this Section 5.01(e) that are either (x) filed with any securities exchange or with the SEC or any governmental or private regulatory authority and publicly available or (y) available to the public on the Company’s web site shall be deemed delivered to the Administrative Agent hereunder;
(f)    as, when and by the dates specified in Section 5.10, the deliverables required pursuant to such Section 5.10; and
(g)    promptly following any request therefor, such other additional data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Company, the Borrower or any of their respective Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; provided that in no event shall the Company or the Borrower be required to disclose information (x) to the extent that such disclosure to the Administrative Agent or such Lender violates any bona fide contractual confidentiality obligations by which it is bound, so long as (i) such obligations were not entered into in contemplation of this Agreement or any of the other Transactions and (ii) such obligations are owed by it to a third party, or (y) as to which it has been advised by counsel that the provision of such information to the Administrative Agent or such Lender would give rise to a waiver of attorney-client privilege.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on an Electronic System and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of an Electronic System designated “Public Investor;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion or an Electronic System not designated “Public Investor.”
Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that (x) individually or in the aggregate with all other actions, suits or proceedings, could reasonably be expected to result in a Material

Adverse Effect, (y) could reasonably be expected to result in liability in excess of $5,000,000 or (z) is related to, or reasonably could be expected to affect, any of the Transaction Documents;
(c)    the occurrence of any ERISA Event that, alone or together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, the Borrower and their respective Subsidiaries in an aggregate amount exceeding $1,000,000;
(d)    any material change in any accounting or financial reporting practices of the Company, the Borrower or any of their respective Subsidiaries; and
(e)    any other development that, individually or in the aggregate with all other developments, results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other Authorized Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03. Existence; REIT Status; Conduct of Business; Compliance with Leases and Other Material Contracts.
(a)    The Borrower will, and will cause the Company and each of their respective Subsidiaries to, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (A) its legal existence in its jurisdiction of organization and (B) the rights, licenses, permits, privileges and franchises, and (ii) perform and/or comply with all of its contractual obligations under its material contracts and leases (other than in the case of Indebtedness, for the purposes of the covenant in this paragraph (a), if such failure to perform and/or comply with any material contract (other than this Agreement) or lease would not be an Event of Default under clause (f) or (g) of Article VII), except in each case (other than the maintenance of the legal existence of the Company or the Borrower) where failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
(b)    The Company will maintain its REIT status under the Code commencing on the Company’s taxable year beginning January 1, 2016.
Section 5.04. Payment of Obligations. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, pay timely all of its obligations (including Tax liabilities (other than in the case of Indebtedness, for the purposes of the covenant in this Section 5.04, if such failure to perform and/or comply with any such obligations (other than any Obligation) would not be an Event of Default under clause (f) or (g) of Article VII) that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Section 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, except for ordinary wear and tear and casualty and condemnation events that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (b) maintain (either directly or indirectly by causing its tenants to maintain), with financially sound and reputable insurance companies (or through self-insurance provisions), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
Section 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all during normal business hours and as often as reasonably requested, in each case, at the cost and expense of the Borrower; provided that, in the absence of an Event of Default that is continuing, not more than one visit and inspection per calendar year shall be at the cost and expense of the Borrower.
Section 5.07. Compliance with Laws. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, comply with, and to maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with, Anti-Corruption Laws and applicable Sanctions.
Section 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for, and the Letters of Credit will be issued only to support, any of the following: (i) to pay Darden the consideration for the Asset Transfer pursuant to the Asset Transfer Documents; (ii) to pay the cash portion of special distribution to be made by the Borrower to the Company to purge earnings and profits allocated to the Borrower from Darden in connection with the Asset Transfer (the “Purging Distribution”), and (iii) for general corporate purposes of the Borrower and its Subsidiaries, including funding working capital and capital expenditures and financing acquisitions of properties and repayment of other Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower and the Company shall not use, and shall procure that their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.09. Accuracy of Information. The Borrower will, and will cause the Company to, ensure that all written information of a factual nature other than the projections, other forward-looking information and information of a general economic or industry specific nature, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder, when taken as a whole, is complete and correct in all material respects under the circumstances under which they were provided, and the furnishing of such information shall be deemed to be a representation and warranty by the Company and the Borrower on the date thereof as to the matters specified in this Section 5.09.

Section 5.10. Additional Guarantors; Additional Pledgors.
(a)    With respect to each Material Subsidiary of the Borrower that is not an Excluded Subsidiary (including any Subsidiary that has ceased to be an Excluded Subsidiary), unless such Subsidiary is not required to become a Guarantor pursuant to paragraphs 8, 9 or 10 of Article VIII or the definition of “Guarantor” (or any component definition thereof), not later than concurrently with the first delivery of financial statements under such clauses (a) or (c) of Section 5.01 following the date when such Subsidiary of the Borrower becomes a Material Subsidiary (other than an Excluded Subsidiary) (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall cause such Material Subsidiary (A) to become a party to the Guaranty as a Guarantor and (B) deliver to the Administrative Agent those items that were delivered by each Guarantor on the Effective Date pursuant to Section 4.01. For the purposes of calculation of compliance with the financial covenants set forth in Section 6.12 in the applicable Compliance Certificate delivered concurrently with the delivery of financial statements under clauses (a) or (c) of Section 5.01, any joinder of a new Guarantor completed by such date shall be deemed to have occurred as of the end of the period to which such Compliance Certificate relates.
(b)    At all times prior to the occurrence of the Asset Growth Achievement (as confirmed in writing by the Administrative Agent in accordance with the requirements of clause (c) below), not later than concurrently with the first delivery of financial statements under such clauses (a) or (c) of Section 5.01 following the date when a Subsidiary becomes a Person described in the definition of “Pledgor” (or such later date as the Administrative Agent may agree in its sole discretion), each of the Company and the Borrower shall cause such Subsidiary (including any such Subsidiary that has ceased to be an Excluded Subsidiary) to (A) become a party to the Pledge Agreement and (B) pledge and deliver to the Administrative Agent items of the nature of those that were delivered by each Pledgor on the Effective Date pursuant to Section 4.01(c)(xiv) and (xv)).
(c)    If (i) the Borrower delivers to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower’s aggregate Asset Growth Capitalization Value with respect to the Real Property Assets (which in respect of ground leases shall only include Qualifying Ground Leases) acquired by the Borrower after the Asset Transfer exceeds $300,000,000, which shall be promptly confirmed in writing by the Administrative Agent (such confirmation not to be unreasonably withheld or delayed) (“Asset Growth Achievement”), which evidence shall include reasonable calculations and back-up documentation reasonably requested by the Administrative Agent, and (ii) at such time, no Default or Event of Default has occurred and is continuing, then the Pledgors shall be released from their obligations under the Pledge Agreement (other than those expressly stated to survive such termination) all without delivery of any instrument or performance of any act by any Person, and the Administrative Agent shall cause the prompt return to the Borrower of all original certificates and instruments evidencing the Pledged Collateral previously delivered to the Administrative Agent pursuant to the Pledge Agreement and the other Loan Documents and provide such other documents or authorizations as may be reasonably requested by the Borrower to evidence such release and release any liens of record.
Section 5.11. Designation as Senior Indebtedness. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, ensure that the Obligations at all times constitute senior Indebtedness of each of the Loan Parties and will be identified as “senior obligations” or “senior indebtedness” or similar term in each other financing document of any Loan Party, which contains such a designation (it being understood that Pari Passu Debt and Permitted Separately Financed Subsidiary Debt would not be expected to contain such a designation).

Section 5.12. Further Assurances. Upon the request of the Administrative Agent, the Borrower will, and will cause the Company and each of their respective Subsidiaries to, execute and deliver all documents as shall be necessary or that the Administrative Agent shall reasonably request in connection with the rights or remedies of Lenders under the Loan Documents, and perform such other reasonable acts as may be necessary to carry out the obligations under and uphold the rights of the parties to the Loan Documents.
Section 5.13. Post-Effective Date Covenants. The Borrower will, and will cause the Company and each of their respective Subsidiaries to, consummate the Asset Transfer on the Effective Date pursuant to, and in compliance with, the terms of the Asset Transfer Documents. Not later than 12:00 noon (New York City time) on the Business Day immediately following the Effective Date, the Borrower will execute and deliver, and will, as applicable, cause the Company and each of their respective Subsidiaries to execute and deliver, to the Administrative Agent (i) the Asset Transfer Certificate substantially in the form of Exhibit I and otherwise in form and substance acceptable to the Administrative Agent, executed by an officer of the Borrower and each other Loan Party and certifying as to the matters contemplated in the Asset Transfer Certificate (including certifications (x) as to the effectiveness of the Asset Transfer on the Effective Date, (y) that no Default or Event of Default has occurred and continuing under any of the Transaction Documents and (z) as to the effectiveness on the Effective Date of the pledges by the Borrower and each of the other Loan Parties (other than any Parent Company) pursuant to the Pledge Agreement), (ii) copies of the formation and other organizational documents of each Loan Party and each other issuer of any Pledged Collateral (as defined in the Pledge Agreement), certified by an officer of such Loan Party (and, solely in the case of an issuer of Pledged Collateral where such issuer is not a Loan Party, by the officer of the Loan Party that is pledging such Pledged Collateral), together with all amendments thereto, all of which shall be in form and substance reasonably acceptable to the Administrative Agent, (iii) incumbency certificates, executed by officers of each Loan Party, which shall identify by name and title and bear the signature of the Persons authorized to sign the Transaction Documents on behalf of such Loan Party (and to make borrowings and request other extensions of credit hereunder on behalf of the Borrower, in the case of the Borrower), upon which certificate the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower; (iv) copies, certified by a Secretary or an Assistant Secretary of each Loan Party of the resolutions ratifying the Loan Documents, with respect to the Borrower, and, with respect to each other Loan Party, the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party, (v) copies of each Initial Lease Document (provided that such copies shall be deemed to delivered to the Administrative Agent if all such Initial Lease Documents shall have made available in a data room or other electronic format acceptable to the Administrative Agent to which the Administrative Agent has been provided unrestricted access with respect to viewing and printing such Initial Lease Documents), together with a certification of the Borrower that all such Initial Lease Documents (1) have been duly authorized, executed and delivered by each of the parties thereto, and (2) are true, complete and correct and, to each Loan Party’s knowledge, in full force and effect as of the Effective Date and (vi) the original executed certificates or instruments representing all certificated Pledged Collateral under the Pledge Agreement, together with original undated stock powers or indorsements, as the case may be, executed in blank, with respect thereto, all of which shall (1) have been duly authorized, executed and delivered by each of the parties thereto, and (2) be certified by the Borrower as being true, complete and correct and as representing one hundred percent (100%) of the issued and outstanding Pledged Collateral as of such date.

ARTICLE VI
Negative Covenants
Until the Payment in Full, the Borrower (and with respect to Sections 6.04, 6.06 and 6.13, the Company) covenants and agrees with the Lenders that:
Section 6.01. Indebtedness. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness (i) solely among the Borrower and any of its Subsidiaries or (ii) solely among any of the Subsidiaries of the Borrower;
(c)    Indebtedness of the Borrower and its Subsidiaries in respect of customary cash management obligations, netting services, automatic clearing house arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts incurred in the ordinary course;
(d)    any obligations (contingent or otherwise) of the Borrower and its Subsidiaries existing or arising under any Swap Agreement permitted pursuant to Section 6.05;
(e)    other Indebtedness of the Borrower and its Subsidiaries (including any Permitted Separately Financed Subsidiary Debt) that will not cause a breach of the financial covenants set forth in Section 6.12 (calculated on a pro forma basis) or otherwise cause a Default or Event of Default; provided that any Indebtedness incurred by the Borrower or any of its Subsidiaries in reliance on this Section 6.01(e) (other than any Permitted Separately Financed Subsidiary Debt) shall: (1) only be incurred after the occurrence of Asset Growth Achievement in compliance with Section 5.12(c), (2) be unsecured, (3) not contain covenants or events of default that, taken as a whole, are more favorable to the lenders under such other Indebtedness in any material respect than the terms of the Facilities (as reasonably determined by the Borrower or, if requested by the Borrower, as approved by the Administrative Agent) unless the Loan Documents are amended with the approval of the Administrative Agent (without the need for approval by any other Lender) to reflect such more favorable terms, and (4) have a weighted average maturity not earlier than the latest scheduled maturity of the Facilities (“Pari Passu Debt”); and
(f)    prior to the Asset Growth Achievement, other Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $1,000,000.
The Borrower will, and will cause the Company and each of their respective Subsidiaries to, cause all intercompany Indebtedness issued by the Borrower or any other Loan Party to be contractually subordinated in right of payment to the Facilities on terms reasonably acceptable to the Administrative Agent.
Section 6.02. Liens. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Liens pursuant to any Loan Documents;
(b)    Permitted Encumbrances;

(c)    Liens securing Permitted Separately Financed Subsidiary Debt; provided that in the case of any Permitted Separately Financed Subsidiary Debt, (i) such Lien will only be on the assets of the Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) incurring such Permitted Separately Financed Subsidiary Debt and the Equity Interests issued by such Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) and (ii) the only assets of the Separately Financed Subsidiary (or group of Separately Financed Subsidiaries) incurring such Permitted Separately Financed Subsidiary Debt shall be the Real Property Asset(s) which are being financed by such Permitted Separately Financed Subsidiary Debt and any income or other assets reasonably related thereto or derived therefrom;
(d)    Liens on cash and Cash Equivalents of the Borrower or any of its Subsidiaries securing obligations under Swap Agreements permitted by this Agreement;
(e)    Liens in favor of the Borrower or its Subsidiaries of the type described in the definition of Eligible 1031 Property; and
(f)    other customary Liens arising in the ordinary course of business on assets of the Borrower and its Subsidiaries; provided that such Liens (i) are not on any Eligible Unencumbered Real Property Asset, (ii) have not had and could not reasonably be expect to, individually or in the aggregate, result in a Material Adverse Effect, (iii) have not resulted in and could not reasonably be expected to result, individually or in the aggregate, in a Default or an Event of Default and (iv) do not secure any Indebtedness.
Section 6.03. Fundamental Changes; Changes in Business; Asset Sales.
(a)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (including all or substantially all of the Equity Interests in any of their respective Subsidiaries) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve; provided that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default exists at the time of such transaction or would result therefrom (i) any Person (other than the Company or any other Parent Company) may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Subsidiary of the Borrower may merge into any other Subsidiary of the Borrower or any other Person; provided that, (A) if such merger involves a Guarantor or Pledgor, the surviving entity shall be a Guarantor or a Pledgor, as applicable, or shall become a Guarantor or a Pledgor, as applicable, upon the consummation of such merger and (B) in the case of a merger with a Person who is not the Borrower or a Subsidiary of the Borrower, the conditions in Section 6.03(c) shall be satisfied as a condition thereto if the Borrower or Subsidiary of the Borrower is not the surviving entity, (iii) any Subsidiary of the Borrower who is not a Material Subsidiary or a Guarantor may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect and (iv) the Borrower and its Subsidiaries may make dispositions permitted by Section 6.03(c).
(b)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company, the Borrower and their respective Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or reasonable extensions thereof.

(c)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, sell, encumber, transfer or otherwise dispose of any or all of their assets, except (to the extent not otherwise prohibited by this Agreement or any other Loan Document):
(i)    dispositions of cash and Cash Equivalents in connection with any transactions not otherwise prohibited by the Loan Documents;
(ii)    other dispositions by the Borrower and its Subsidiaries; provided that (x) after giving effect thereto, the Borrower is in pro forma compliance with each of the financial covenants set forth in this Agreement (including the financial covenants under Section 6.12 and (y) no Default or Event of Default exists at the time of such disposition or would result therefrom; and
(iii)    Liens permitted pursuant to Section 6.02.
(d)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, amend, repeal or otherwise modify (x) any organizational documents of any of the foregoing that could reasonably be expected to impair the rights of any Credit Party or otherwise have a Material Adverse Effect, or (b) any accounting policies or reporting policies (other than those changes required by the Financial Accounting Standards Board, the SEC or other Governmental Authority that is an applicable regulatory body).
Section 6.04. Passive Holding Company. The Company will not, and will cause each other Parent Company not to, conduct, transact or otherwise engage in any active trade or business or operations or incur any Indebtedness or other liability other than through the Borrower, and the Company will not, and will cause each of the other Parent Companies not to own any assets other than the Equity Interests of the Borrower and any other Parent Company (other than the Company); provided that the foregoing will not prohibit the Company or any other Parent Company from the following: (a) the maintenance of its legal existence and, solely in the case of the Company, its status as a public company and a REIT (including the ability to incur reasonable fees, costs, expenses and other liabilities relating to such maintenance), (b) solely in the case of the Company, obligations that are limited to (i) obligations under the Transaction Documents to which it is a party or with respect to the Facilities and (ii) any obligations similar to those under the Loan Documents arising under Pari Passu Debt of the Borrower, where such similar obligations (A) are not more burdensome to the Company in any material respect than the obligations of the Company set forth in the Loan Documents and are non-recourse to the Company and the other Parent Companies in a manner substantially similar to, or not more burdensome than, the provisions set forth in Section 9.04 hereof, including in its or their respective capacities as general partners or equity holders of any of their respective Subsidiaries (in each case, as reasonably determined by the Borrower or, if requested by the Borrower, as approved by the Administrative Agent), (B) could not reasonably be expected to have material and adverse effect on the rights or remedies of any of the Credit Parties, and (C) do not require the Company or any other Parent Company to, and will not result in the grant by the Company or any other Parent Company of any guaranty of (except as permitted pursuant to the immediately preceding clause (B)), or any pledge or grant of security interest or the imposition of any Lien on any assets of the Company or any other Parent Company to secure, payment or performance of any such obligations and (iii) any obligations in respect of Permitted Separately Financed Subsidiary Debt that are limited to Nonrecourse Indebtedness Exceptions, (c) any offering of its common stock or any mandatorily redeemable preferred stock or any other equity or equity-linked security, so long as all proceeds thereof are promptly contributed downstream to the Borrower, (d) the making of contributions to (or other equity investments in) the Borrower and any other Parent Company (other than the Company); provided that, in the case of any such contributions to or investments in such other Parent Company, all such contributions and proceeds of such investments promptly are contributed by each applicable Parent Company downstream to the Borrower, (e) participating in tax, accounting and other administrative and fiduciary matters as a parent of the consolidated group (in the case of the Company) or as a direct or indirect owner of the Borrower, in each case, in accordance with the terms of the Transaction Documents to which it is a party, (f) holding any cash or Cash Equivalents (including cash and Cash Equivalents received in connection with Restricted Payments) and of any other assets on a temporary basis that are in the process of being transferred through the Company or any Parent Company as part of a downstream contribution, directly or indirectly through any Parent Company, to the Borrower, (g) providing customary compensation, indemnification and insurance coverage to officers and directors and (h) activities incidental to the businesses or activities described above and incurred in the ordinary course of business.
Section 6.05. Swap Agreements. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company, the Borrower or any of their respective Subsidiaries, and (b) non-speculative Swap Agreements entered into with a Hedge Bank made in accordance with Section 6.12, to hedge or mitigate risks to which the Company, the Borrower or any of their respective Subsidiaries has actual or anticipated exposure (other than those in respect of Equity Interests of the Company, the Borrower or any of their respective Subsidiaries).
Section 6.06. Restricted Payments. Each of the Company and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, make any Restricted Payment, except that:
(a)    so long as no Event of Default of the type contemplated by any of clauses (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) the Company may make Restricted Payments for any taxable year of the Company in the form of distributions to its shareholders with respect to such taxable year to the extent necessary to maintain the REIT status of the Company for U.S. federal income tax purposes, (ii) the Company may make the Purging Distribution and (iii) the Subsidiaries of the Company may make Restricted Payments directly or indirectly to the Company so that the Company may make the Restricted Payments in clauses (i) and (ii);
(b)    so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Company may make Restricted Payments not in excess of 95% of Funds From Operations in the aggregate for any four (4) consecutive fiscal quarter period and the Subsidiaries of the Company may make Restricted Payments directly or indirectly to the Company so that the Company may make such Restricted Payments;
(c)    so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Borrower, the Company and their respective Subsidiaries may make one or more repurchases, retirements or other acquisitions or retirements for value of Equity Interests of the Borrower or the Company in an aggregate amount not to exceed $100,000,000, so long as, after giving effect to such Restricted Payment on a pro forma basis (i) the Borrower shall have (1) unrestricted cash balances and (2) availability in (dollars) to make a Borrowing of Revolving Loans, totaling in the aggregate, not less than $100,000,000 and (ii) each of the Total Leverage Ratio and the Unencumbered Leverage Ratio shall not exceed 50%;

(d)    so long as no Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, (i) the Company may make Restricted Payments for any taxable year of the Company in the form of distributions to its shareholders with respect to such taxable year to the extent necessary to (A) avoid the imposition of U.S. federal income taxes or state level entity or income taxes and (B) avoid the imposition of the excise tax described by Section 4981 of the Code on the Company, and (ii) the Subsidiaries of the Company may make Restricted Payments directly or indirectly to the Company so that the Company may make the Restricted Payments in clause (i);
(e)    on the Effective Date, the Borrower, the Company and their respective Subsidiaries may make a payment to Darden in the aggregate amount of $315.1 million in connection with the Asset Transfer;
(f)    the Company may declare and make dividend payments or other distributions payable solely in its common stock and the Borrower may declare and make dividend payments or other distributions payable solely in its limited partnership interests;
(g)    each Subsidiary of the Borrower may make Restricted Payments to the Borrower and any Guarantor;
(h)    so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, each Subsidiary of the Borrower may make Restricted Payments to any other Subsidiary of the Borrower and any other Person that owns a direct Equity Interest in such Subsidiary so long as such Restricted Payment is made to such Persons ratably in accordance with their Equity Interests of the same class or series therein;
(i)    the Borrower, the Company and their respective Subsidiaries may make distributions to the extent required to fund reasonable out-of-pocket administrative and operating expenses of the Parent Companies incurred in the ordinary course of business and to the extent attributable to any activity of or with respect to the Parent Companies that is not otherwise prohibited by this Agreement; and
(j)    so long as no Default or Event of Default has occurred and is continuing or would result after giving pro forma effect to such Restricted Payment, the Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower so that the Borrower or any such Subsidiary may acquire the Equity Interests held by any minority shareholder in any direct or indirect Joint Venture of the Borrower or direct or indirect Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary.
Section 6.07. Transactions with Affiliates. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) the transactions pursuant to the Asset Transfer Documents, (b) any transactions among the Company, the Borrower and their Subsidiaries (including an entity that becomes a Subsidiary as a result of such transaction) which is not otherwise prohibited by this Agreement and that do not involve any other Affiliate, (c) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (d) any Restricted Payment permitted by Section 6.06 and (e) loans to, purchases of any Equity Interests of, contributions to or other investment in any unconsolidated Joint Venture not otherwise prohibited under the Loan Documents.
Section 6.08. Restrictive Agreements.

(a)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that (i) contains a Negative Pledge, (ii) prohibits, restricts or imposes any condition upon the ability of the Borrower or any of its Subsidiaries to enter into a contractual agreement that would prohibit a Negative Pledge, or (iii) prohibits, restricts or imposes any condition upon the ability of any Subsidiaries of the Borrower to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any of its Subsidiaries or to guarantee Indebtedness of the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement, (B) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder), (C) customary provisions in joint venture agreements restricting the transfer or encumbrance of Equity Interests in such joint venture or the assets owned by such joint venture, or otherwise restricting transactions between the joint venture and the Borrower and its Subsidiaries, (D) any agreement relating to Secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the direct or indirect Equity Interests in the issuer of such Secured Indebtedness, (E) restrictions in leases, licenses and other contracts entered into in the ordinary course of business restricting the assignment or transfer thereof, and (F) the foregoing shall not apply to restrictions or conditions contained in agreements evidencing Pari Passu Debt of the Company, the Borrower or any of their respective Subsidiaries incurred in compliance with the obligations under Section 6.01.
(b)    The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement in relation to Indebtedness for borrowed money which would entitle a Person to the benefit of any Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable clause”) on the assets of the Company, the Borrower or any of their respective Subsidiaries.
Section 6.09. Sale and Leaseback. Other than the Asset Transfer and transactions in an aggregate amount not to exceed $5,000,000 at any time outstanding, the Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company, the Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company, the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.
Section 6.10. Changes in Fiscal Periods. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, (i) permit the fiscal years of the Company, the Borrower and their respective Subsidiaries to end on a day other than December 31 or (ii) change the Company’s, the Borrower’s or their respective Subsidiaries’ method of determining fiscal quarters.
Section 6.11. Payments of Subordinate Debt. The Borrower will not, and will not permit the Company or any of their respective Subsidiaries to, make or offer to make any payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds (whether scheduled or voluntary) with respect to principal or interest on any Indebtedness which is contractually subordinate to the Obligations in a manner that would violate the terms of such subordination provisions.
Section 6.12. Financial Covenants. The Borrower will not at any time permit the following to occur, but shall in any event only report on compliance as required pursuant to Section 5.01(d) or as otherwise expressly required pursuant to any other provision of this Agreement:

(a)    Total Leverage Ratio. The ratio of Total Indebtedness to Consolidated Capitalization Value to exceed 60%.
(b)    Mortgage-Secured Leverage Ratio. The ratio of the aggregate amount of all Indebtedness (other than the Obligations) of the Company and its Subsidiaries that is secured by a mortgage Lien on any Real Property Assets (or a Lien on the Equity Interests of the owner of such Real Property Assets) to Consolidated Capitalization Value to exceed 40%.
(c)    Secured Recourse Debt. Total Secured Recourse Indebtedness to exceed 5% of Consolidated Capitalization Value.
(d)    Fixed Charge Coverage Ratio. For any period of four (4) consecutive fiscal quarters, the ratio of Adjusted EBITDA of the Company and its Subsidiaries to Fixed Charges of the Company and its Subsidiaries to be less than 1.75 to 1.00.
(e)    Consolidated Adjusted Net Worth. Consolidated Tangible Net Worth to be less than the sum of (i) $845,744,000 (which is equal to eighty-five percent (85%) of the Consolidated Tangible Net Worth of the Company and its Subsidiaries as of the Effective Date) plus (ii) 75% of net cash proceeds from issuances of Equity Interests by the Company after the Effective Date.
(f)    Unhedged Floating Rate Debt. Unhedged Floating Rate Debt to exceed 50% of the aggregate amount of all Indebtedness (including Indebtedness under the Facilities) of the Company and its Subsidiaries at any time.
(g)    Maximum Unencumbered Leverage Ratio. Borrowing Base Debt to exceed 60% of the sum of (without duplication) (A) Property Capitalization Values of the aggregate Eligible Unencumbered Real Property Assets (including any Eligible 1031 Properties) and (B) the Eligible Unencumbered Mortgage Note Value (the “Maximum Unencumbered Leverage Ratio”); provided that at no time shall (x) Eligible 1031 Properties included in the calculation of Maximum Unencumbered Leverage Ratio hereunder exceed 5% of the sum, without duplication, of (A) and (B) of this clause (g), or (y) Eligible Unencumbered Mortgage Note Value included in the calculation of Maximum Unencumbered Leverage Ratio hereunder exceed 5% of the sum, without duplication, of (A) and (B) of this clause (g).
(h)    Minimum Unencumbered Debt Service Coverage Ratio. The ratio of Adjusted Annualized Net Operating Income of the Eligible Unencumbered Real Property Assets to Annualized Assumed Debt Service Payments of the Company and its Subsidiaries be less than 1.50 to 1.00 (the “Minimum Unencumbered Debt Service Coverage Ratio”); provided that solely for the purpose of calculations pursuant to this clause (h), in the case of an Eligible Unencumbered Real Property Asset that has been owned for less than one (1) full fiscal quarter, the Adjusted Annualized Net Operating Income shall be calculated on a pro forma basis as if such Eligible Unencumbered Real Property Asset had been owned for the full fiscal quarter.
Section 6.13. Indemnification Obligations. Each of the Company and the Borrower will not, and will not permit any of their respective Subsidiaries to, take, or fail to take, any action that gives rise to, or reasonably could be expected to give rise to, an indemnification obligation of the Company pursuant to Section 2.4(b)(ii) of that certain Tax Matters Agreement, dated November 9, 2015, by and between Darden and the Company that could reasonably be expected to result in a Material Adverse Effect.

ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or LC Disbursement or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Company, the Borrower or any of their respective Subsidiaries in or in connection with this Agreement and the other Transaction Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder (i) shall be untrue or incorrect in any material respect when made or deemed made or when furnished, or (ii) if such representation or warranty was qualified by Material Adverse Effect or other material qualifier, shall be untrue or incorrect in any respect;
(d)    the Company or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a)(i)(A) (with respect to the Loan Parties), Section 5.03(b), Section 5.05(b), Section 5.06, Section 5.08, Section 5.13 or in Article VI; provided that the failure of any Eligible Unencumbered Real Property Asset to comply with the requirements set forth in the definition of “Eligible Unencumbered Real Property Asset” shall be deemed to be cured if, at any time within fifteen (15) days after the Borrower becomes aware of such non-compliance, such purported Eligible Unencumbered Real Property Asset is withdrawn as an “Eligible Unencumbered Real Property Asset” and, after such withdrawal, no other Default or Event of Default exists, and, prior to the end of such fifteen (15)-day period, the Borrower delivers to the Administrative Agent a Compliance Certificate certifying that no Default or Event of Default has occurred and is continuing;
(e)    the Company, the Borrower or any of their respective Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and (ii) knowledge of a Responsible Officer of the Company or the Borrower;
(f)    the Company, the Borrower or any of their respective Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, in each case that is not cured within the applicable grace period, if any;
(g)    the Company, the Borrower or any of their respective Subsidiaries shall fail to observe or perform any other agreement or condition relating to any Material Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than customary non-default mandatory prepayment events, such as prepayment requirements associated with asset sales or casualty or condemnation events), the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness to cause (after giving effect to any waiver, amendment, cure or grace period), with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Company, the Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by insurance for which the insurer has not accepted the tender of defense) shall be rendered against the Company, the Borrower, any of their respective Subsidiaries or any combination thereof and the same shall remain undischarged for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, the Borrower or any such Subsidiary to enforce any such judgment, which action is not stayed or bonded pending appeal;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company, the Borrower and their respective Subsidiaries in an aggregate amount exceeding $5,000,000;
(m)    the Borrower or any other Loan Party shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, a Guaranty or any other Loan Document or any Lien granted in favor of any Credit Party pursuant to any Loan Document; or this Agreement, a Guaranty or any other Loan Document, or any Lien granted in favor of any Credit Party pursuant to any Loan Document, shall cease to be in full force and effect (except as a result of the express terms thereof);

(n)    the first lien priority of any of the Liens in favor of any of the Credit Parties in any Pledged Collateral shall be invalid, unenforceable or lost at any time prior to the Asset Growth Achievement; or
(o)    a Change in Control shall occur.
then, and in every such event (other than an event with respect to the Borrower described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h), (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent, the Issuing Banks and the Lenders in this Agreement, the Administrative Agent on behalf of the Issuing Banks and the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law, and exercise all rights and remedies under the Pledge Agreement, the Guaranty and the other Loan Documents.
In the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:
First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;
Second, to pay any fees or expense reimbursements then due to the Lenders from the Loan Parties;
Third, to pay interest then due and payable on the Loans and unreimbursed LC Disbursements ratably;
Fourth, to pay (i) principal on the Loans, (ii) unreimbursed LC Disbursements and (iii) obligations and liabilities owing to Hedge Banks under Swap Agreements in accordance with the terms thereof, ratably based on the amounts payable to the Lenders, Issuing Banks and Hedge Banks described in this clause Fourth (provided that proceeds of the Guaranty or Pledge Agreement shall not be applied to pay obligations and liabilities owing to Hedge Banks under Swap Agreements to the extent such obligations and liabilities are Excluded Swap Obligation (as defined in the Guaranty));
Fifth, to pay an amount to the Administrative Agent equal to one hundred two percent (102%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unreimbursed LC Disbursements, to be held as cash collateral for such Obligations;
Sixth, to payment of any amounts owing with respect to indemnification provisions of the Loan Documents;
Seventh, to the payment of any other Obligation due to the Administrative Agent, any Issuing Bank or any Lender; and
Eighth, to the Borrower or whoever may be legally entitled thereto.
ARTICLE VIII
The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions, except as set forth in the sixth, eighth and ninth paragraphs below. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Company, the Borrower or any of their respective Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the

Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Borrower or any of their respective Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith is necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank issuing such Letter of Credit, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
The Administrative Agent (a) may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower, subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, or (b) may be removed as Administrative Agent by the Required Lenders

(excluding the Lender then acting as Administrative Agent) if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence, bad faith or willful misconduct in the course of performing its duties hereunder or (ii) has become a Defaulting Lender. Upon any such resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or upon the removal, then, in the case of resignation by the Administrative Agent, the retiring Administrative Agent may, or in the case of removal of the Administrative Agent, the Required Lenders may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrower having the effect of releasing any guarantee or collateral obligations (i) in connection with any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.02, (ii) solely with respect to any Pledged Collateral obligations, upon the occurrence of the Asset Growth Achievement in accordance with Section 5.10(c), (iii) in connection with any Guarantor ceasing to be a Material Subsidiary or otherwise becoming an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents or (iv) under the circumstances described in the immediately succeeding paragraph below.
Upon the Payment in Full, the Guarantors and Pledgors shall be automatically released from their obligations under the Loan Documents (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person. In the case of any disposition of any Pledged Collateral in a transaction permitted pursuant to Section 6.03(c), the Liens created by any of the Loan Documents on such property shall be automatically released without need for further action by any Person upon the consummation of such disposition.
Upon request of the Borrower, the Administrative Agent shall, at the Borrower’s expense, take all such action reasonably requested by the Borrower to evidence the release of such Pledged Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section.
ARTICLE IX
Miscellaneous
Section 9.01. Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic communication, as follows:
(i)    if to the Borrower or the Company, to it at
591 Redwood Highway, Suite 1150
Mill Valley, CA 94941
Attention: Mr. Gerry Morgan
Phone: 415.965.8033
Email: gerry@fourcornerspropertytrust.com

With copy to:

591 Redwood Highway, Suite 1150
Mill Valley, CA 94941
Attention: James L. Brat, Esq.
Phone: 415.965.8033
Email: jim@fourcornerspropertytrust.com;
(ii)    if to the Administrative Agent in the case of Borrowings or Letters of Credit, to it at:
JPMorgan Chase Bank, N.A.
10 South Dearborn
Floor L2S
Chicago, IL 60603-2300
Attention: Ryan T. Bowman, Client Processing Specialist
With copy to:

Morrison & Foerster LLP
250 W. 55th Street
New York, NY 10019-9601
Attention: Geoffrey R. Peck, Esq.

(iii)    if to any Issuing Bank in the case of Letters of Credit, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address, telecopy number or electronic communication for notices and other communications hereunder by notice to the other parties hereto.
(d)    Electronic Systems.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the

Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
Section 9.02. Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) or (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (it being understood that changes to definitions of financial covenants set forth in Section 6.12 that may indirectly affect the interest rate determinations shall not constitute reductions in the rate of interest), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; provided, however, only the consent of the Required Lenders shall be necessary to waive any applicability of the default rate, (iii) except as provided in Sections 2.20 and 2.21, postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Sections 2.17(a) (last two sentences only), 2.17(b) or 2.17(c) or the last paragraph of Article VII in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section, the definition of “Required Lenders,” the definition of “Required Class Approval,” the provisions of clauses (e) and (f) of Section 2.21 or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) reduce the percentage specified in the definition of “Required Facility Lenders” with respect to any Facility without the written consent of all Lenders under such Facility, (vii) release any Pledgor from its obligations under the Pledge Agreement or release all or any material portion of the value Pledged Collateral (except as otherwise provided in Article VIII or upon the Asset Growth Achievement) without the written consent of each Lender or (viii) release any of the Guarantors from their obligations under the Guaranty to which it is a party (except as otherwise provided in Article VIII), without the written consent of each Lender; provided, further, that (w) no agreement shall amend, modify or waive Section 4.02 without the prior written consent of the Required Facility Lenders under the Revolving Facility (it being understood, however, any amendment, modification or waiver in relation to any representation, warranty, affirmative covenant, negative covenant or event of default contained in Articles III, V, VI or VII hereof, together with similar provisions contained in any other Loan Document, shall not require the consent of such Required Facility Lenders as a result of the operation of this clause (w)), (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, (y) the consent of the Required Facility Lenders of a Facility shall be required for any amendment, waiver or modification that adversely affects the rights of such Facility in a manner different than such amendment, waiver or modification affects the other Facility, and (z) no such agreement shall amend or modify Section 2.19 without the prior written consent of the Administrative Agent and each Issuing Bank. After Non-Extended Loans have been paid in full in accordance with Section 2.21, only the applicable Extending Lenders and their Extended Loans shall be included for the calculation of “Required Lenders” under this Section 9.02(b).
(c)    Notwithstanding anything to the contrary in this Section 9.02, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders or any of and the Issuing Banks. Any such amendment shall become effective without any further action or consent of any party to this Agreement other than the Borrower and the Administrative Agent.
Section 9.03. Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their Affiliates, (including and, in the case of legal counsel, limited to, the reasonable fees, charges and disbursements of one primary counsel and, to the extent reasonably necessary, one local counsel in each applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank (including and, in the case of legal counsel, limited to, the reasonable fees, charges and disbursements of one primary counsel and, to the extent reasonably necessary, one local counsel in each applicable jurisdiction) in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (including and, in the case of legal counsel, limited to, the reasonable fees, charges and disbursements of one primary counsel and, to the extent reasonably necessary, one local counsel in each applicable jurisdiction, and, in the case of a conflict of interest, where the Persons affected by such conflict inform the Borrower in writing prior to obtaining additional counsel, one additional counsel for each such affected Person), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all other charges of the Administrative Agent, the Joint Lead Arrangers and their Affiliates (including and, in the case of legal counsel, limited to, the reasonable fees, charges and disbursements of one primary counsel and, to the extent reasonably necessary, one local counsel in each applicable jurisdiction)arising from or relating to due diligence. All amounts payable pursuant to this Section 9.03(a) shall be due and payable 15 Business Days after receipt of a reasonably detailed invoice therefor.
(b)    Each of the Company and the Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company, the Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Company, the Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any other Loan Party, any Parent Company or any of its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) a bad faith breach of the Loan Documents by such Indemnitee (or its Related Parties), or (iii) any dispute solely among Indemnitees (other than any dispute involving an Indemnitee in its capacity or fulfilling its role as an Administrative Agent, arranger, bookrunner or similar role under the Loan Documents); provided, further, that no Indemnitee shall be indemnified or held harmless against any amounts that are required to be paid by such Indemnitee to the Borrower or the Company, as applicable, by a court of competent jurisdiction in a final and non-appealable judgment in respect of any suit, claim, action or other proceeding by the Borrower or the Company, as applicable, against such indemnified party for material breach of the Loan Documents; provided, further, that the Borrower and the Company shall be responsible for the fees and expenses of only one primary counsel for all indemnified parties in connection with indemnification claims arising out of the same facts or circumstances and, if necessary or advisable, a single special counsel and a single local counsel to the Indemnitees in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional primary counsel and, if necessary or advisable, a single special counsel and a single local counsel in each applicable jurisdiction, in each case to the affected Indemnitee or similarly situated Indemnitee. Provided that each of the Company and the Borrower is in compliance with its indemnification obligations, the indemnity contemplated by this Section 9.03(b) shall not apply to any settlement or compromise by any Indemnitee of any suit, claim, action or other proceeding in respect of which indemnity could have been sought, without the Company’s or the Borrower’s, as applicable, prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that the Company or the Borrower, as applicable, shall be deemed to have consented to any such settlement unless the Company or the Borrower, as applicable, shall object thereto by written notice to the applicable Indemnitee(s) within ten (10) Business Days after having received written notice thereof; provided, further, that the Company’s or the Borrower’s, as applicable, written consent shall not be required if such Indemnitee reasonably determines (after consultation with the Borrower or the Company, as applicable) that the continuance of such suit, claim, action or other proceeding exposes such Indemnitee or any of its Affiliates to risks of reputational harm. The Company and the Borrower shall not, without the prior written consent of the affected Indemnitee, effect any settlement or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened claim, or any action or proceeding in respect of which indemnity could have been sought under the by such Indemnitee, unless such settlement, compromise or termination (a) includes an unconditional release of such Indemnitee and its Affiliates from all liability known or unknown, suspected or unsuspected, arising from the subject matter of such claim, action or proceeding in form and substance reasonably satisfactory to such Indemnitee, (b) does not include any statement as to any admission of fault, culpability or failure to act on the part of such Indemnitee or any of its Affiliates, (c) involves no remedial action to be performed on the part of such Indemnitee or any of its Affiliates, other than the payment of sums that the Company or the Borrower, as applicable, shall fully fund as a condition to such settlement and (d) contains customary confidentiality and non-disparagement provisions. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim or yield maintenance obligations described in Section 2.14 and Section 2.15.
(c)    To the extent that the Company or the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Bank in its capacity as such.
(d)    To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower or the Company of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions, except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(e)    All amounts due under this Section shall be payable not later than three (3) Business Days after written demand therefor.

(f)    Each party’s obligations under this Section shall survive the termination of this Agreement and payment of the obligations hereunder.
Section 9.04. Non-Recourse to the Company; Exceptions thereto. This Agreement and the Obligations of the Borrower hereunder and under the other Loan Documents are fully recourse to the Borrower. The parties hereto acknowledge and agree that neither the Company nor the general partner of the Borrower is a guarantor of the Obligations of the Borrower or otherwise liable with respect to the repayment of Indebtedness of the Borrower hereunder. Notwithstanding any applicable law that would make the owner or general partner of a partnership or general partner liable for the debts and obligations of the partnership, nothing contained herein or in the Loan Documents shall be construed to create or impose upon the Company (in its capacity as owner of the Borrower and owner of the Borrower’s general partner), the general partner of the Borrower (in its capacity as general partner of the Borrower), or any limited partner of the Borrower (in its capacity as such), any obligation with respect to the repayment of Indebtedness hereunder; provided that nothing contained in this Section 9.04 shall be deemed to (i) release the Borrower, or any Guarantor from any liability pursuant to, or from any of its obligations under, this Agreement or the other Loan Documents to which it is a party, including, without limitation, with respect to any obligations that depend on compliance by any Parent Company with the requirements hereof, (ii) constitute a waiver of any Obligation arising under this Agreement or any of the other Loan Documents, (iii) limit the rights of the Administrative Agent or any of the Lenders to proceed against or realize upon any collateral pledged or guaranty given for the Obligations or the rights of the Administrative Agent or the Lenders to realize upon the assets of the Borrower or any Guarantor or (iv) release the Company from any personal liability for any claims on account of any loss, damage, cost or expense incurred by the Administrative Agent or any of the Lenders as a result of any of the matters set forth in clauses (a) through (f), inclusive, below (all of the foregoing in this clause (iv), the “Recourse Obligations”):
(a)    fraud or material misrepresentation in connection with any Loan, any Letter of Credit or any of the other Obligations or any Loan Documents, including, without limitation, any misrepresentation in any material respect by the Company in Article III hereof;
(b)    misappropriation of the proceeds of any Loan or LC Disbursement or of any rents or other revenues, insurance proceeds or condemnation awards attributable to any collateral for the Obligations or any Eligible Unencumbered Real Property Asset;
(c)    gross negligence, willful misconduct or waste with respect to any collateral for the Obligations or any Eligible Unencumbered Real Property Asset;
(d)    any transfer of or creation of a Lien on all or any part of any Eligible Unencumbered Real Property Asset or any collateral for the Obligations, in each case, in violation of the terms of the Loan Documents;
(e)    bad faith interference, directly or indirectly, with any foreclosure upon any collateral for the Obligations or with any other enforcement of Administrative Agent’s, any Issuing Bank or any Lender’s rights, powers or remedies under any of the Loan Documents (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) after the occurrence and during the continuance of an Event of Default; or
(f)    failure of the Company to comply with the requirements of Sections 3.16, 5.03(b), 6.04, 6.06 or 6.13.

Section 9.05. Successors and AssignsSection 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted such assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower; provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Issuing Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Revolving Lender (other than a Defaulting Lender) immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Issuing Bank or an Approved Fund; and
(C)    each Issuing Bank; provided that no consent of the Issuing Banks (in such capacity) shall be required for an assignment of all or any portion of a Term Loan.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term Loan, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of only one Facility;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts as such assignee to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(iv)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(v)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(vi)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Banks, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Person, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f), it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment, or grant of a security interest; provided that no such pledge or assignment, or grant of a security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
Section 9.07. Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 9.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or its Affiliate, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Administrative Agent promptly after any such setoff and applicable; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a)    This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against the Administrative Agent, any Issuing Bank or any Lender, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (h) with the consent of the Borrower, (i) to any rating agency in connection with rating the Company, any of its Subsidiaries or the Facilities, (j) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, or (k) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section, (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or (3) is independently developed by the Administrative Agent, any Issuing Bank or any Lender without use of or reference to the Information. For the purposes of this Section, “Information” means all information received from the Borrower and its representatives relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 9.14. Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.13) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE

INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
Section 9.15. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.16. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the Patriot Act.
Section 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Company and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks, and the Lenders are arm’s-length commercial transactions between the Loan Parties and its Affiliates, on the one hand, and the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks, and the Lenders, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Joint Lead Arranger, each Joint Bookrunner, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank nor any Lender has any obligation to any of the Loan Parties or any their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Joint Bookrunner, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, the Joint Lead Arrangers, the Syndication Agents or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FOUR CORNERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership By: FOUR CORNERS GP, LLC, its general partner By: /s/ William H. Lenehan Name: William H. Lenehan Title: Chief Executive Officer

FOUR CORNERS PROPERTY TRUST, INC., a Maryland corporation By: /s/ William H. Lenehan Name: William H. Lenehan Title: President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent, By: /s/ John A. Horst Name: John A Horst Title: Executive Director

Barclays Bank PLC By: /s/ Craig J. Malloy Name: Craig J. Malloy Title: Director

Bank of America, N.A. By: /s/ Kurt Mathison Name: Kurt Mathison Title: Senior Vice President

Fifth Third Bank By: /s/ John A. Marian Name: John A. Marian Title: Vice President

US Bank, National Association By: /s/ Steven L. Sawyer Name: Steven L. Sawyer Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Stephen Leon Name: Stephen Leon Title: Managing Director

GOLDMAN SACHS BANK USA By: /s/ Rebecca Kratz Name: Rebecca Kratz Title: Authorized Signatory

MORGAN STANLEY BANK, N.A. By: /s/ Michael King Name: Michael King Title: Authorized Signatory

Seaside National Bank & Trust By: /s/ Joseph B. Kabourek Name: Joseph B. Kabourek Title: Client Advisor/Vice President

SCHEDULE DT

DARDEN TENANTS

1.	Bahama Breeze Holdings, LLC

2.	Eddie V’s Holdings, LLC

3.	Florida SE, LLC

4.	GMR Anne Arundel, Inc.

5.	GMR Restaurants of Pennsylvania, LLC

6.	GMRI, Inc.

7.	N and D Restaurants, LLC

8.	Olive Garden of Texas, LLC

9.	Rare Hospitality International, Inc.

10.	Rare Hospitality Management, LLC

11.	Seasons 52 Holdings, LLC

SCHEDULE EDL

EXCLUDED DARDEN LEASES

3001 I-Drive, FL
3004 Tampa, FL
3005 Raleigh, NC
3006 Gwinnett, GA
3012 Kendall, FL
3013 Ft. Myers, FL
3017 Pembroke Pines, FL
3019 Livonia, MI
3031 Sunrise, FL
3044 Jacksonville, FL
3045 Waterford Lakes, FL
4519 Naples, FL
4520 Jacksonville, FL
8505 WF San Antonio, TX
5164 Lee's Summit, MO
5219 Jefferson City, MO
5395 McAllen, TX
5397 Council Bluffs, IA
5406 Rapid City, SD
5431 North McAllen, TX
5500 Minot, ND

SCHEDULE ES

EXCLUDED SUBSIDIARIES

Kerrow Restaurants, LLC
Kerrow Holdings, LLC

SCHEDULE NGP

NON-GUARANTOR POOL SUBSIDIARIES

Kerrow Restaurants, LLC
Kerrow Holdings, LLC

SCHEDULE 2.01
LENDERS; COMMITMENTS

Revolving Commitments

Lender Name	Commitment Amount
JPMorgan Chase Bank, N .A.	$58,333,333.33
Barclays Bank PLC	$58,333,333.33
Bank of America, N.A.	$58,333,333.33
Fifth Third Bank	$35,000,000.00
US Bank, National Association	$35,000,000.00
Wells Fargo Bank, National Association	$35,000,000.00
Goldman Sachs Bank USA	$32,666,666.67
Morgan Stanley Bank, N.A.	$32,666,666.67
Seaside National Bank & Trust	$4,666,666.67
TOTAL:	$350,000,000.00

Term Loan Commitments

Lender Name	Commitment Amount
JPMorgan Chase Bank, N .A.	$66,666,666.67
Barclays Bank PLC	$66,666,666.67
Bank of America, N.A.	$66,666,666.67
Fifth Third Bank	$40,000,000.00
US Bank, National Association	$40,000,000.00
Wells Fargo Bank, National Association	$40,000,000.00
Goldman Sachs Bank USA	$37,333,333.33
Morgan Stanley Bank, N.A.	$37,333,333.33
Seaside National Bank & Trust	$5,333,333.33
TOTAL:	$400,000,000.00

SCHEDULE 3.14

SUBSIDIARIES

Name	Jurisdiction of Organization	Excluded Subsidiary (and Type)	Material Subsidiary	Guarantor	Equity Interests
Four Corners Operating Partnership, LP	Delaware	N/A	N/A	N/A	Four Corners GP, LLC owns 1% of issued and outstanding partnership interests; Four Corners Property Trust, Inc. owns 99% of issued and outstanding partnership interests
Kerrow Holdings, LLC	Texas	Yes (Non-Guarantor Pool Subsidiary)	[Yes]	No	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
Kerrow Restaurants, LLC	Texas	Yes (Non-Guarantor Pool Subsidiary)	[Yes]	No	Kerrow Holdings, LLC owns 100% of the issued and outstanding membership interests
FCPT Garden Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT Sunshine Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT SW Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT International Drive, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT Keystone Properties 11, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1

Name	Jurisdiction of Organization	Excluded Subsidiary (and Type)	Material Subsidiary	Guarantor	Equity Interests
FCPT Keystone Properties, LLC	Delaware	No	Yes	Yes
Four Corners Operating Partnership, LP owns 89% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1; FCPT Keystone Properties 11, LLC owns 11% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 2

FCPT Restaurant Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT Remington Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT Hospitality Properties, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT PA Hospitality Properties 11, LLC	Delaware	No	Yes	Yes	Four Corners Operating Partnership, LP owns 100% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1
FCPT PA Hospitality Properties, LLC	Delaware	No	Yes	Yes
Four Corners Operating Partnership, LP owns 89% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 1; FCPT PA Hospitality Properties 11, LLC owns 11% of the issued and outstanding membership interests, as evidenced by membership interest certificate number 2

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and pledges included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________________
2. Assignee:	______________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [identify Lender]Select as applicable.]]
3. Borrower:	Four Corners Operating Partnership, LP
4. Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5. Credit Agreement:
The Revolving Credit and Term Loan Agreement dated as of November 9, 2015 among Four Corners Operating Partnership, LP, Four Corners Property Trust, Inc., the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders

6. Assigned Interest:
Facility Assigned[2]
[2]Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Commitment,” “Term Loan Commitment,” etc.)
Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3] [3]Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.
$	$	%
$	$	%
$	$	%

Effective Date:        , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: ___________________________ Title:
ASSIGNEE [NAME OF ASSIGNEE] By: ___________________________ Title:
[Consented to and][4]
4To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.  Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By: ___________________________
Title:

[Consented to:][5]
5To be added only if the consent of the Borrower and/or other parties (e.g., Issuing Banks) is required by the terms of the Credit Agreement.
[NAME OF RELEVANT PARTY]
By: ___________________________
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, the Borrower, any other Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, the Borrower, any other Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04 thereof or delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF BORROWING REQUEST
Date:_________, 201_
To:    JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
The undersigned hereby requests (select one):
A Borrowing of Revolving Loans

1.	On [__________________], 201_ (the “Borrowing Date”)[1]. [1]The Borrowing Date must be a Business Day.

2.
In the principal amount of $______________.[2] [2]Subject to the exceptions set forth in Section 2.02(c) of the Credit Agreement, (1) any Borrowing of Eurodollar Loans must be in a minimum principal amount of $1,000,000 or an integral multiple of $500,000 in excess of that amount and (2) any Borrowing of ABR Loans shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess of that amount.

3.	Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.	For Eurodollar Borrowings: with an Interest Period of _____ months.

5.	To be wired to the following account in accordance with Section 2.06 of the Credit Agreement: [Location] [Name] [Account Number].
A Borrowing of Term Loans

1.	On [_________________], 201_ (the “Borrowing Date”)[3] [3]The Borrowing Date must be a Business Day..

2.
In the principal amount of $_______________.[4] [4]Subject to the exceptions set forth in Section 2.02(c) of the Credit Agreement, (1) any Borrowing of Eurodollar Loans must be in a minimum principal amount of $1,000,000 or an integral multiple of $500,000 in excess of that amount and (2) any Borrowing of ABR Loans must be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess of that amount.

3.	Comprised of [Eurodollar Borrowing][ABR Borrowing].

4.	For Eurodollar Borrowings: with an Interest Period of _____ months.

5.	To be wired to the following account in accordance with Section 2.06 of the Credit Agreement: [Location] [Name] [Account Number].
The [issuance][amendment][renewal][extension] of a Letter of Credit

1.	On [________________], 201_ (the “Effective Date”)[5]. [5]The Effective Date must be a Business Day.

2.	With an expiration date of [________________].

3.	In the amount of $______________________.

4.	The name and address of the beneficiary is: [________________].

5.
Issuing Bank: [JPMorgan Chase Bank, N.A.] [Bank of America, N.A.] [Barclays Bank PLC].[6] [6]Issuing Banks to be alternated based on the number and size of Letters of Credit issued by each Issuing Bank in order for each Issuing Bank to be selected for the issuance of Letters of Credit on an equivalent basis.

[6.	The identification number of the Letter of Credit is [_____________].][7] [7]Line 6 to be included only for an amendment to, or a renewal or extension of, an issued and outstanding Letter of Credit.
The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the [Borrowing Date][Effective Date] and after giving effect to the requested [Borrowing][issuance, amendment, renewal or extension]:
(a)    The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the [Borrowing Date][Effective Date] (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date); and
(b)    No Default or Event of Default has occurred and is continuing.
If notice of the requested Borrowing was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.03 of the Credit Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

Borrower FOUR CORNERS OPERATING PARTNERSHIP, LP By: FOUR CORNERS GP, LLC, its general partner By: Name: Title:

EXHIBIT C-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of Section 2.16(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:________, 201[_]

EXHIBIT C-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:
Date:_________, 201[_]

EXHIBIT C-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:__________, 201[_]

EXHIBIT C-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
Pursuant to the provisions of 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(h)(3)(B) of the Code and none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8ECI from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:__________, 201[_]

EXHIBIT D-1
FORM OF REVOLVING LOAN NOTE
$[__________]    [Date]
FOR VALUE RECEIVED, the undersigned, Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [_______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] dollars ($[____________]) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of November 9, 2015, among the Lender, the Borrower, Four Corners Property Trust, Inc., a Maryland corporation, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.
The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.
Payments of both principal and interest are to be made in the currency in which such Revolving Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.
This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.15 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

FOUR CORNERS OPERATING PARTNERSHIP, LP By: FOUR CORNERS GP, LLC, its general partner By: Name: Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

EXHIBIT D-2
FORM OF TERM LOAN NOTE
$[_____________]    [Date]
FOR VALUE RECEIVED, the undersigned, Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), promises to pay, without offset or counterclaim, to the order of [______________] (hereinafter, together with its successors in title and permitted assigns, the “Lender”) in care of the Administrative Agent to the Administrative Agent’s address at 10 South Dearborn, Chicago, Illinois 60603, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the principal sum of [__________] dollars ($[________________]) or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower pursuant to the Revolving Credit and Term Loan Agreement, dated as of November 9, 2015, among the Lender, the Borrower, Four Corners Property Trust, Inc., a Maryland corporation, the other lending institutions named therein and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) (as amended, restated, replaced, extended, supplemented or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall be applicable to this Note.
The Borrower also promises to pay (a) principal at the times provided in the Credit Agreement and (b) interest from the date hereof on the principal amount unpaid at the rates and times set forth in the Credit Agreement and in all cases in accordance with the terms of the Credit Agreement. Late charges and other charges and default rate interest shall be paid by the Borrower in accordance with, and subject to, the terms and conditions of the Credit Agreement. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date. The Lender may endorse the record relating to this Note with appropriate notations evidencing advances and payments of principal hereunder as contemplated by the Credit Agreement. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower in the absence of manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.
Payments of both principal and interest are to be made in the currency in which such Term Loan was made and as specified in the Credit Agreement in immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.
This Note is issued pursuant to, is entitled to the benefits of, and is subject to the provisions of the Credit Agreement and the other Loan Documents. The principal of this Note is subject to prepayment in whole or in part without premium or penalty (subject to the provisions of Section 2.15 of the Credit Agreement) in the manner and to the extent specified in the Credit Agreement. The principal of this Note, the interest accrued on this Note and all other obligations of the Borrower are full recourse obligations of the Borrower.
In case an Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower and all the parties hereto, whether as makers, endorsers, or otherwise, hereby waive presentment for payment, demand protest and notice of any kind in connection with the delivery, acceptance, performance and enforcement of this Note (except for notices expressly required by the Credit Agreement), and also hereby assent to extensions of time of payment or forbearance or other indulgences without notice.
THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed in its name as of the date first above written.

FOUR CORNERS OPERATING PARTNERSHIP, LP By: FOUR CORNERS GP, LLC, its general partner By: Name: Title:

TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	ABR	Eurodollar Rate		ABR	Eurodollar Rate	ABR	Eurodollar Rate

EXHIBIT E-1
FORM OF EFFECTIVE DATE COMPLIANCE CERTIFICATE
As of November 9, 2015
To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Agreement.
This Compliance Certificate is being delivered pursuant to Section 4.01(c)(viii) of the Agreement.
The undersigned Financial Officer hereby certifies as of the date hereof that he is the President and Treasurer of Four Corners GP, LLC, the general partner of the Borrower, and that, as such, he is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, in his capacity as an officer of the Borrower and not individually, and that:

1.
The Borrower is in compliance with the financial covenants set forth in Section 6.12 of the Agreement on a pro-forma basis as of as of the date of this Compliance Certificate based on the financial statements for the six month period ended June 30, 2015 and after giving effect to the Transactions (assuming a borrowing of all amounts intended to be borrowed on the Effective Date and the application of proceeds of such borrowings to the payment of the consideration for the Asset Transfer). Attached hereto as Schedule 1 are reasonably detailed calculations demonstrating such compliance.

2.	Schedule 2 attached hereto sets forth a list of each Eligible Unencumbered Real Property Asset and whether such Eligible Unencumbered Real Property Asset is subject to a Qualifying Ground Lease.

3.	Schedule 3 attached hereto sets forth a list of each Mortgage Note included in the calculation of Eligible Unencumbered Mortgage Note Value.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first set forth above.

Name: William R. White III
Title: President and Treasurer

SCHEDULE 1
Financial Covenant Analysis
See attached.

SCHEDULE 2
Eligible Unencumbered Real Property Asset

#	Brand	Lessor	Lessee	Address	City	State	Ground Lease
1.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	5021 West Irlo Bronson Hwy	Kissimmee	FL	No
2.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1274 US Highway 31	Greenwood	IN	No
3.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6130 E 82nd Street	Indianapolis	IN	No
4.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1545 Flamingo Road	Las Vegas	NV	No
5.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	3363 SW College Road	Ocala	FL	No
6.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3730 University Dr NW	Huntsville	AL	No
7.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6410 Grape Road	Mishawaka	IN	No
8.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1919 S Reynolds Road	Toledo	OH	No
9.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	4420 West 14th Street	Bradenton	FL	No
10.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	29461 US Hwy 19 North	Clearwater	FL	No
11.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	3911 US 98 N	Lakeland	FL	No
12.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	3816 Towne Crossing Blvd	Mesquite	TX	No
13.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	8020 Bedford/Euless Road	North Richland Hills	TX	No
14.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	925 Alta Mere Drive Ridgmartown Ctr	Fort Worth	TX	No
15.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	8155 E Washington	Indianapolis	IN	No
16.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	8833 Burnet Road	Austin	TX	No
17.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1176 Mount Zion Road	Morrow	GA	No
18.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	12870 Cleveland Avenue	Fort Myers	FL	No
19.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7019 S Memorial Drive	Tulsa	OK	No
20.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3701 Airport Blvd Festival Center	Mobile	AL	No
21.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4810 Dressler Road	Canton	OH	No
22.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1025 Dana Drive	Redding	CA	No
23.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	6700 Hwy 19	Pinellas Park	FL	No
24.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3565 Mall Blvd	Duluth	GA	No
25.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	17500 Bagley Road	Middleburg Heights	OH	No

26.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	25 Ludwig Dr	Fairview Heights	IL	No
27.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	12361 State Road 535	Orlando	FL	No
28.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	13835 Lakeside Circle	Sterling Heights	MI	No
29.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4900 S Virginia	Reno	NV	No
30.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	3924 Medina Road	Akron	OH	No
31.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3883 28th St SE	Grand Rapids	MI	No
32.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4110 South Mooney Blvd	Visalia	CA	No
33.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7206 Kingston Pike	Knoxville	TN	No
34.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	7179 Dixie Hwy	Fairfield	OH	No
35.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	5120 Monroe Street	Toledo	OH	No
36.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	16601 N Torrence Ave	Lansing	IL	No
37.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4701 American Blvd W	Bloomington	MN	No
38.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	701 N Milwaukee Avenue	Vernon Hills	IL	No
39.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2736 Washington Rd	Augusta	GA	No
40.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2200 Hamilton Place Blvd	Chattanooga	TN	No
41.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3699 Miller Rd	Flint	MI	No
42.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	807 S University Drive	Plantation	FL	No
43.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	14000 Middlebelt Rd	Livonia	MI	No
44.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	4900 S Tamiami Trail	Sarasota	FL	No
45.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3630 Bay Road	Saginaw	MI	No
46.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	4001 W Airport Freeway	Irving	TX	No
47.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	2602 West Brandon Blvd	Brandon	FL	No
48.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	7160 Sawmill Road	Columbus	OH	No
49.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	25984 Lorain Road	North Olmsted	OH	No
50.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	5102 Jonestown Road	Harrisburg	PA	No
51.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2321 W I 240 Service Rd	Oklahoma City	OK	No
52.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3600 Westown Parkway	West Des Moines	IA	No
53.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	6155 NW Loop 410	San Antonio	TX	No

54.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	429 Barrett Pkwy	Kennesaw	GA	No
55.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6700 Westnedge Ave S	Portage	MI	No
56.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	800 North 8th St	West Dundee	IL	No
57.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5815 Suemandy Drive	Saint Peters	MO	No
58.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	13730 San Pedro	San Antonio	TX	No
59.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	5258 S Padre Island Drive	Corpus Christi	TX	No
60.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	7525 FM 1960 W	Houston	TX	No
61.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	585 I-10 North	Beaumont	TX	No
62.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	405 Cypress Garden Blvd SE	Winter Haven	FL	No
63.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	15355 Eureka Road	Southgate	MI	No
64.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	30 East Anthony Drive	Champaign	IL	No
65.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	11882 E Colonial Drive	Orlando	FL	No
66.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	315 Coliseum Blvd W	Fort Wayne	IN	No
67.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4339 13th Avenue SW	Fargo	ND	No
68.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2943 Lakewood Village Drive	North Little Rock	AR	No
69.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	6050 Youngerman Circle Orange Park	Jacksonville	FL	No
70.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1361 S. Decatur Blvd	Las Vegas	NV	No
71.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1701 New Stine Road	Bakersfield	CA	No
72.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	1565 5th Avenue S	Naples	FL	No
73.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	532 Jefferson Road	Rochester	NY	No
74.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1631 Ring Road	Chesapeake	VA	No
75.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1749 Beam Avenue	Maplewood	MN	No
76.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	234 N Mc Pherson Church Rd	Fayetteville	NC	No
77.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4221 196th Street SW	Lynnwood	WA	No
78.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1300 Interstate 70 Dr S.W.	Columbia	MO	No
79.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1925 SW Wanamaker Rd	Topeka	KS	No
80.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	323 N Rock Road	Wichita	KS	No
81.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1131 Bell Road	Antioch	TN	No
82.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4760 S 76th Street	Greenfield	WI	No

83.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	2530 Enterprise Road	Orange City	FL	No
84.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3820 South US Hwy 41	Terre Haute	IN	No
85.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7113 West Broad Street	Richmond	VA	No
86.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	274 Harbison Blvd	Columbia	SC	No
87.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	305 Rocky Run Parkway	Talleyville	DE	No
88.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5380 S Wadsworth Blvd	Littleton	CO	No
89.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	8201 W Flagler	Miami	FL	No
90.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1525 County Road C	Roseville	MN	No
91.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	513 Academy Boulevard	Colorado Springs	CO	No
92.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2390 S Havana Street	Aurora	CO	No
93.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	320 N Milwaukee Street	Boise	ID	No
94.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	24845 Gratiot Avenue	Eastpointe	MI	No
95.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	109 Grand Central Avenue	Parkersburg	WV	No
96.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	12330 Amargosa Rd	Victorville	CA	No
97.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	9079 Vantage Point Dr	Dallas	TX	No
98.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	12711 Gulf Freeway	Houston	TX	No
99.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	8315 Benson Drive	Columbia	MD	No
100.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	222 Expressway 83	McAllen	TX	No
101.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	10144 Phillips Hwy	Jacksonville	FL	No
102.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	853 Boardman-Poland Rd	Boardman	OH	No
103.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4403 E. Mills Circle	Ontario	CA	No
104.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	2508 W New Haven Avenue	West Melbourne	FL	No
105.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	9080 SW Freeway	Houston	TX	No
106.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	9251 Monte Vista	Montclair	CA	No
107.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	14405 Gideon Drive	Woodbridge	VA	No
108.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1925 Valley View Blvd NW	Roanoke	VA	No
109.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	504 W 2230 North	Provo	UT	No
110.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7505 Dodge Street	Omaha	NE	No

111.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	5163 Route 30	Greensburg	PA	No
112.	Olive Garden	FCPT Hospitality PA Properties, LLC	Rare Hospitality International, Inc.	100 Rockhill Drive	Bensalem	PA	No
113.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	9421 Pineville Matthews Road	Pineville	NC	No
114.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1051 W Rancho Vista Blvd	Palmdale	CA	No
115.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3003 Brittany Court	Elkhart	IN	No
116.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5743 Johnston Street	Lafayette	LA	No
117.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	10715 N Rodney Parham Rd	Little Rock	AR	No
118.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	475 Ohio Pike	Cincinnati	OH	No
119.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1405 N. Kings Highway	Myrtle Beach	SC	No
120.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1320 Hurstbourne Lane	Louisville	KY	No
121.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2520 E Co Line Road	Highlands Ranch	CO	No
122.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	43300 Crescent Blvd	Novi	MI	No
123.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	104 W Loop 281	Longview	TX	No
124.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	715 Grape St	Whitehall	PA	No
125.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	1010 Pittsburgh Mills Blvd	Tarentum	PA	No
126.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	905 Holcomb Bridge Rd	Roswell	GA	No
127.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2782 Wilma Rudolph Blvd	Clarksville	TN	No
128.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2819 Oneida Street	Green Bay	WI	No
129.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4900 Fields-Ertel Road	Cincinnati	OH	No
130.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3121 West 41st Street	Sioux Falls	SD	No
131.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	222 Yakima Avenue	Yakima	WA	No
132.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	1802 W Lincoln St	Harlingen	TX	No
133.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	72225 Highway 111	Palm Desert	CA	No
134.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6850 W. Cheyenne Ave.	Las Vegas	NV	No
135.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	14650 Baltimore Ave.	Laurel	MD	No
136.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	4604 S. Cooper Street	Arlington	TX	No
137.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6000 Durand Avenue	Racine	WI	No

138.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	6201 E. Southern Ave.	Mesa	AZ	No
139.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3905 S. College Ave.	Fort Collins	CO	No
140.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4805 Capital Blvd	Raleigh	NC	No
141.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	263 N Dupont Hwy	Dover	DE	No
142.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4151 South Street	Lafayette	IN	No
143.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	4240 Beltline Rd	Addison	TX	No
144.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1275 N. Casaloma	Appleton	WI	No
145.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	2397 SR 77	Panama City	FL	No
146.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	10212 Emmett F. Lowry Expressw	Texas City	TX	No
147.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	304 W. McGalliard Rd.	Muncie	IN	No
148.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1315 W. Esplanade Ave.	Kenner	LA	No
149.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	639 N. Cockrell Hill	Duncanville	TX	No
150.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	11425 Pines Blvd	Pembroke Pines	FL	No
151.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	2044 South Road	Poughkeepsie	NY	No
152.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2201 Grant Rd	Billings	MT	No
153.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	100 Paddy Creek Circle	Rochester	NY	No
154.	Olive Garden	FCPT Hospitality PA Properties, LLC	Rare Hospitality International, Inc.	410 West Waterfront Dr	West Homestead	PA	No
155.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5150 Hinkleville Rd	Paducah	KY	No
156.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	16151 Ford Rd.	Dearborn	MI	No
157.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	741 Hogan Rd	Bangor	ME	No
158.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3030 Alpine Ave Nw	Grand Rapids	MI	No
159.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3915 W War Memorial Dr	Peoria	IL	No
160.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2048 Woodbury Ave.	Newington	NH	No
161.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	5520 S. Broadway Ave.	Tyler	TX	No
162.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2813 Humes Rd.	Janesville	WI	No
163.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	80 N. Nellis Blvd.	Las Vegas	NV	No
164.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	6710 Roosevelt Ave	Middletown	OH	No
165.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	223 Loudon Rd.	Concord	NH	No
166.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3790 W 76 Country Blvd	Branson	MO	No

167.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	150 Coon Rapids Blvd.	Coon Rapids	MN	No
168.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	12980 Fair Lakes Ctr	Fairfax	VA	No
169.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	3951 Maple Rd.	Amherst	NY	No
170.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	10280 E. Technology Blvd	Dallas	TX	No
171.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	121 Tunnel Rd	Asheville	NC	No
172.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3620 Crain Hwy	Waldorf	MD	No
173.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	2865 Centre Dr.	Fairborn	OH	No
174.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3031 E Hammonds Blvd	Joplin	MO	No
175.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	200 N. Galleria Dr.	Middletown	NY	No
176.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	367 Collins Rd.	Cedar Rapids	IA	No
177.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4920 Golf Rd.	Eau Claire	WI	No
178.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	202 Laurel Oak Rd	Voorhees	NJ	No
179.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4400 E. Sunset Rd.	Henderson	NV	No
180.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4125 Route 31	Clay	NY	No
181.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	117 Ed Noble Parkway	Norman	OK	No
182.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	898 Hebron Rd.	Heath	OH	No
183.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3500 O'Neill Dr.	Jackson	MI	No
184.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1049 W. Mercury Blvd	Hampton	VA	No
185.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1010 W. Elliott Rd.	Tempe	AZ	No
186.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1315 E. San Marnan Dr	Waterloo	IA	No
187.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	12 Mall Rd. Huntington Mall	Barboursville	WV	No
188.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	7889 W Bell Rd.	Peoria	AZ	No
189.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	9413 State Rd 16	Onalaska	WI	No
190.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	301 W. State Highway 114	Grapevine	TX	No
191.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	2705 W. Loop 250 N.	Midland	TX	No
192.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	26715 Interstate 45 N.	Spring	TX	No
193.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	178 Wolf Road	Colonie	NY	No
194.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7515 Rogers Ave.	Fort Smith	AR	No
195.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6347 I-55 North	Jackson	MS	No

196.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	2093 Schorrway Dr.	Lancaster	OH	No
197.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1936 Roschman Ave	Lima	OH	No
198.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2150 Richmond Rd.	Williamsburg	VA	No
199.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3350 Dodge St	Dubuque	IA	No
200.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	907 Howard St.	Zanesville	OH	No
201.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5609 Spectrum Dr.	Frederick	MD	No
202.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	500 Gorsuch Rd	Westminster	MD	No
203.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1095 Iyannough Rd	Hyannis	MA	No
204.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	40 McIntyre Square Drive	Pittsburgh	PA	No
205.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1077 Valley River Dr	Eugene	OR	No
206.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	11333 Abercorn St	Savannah	GA	No
207.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	7740 Mentor Ave	Mentor	OH	No
208.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6710 Douglas Blvd	Douglasville	GA	No
209.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3220 Buford Dr	Buford	GA	No
210.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	12520 Elm Creek Blvd N	Maple Grove	MN	No
211.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	15090 West 119th Street	Olathe	KS	No
212.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	12827 Ranch Rd 620 N	Austin	TX	No
213.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	525 W. Canfield Ave	Coeur D'Alene	ID	No
214.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	2886 Preston Road	Frisco	TX	No
215.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	215 S. Weber Road	Bolingbrook	IL	No
216.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1651 Sternberg Road	Muskegon	MI	No
217.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	8405 US Highway 64	Memphis	TN	No
218.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1420 N Louisiana Ave	Kennewick	WA	No
219.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	100 Sundance Pkwy	Round Rock	TX	No
220.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	2811 E. Central Texas Expwy	Killeen	TX	No
221.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	460 Hospitality Lane	San Bernardino	CA	No
222.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	16929 Lakeside Hills Plaza	Omaha	NE	No
223.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	320 North Jacobs Dr	Bloomington	IN	No

224.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	6722 Miller Lane	Dayton	OH	No
225.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3616 North Mall Ave	Fayetteville	AR	No
226.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1844 Northwest Expressway	Oklahoma City	OK	No
227.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3011 Turner Hill Road	Lithonia	GA	No
228.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	380 17th Ave. NW	Rochester	MN	No
229.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	12560 Jefferson Ave	Newport News	VA	No
230.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	10500 Coors Blvd By-Pass NW	Albuquerque	NM	No
231.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4210 24th Avenue	Fort Gratiot	MI	No
232.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	2809 I-35E South	Denton	TX	No
233.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4038 Wards Road	Lynchburg	VA	No
234.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	901 Mall Dr	Duluth	MN	No
235.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1213 West Irvington Road	Tucson	AZ	No
236.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	10136-112 Two Notch Road	Columbia	SC	No
237.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	389 Shaw Avenue	Clovis	CA	No
238.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	15814 Interstate 10 West	San Antonio	TX	No
239.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	200 Station Drive	Anderson	SC	No
240.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1725 West Prien Lake Rd	Lake Charles	LA	No
241.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1757 Martin Luther King Drive	Houma	LA	No
242.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3242 North Gloster Street	Tupelo	MS	No
243.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1067 Vann Drive	Jackson	TN	No
244.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	510 Earl Rudder Freeway South	College Station	TX	No
245.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	212 Newnan Crossing By-Pass	Newnan	GA	No
246.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5204 Frederica Street	Owensboro	KY	No
247.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1261 W Southern Ave	Mesa	AZ	No
248.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6615 Airways Blvd	Southaven	MS	No
249.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1720 E. 16th Street	Yuma	AZ	No
250.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	8367 3rd Street N.	Oakdale	MN	No
251.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	4840 North George Bush Hwy	Garland	TX	No

252.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	1700 Crossing Drive	Wyomissing	PA	No
253.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	3101 Mall Drive	Texarkana	TX	No
254.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4108 Central Ave	Hot Springs	AR	No
255.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2901 W Radio Rd	Florence	SC	No
256.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	7609 NE Zac Lentz Parkway	Victoria	TX	No
257.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3360 Ross Clark Circle	Dothan	AL	No
258.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	4399 W. Houston Harte Expy	San Angelo	TX	No
259.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	1354 IH 35 North	New Braunfels	TX	No
260.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1514 Stringtown Rd	Grove City	OH	No
261.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2254 Tiger Town Parkway	Opelika	AL	No
262.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2641 N. Maize Rd	West Wichita	KS	No
263.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3240 N. Elizabeth St	Pueblo	CO	No
264.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4930 Sergeant Road	Sioux City	IA	No
265.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6870 Whitmore Lake Rd	Brighton	MI	No
266.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	2626 N. 75th Avenue	Phoenix	AZ	No
267.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1415 Western Blvd	Jacksonville	NC	No
268.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1417 N Bridge St	Chillicothe	OH	No
269.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	401 South Mt. Juliet Road Suite 115	Mount Juliet	TN	No
270.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	510 Cabela Drive	Triadelphia	WV	No
271.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	2439 Taylor Square Drive	Reynoldsburg	OH	No
272.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	7844 Mall Road	Florence	KY	No
273.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	3725 Stone Creek Blvd	Cincinnati	OH	No
274.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3400 North 14th Street	Bismarck	ND	No
275.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1098 Crossings Circle	Spring Hill	TN	No
276.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	7811 S IH 35	San Antonio	TX	No
277.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4441 S. Franklin St	Michigan City	IN	No
278.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1301 E Hillside Dr	Broken Arrow	OK	No
279.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2935 Meadow Creek Drive	Bossier City	LA	No

280.	Olive Garden	FCPT Sunshine Properties, LLC	Florida SE, LLC	13040 City Station Drive	Jacksonville	FL	No
281.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2168 Lantern Ridge Drive	Richmond	KY	No
282.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	770 SE Oralabor Rd	Ankeny	IA	No
283.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1919 N Eastman Road	Kingsport	TN	No
284.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	100 N Telshor Blvd	Las Cruces	NM	No
285.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	715 Tuttle Creek Blvd	Manhattan	KS	No
286.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	10110 77th Street	Pleasant Prairie	WI	No
287.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	5152 Highway 70	Morehead City	NC	No
288.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4811 R Outer Loop	Louisville	KY	No
289.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3401 Raleigh Road Parkway W Bldg. 7	Wilson	NC	No
290.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	3707 Denmark Drive	Council Bluffs	IA	No
291.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	21422 S Ellsworth Loop Road	Queen Creek	AZ	No
292.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	4636 Commercial Dr	New Hartford	NY	No
293.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	1532 Military Road	Niagara Falls	NY	No
294.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	1175 Dawsonville Hwy NW	Gainesville	GA	No
295.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4499 Keith St. NW	Cleveland	TN	No
296.	Bahama Breeze	FCPT International Drive, LLC	Bahama Breeze Holdings, LLC	8849 International Drive	Orlando	FL	No
297.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	3045 N Rocky Point Dr. East	Tampa	FL	No
298.	Bahama Breeze	FCPT Restaurant Properties, LLC	Bahama Breeze Holdings, LLC	3309 Wake Forest Dr.	Raleigh	NC	No
299.	Bahama Breeze	FCPT Restaurant Properties, LLC	Bahama Breeze Holdings, LLC	3590 Breckinridge Blvd	Duluth	GA	No
300.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	12395 SW 88th Sreet	Miami	FL	No
301.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	14701 S. Tamiami Trail	Fort Myers	FL	No
302.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	11000 Pines Blvd	Pembroke Pines	FL	No
303.	Bahama Breeze	FCPT Restaurant Properties, LLC	Bahama Breeze Holdings, LLC	19600 Haggerty Rd	Livonia	MI	No
304.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	2750 Sawgrass Mills Circle	Sunrise	FL	No
305.	Bahama Breeze	FCPT Restaurant Properties, LLC	Bahama Breeze Holdings, LLC	10205 River Coast Drive	Jacksonville	FL	No
306.	Bahama Breeze	FCPT Sunshine Properties, LLC	Bahama Breeze Holdings, LLC	1200 N Alafaya Trail	Orlando	FL	No
307.	Olive Garden	FCPT SW Properties, LLC	Olive Garden of Texas, LLC	21220 Katy Freeway	Katy	TX	No
308.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	4289 Robert C. Byrd Drive	Beckley	WV	No

309.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	2048 N State Route 50	Bourbonnais	IL	No
310.	Olive Garden	FCPT Restaurant Properties, LLC	GMRI, Inc.	6330 SW 3rd St	Oklahoma City	OK	No
311.	Olive Garden	FCPT Garden Properties, LLC	N and D Restaurants, LLC	5450 Renner Rd	Columbus	OH	No
312.	Seasons 52	FCPT Sunshine Properties, LLC	Seasons 52 Holdings, LLC	8930 Tamiami Trail North	Naples	FL	No
313.	Seasons 52	FCPT Sunshine Properties, LLC	Seasons 52 Holdings, LLC	5096 Big Island Dr	Jacksonville	FL	No
314.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4315 Hugh Howell Road	Tucker	GA	No
315.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2120 Killian Hill Road	Snellville	GA	No
316.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3072 Riverside Drive	Macon	GA	No
317.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3241 Washington Road	Augusta	GA	No
318.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	307 S E 17th Street	Ocala	FL	No
319.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	149 Douglas Avenue	Altamonte Springs	FL	No
320.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	7501 Foltz Drive	Florence	KY	No
321.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1709 Browns Bridge Road	Gainesville	GA	No
322.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2633 Floy Farr Parkway	Peachtree City	GA	No
323.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	800 Lawrenceville-Suwanee Rd	Lawrenceville	GA	No
324.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	2901 NW Federal Hwy	Jensen Beach	FL	No
325.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	34863 Emerald Coast Parkway	Destin	FL	No
326.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2733 Dawson Road	Albany	GA	No
327.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	6035 Blazer Memorial Pkwy	Dublin	OH	No
328.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	171 Harbison Road	Columbia	SC	No
329.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	10605 Centrum Parkway	Pineville	NC	No
330.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	10845 Medlock Bridge Rd	Johns Creek	GA	No
331.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	6012 Landmark Center Blvd	Greensboro	NC	No
332.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1450 Perimeter Pkwy	Huntsville	AL	No
333.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1332 Highway 70 SE	Hickory	NC	No
334.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	8212 Citrus Park Drive	Tampa	FL	No
335.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2788 Wilma Rudolph Blvd	Clarksville	TN	No
336.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	12901 S Orange Blossom Trail	Orlando	FL	No
337.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	217 Loudon Rd	Concord	NH	No

338.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	309 North Alafaya Trail	Orlando	FL	No
339.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4907 Grande Blvd	Medina	OH	No
340.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4775 Hwy 280 South	Hoover	AL	No
341.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	953 Boardman-Poland Rd	Boardman	OH	No
342.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2295 Cobbs Ford Rd	Prattville	AL	No
343.	LongHorn	FCPT Hospitality PA Properties, LLC	Rare Hospitality International, Inc.	1000 Pittsburgh Mills Blvd	Tarentum	PA	No
344.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1696 NW Chipman	Lee's Summit	MO	No
345.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	20017 Century Blvd	Germantown	MD	No
346.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4171 Rockside Rd	Independence	OH	No
347.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4800 Jimmy Lee Smith Pkwy	Hiram	GA	No
348.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2535 Hurstbourne Gem Lane	Louisville	KY	No
349.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4100 Town Center Blvd	Bowie	MD	No
350.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3315 Crain Highway	Waldorf	MD	No
351.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	6841 Okeechobee Blvd	West Palm Beach	FL	No
352.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	8650 Snowden River Pkwy	Columbia	MD	No
353.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3480 Camp Creek Pkwy	East Point	GA	No
354.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2217 Harrodsburg Rd	Lexington	KY	No
355.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	875 1st Street SW	Winter Haven	FL	No
356.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	1366 Airport Rd	Jacksonville	FL	No
357.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	6870 US Highway 90	Daphne	AL	No
358.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3730 Clemson Blvd	Anderson	SC	No
359.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	35645 US Hwy 19	Palm Harbor	FL	No
360.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	7711 Voice of America Centre D	West Chester	OH	No
361.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3545 Missouri Blvd	Jefferson City	MO	No
362.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	14056 Thunderbolt Place	Chantilly	VA	No
363.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	795 Hwy 400 South	Dawsonville	GA	No
364.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2601 Gateway Dr	Opelika	AL	No
365.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	10240 East Washington St	Indianapolis	IN	No
366.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1742 Stringtown Rd	Grove City	OH	No

367.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	2451 Wabash Ave	Springfield	IL	No
368.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	6112 Pavilion Way NW	Covington	GA	No
369.	LongHorn	FCPT Hospitality PA Properties, LLC	Rare Hospitality International, Inc.	1035 Grape Street	Whitehall	PA	No
370.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1155 Bankhead Hwy	Carrollton	GA	No
371.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	1340 Kenneth Road	York	PA	No
372.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	30769 Hwy 441 South	Commerce	GA	No
373.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	30 Highland Xing South	East Ellijay	GA	No
374.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3366 Cobb Parkway NW	Acworth	GA	No
375.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	7401 North Grand Praire Dr	Peoria	IL	No
376.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	5583 Highway 153	Hixson	TN	No
377.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	10012 Southpoint Pkwy	Fredericksburg	VA	No
378.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1201 University Town Center Bl	Morgantown	WV	No
379.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3021 West Radio Dr	Florence	SC	No
380.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1650 Olmstead Dr	Portage	IN	No
381.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	100 Hampton Court	Perry	GA	No
382.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	15721 Panama City Beach Pkwy	Panama City Beach	FL	No
383.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1518 Lafayette Pkwy	LaGrange	GA	No
384.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1301 Lovers Lane Rd	Calhoun	GA	No
385.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	106 Travel Center Blvd	Dublin	GA	No
386.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	185 Martin Luther King Jr. Blv	Monroe	GA	No
387.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	249 Range 12 Blvd	Denham Springs	LA	No
388.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	278 Carpenters Cove Lane	Cornelia	GA	No
389.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4409 S. Laburnum Ave	Richmond	VA	No
390.	LongHorn	FCPT Hospitality Properties, LLC	GMR Anne Arundel, Inc.	7059 Arundel Mills Circle	Hanover	MD	No
391.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	5449 Gateway Village Circle	Orlando	FL	No
392.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1294 SW Iris Drive	Conyers	GA	No
393.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	21 Constitution Avenue	Thomasville	GA	No
394.	Olive Garden	FCPT Keystone Properties, LLC	GMR Restaurants of Pennsylvania, LLC	5945 Peach Street	Erie	PA	No

395.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3805 Phoenix Ave	Fort Smith	AR	No
396.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	631 Vann Drive	Jackson	TN	No
397.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	121 Crown Pointe	Kingsland	GA	No
398.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2626 Red Wolf Blvd.	Jonesboro	AR	No
399.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3600 Expressway 83	McAllen	TX	No
400.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3727 Denmark Drive	Council Bluffs	IA	No
401.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	3574 North Gloster Street	Tupelo	MS	No
402.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	2101 N Prospect Ave	Champaign	IL	No
403.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1510 Eglin St.	Rapid City	SD	No
404.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	255 Palm Bay Rd	West Melbourne	FL	No
405.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2170 W Broad Street	Athens	GA	No
406.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	114 Laurel Park Cove	Flowood	MS	No
407.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	1440 Almonesson Road	Deptford	NJ	No
408.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	7401 N 10th Street	McAllen	TX	No
409.	LongHorn	FCPT Hospitality PA Properties, LLC	Rare Hospitality International, Inc.	25 Bear Creek Blvd	Wilkes Barre	PA	No
410.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	5120 Hwy 70	Morehead City	NC	No
411.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2023 Highway 45 N	Columbus	MS	No
412.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	5219 Milan Road	Sandusky	OH	No
413.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	2671 James Street	Coralville	IA	No
414.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	9681 Colerain Ave	Cincinnati	OH	No
415.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	4305 Holiday Inn Express Way N	Cleveland	TN	No
416.	LongHorn	FCPT Remington Properties, LLC	Rare Hospitality Management, LLC	1707 22nd Ave SW	Minot	ND	No
417.	LongHorn	FCPT Hospitality Properties, LLC	Rare Hospitality International, Inc.	420 Exchange Blvd	Bethlehem	GA	No
418.	Wild Fish	FCPT SW Properties, LLC	Eddie V's Holdings, LLC	1834 N Loop 1604 W.	San Antonio	TX	No

SCHEDULE 3
Mortgage Notes
None.

EXHIBIT E-2

FORM OF COMPLIANCE CERTIFICATE
[For the Fiscal [Quarter][Year] ended______________, ____][As of ___________, 20__]
To: JPMorgan Chase Bank, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of [_________], 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned thereto in the Agreement.
This Compliance Certificate is being delivered pursuant to Section [4.02(d)]1 1Compliance Certificates delivered pursuant to Section 4.02(d) should comply with the requirements specified in 5.01(d) or otherwise in form and substance reasonably acceptable to the Administrative Agent. [5.01(d)][5.01(e)][Article VII, paragraph (d)] of the Agreement.
The undersigned Financial Officer hereby certifies as of the date hereof that [he][she] is the __________________________________ of Four Corners GP, LLC, the general partner of the Borrower, and that, as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower in [his][her] capacity as an officer of the Borrower and not individually, and that:

1.
[The financial statements attached hereto as Schedule 1 and delivered herewith pursuant to Section 5.01[(a)] [(c)] of the Agreement have been prepared in accordance with GAAP consistently applied, and present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis [(subject to normal year-end audit adjustments and the absence of footnotes)]2 2Include only for quarterly certifications..]3 3For Compliance Certificates to be delivered pursuant to Section 5.01(d).

2.
[[No change in GAAP or in the application thereof that affects the Borrower has occurred since December 31, 2014.] [The following is a list of each change in GAAP or in the application thereof that has occurred since December 31, 2014 and the effect of such change on the financial statements referred to in paragraph 1:]]4 4For Compliance Certificates to be delivered pursuant to Section 5.01(d).

3.
[I have reviewed the terms of the Agreement and the related Loan Documents, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 1 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default, nor do I have any knowledge of the existence of any such event as at the date of this certificate.] [The following is a list of each Default that has occurred during the accounting period covered by the financial statements referred to in Paragraph 1 above and the actions taken or proposed to be taken with respect thereto:]5 5For Compliance Certificates to be delivered pursuant to Section 5.01(d).

4.
[The Borrower is in compliance with the financial covenants in Section 6.12 of the Agreement as of the last day of the accounting period covered by the financial statements referred to in Paragraph 1 above. Attached hereto as Schedule 2 are reasonably detailed calculations demonstrating such compliance, which Schedule 2 includes, among other things (1) a list of each Eligible Unencumbered Real Property Asset as of the end of the accounting period covered by the financial statements referred to in Paragraph 1 above, together with an indication of whether each Eligible Unencumbered Real Property Asset is subject to a Qualifying Ground Lease, (2) a list or notation of any new Eligible Unencumbered Real Property Asset that has been acquired during such period , including the cost of acquisition and Net Operating Income of each such newly acquired Eligible Unencumbered Real Property Asset and whether such Eligible Unencumbered Real Property Asset is subject to a Qualifying Ground Lease, (3) a list or notation with respect to each sale, encumbrance with a Lien to secure Indebtedness or other transfer of any (x) Eligible Unencumbered Real Property Asset or (y) Real Property Asset (other than an Eligible Unencumbered Real Property Asset, if any) for consideration in excess of $5,000,000 that has occurred during such period and (4) a description of all Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value, including a list or notation of any new Mortgage Notes have been acquired during such period and added to the computation of Eligible Unencumbered Mortgage Note Value. Each Eligible Unencumbered Real Property Asset satisfies the eligibility criteria set forth in the definition of “Eligible Unencumbered Real Property Asset”).][6] [6]For the Compliance Certificate to be delivered pursuant to Section 5.01(d).

5.
[The Borrower is in compliance with the Maximum Unencumbered Leverage Ratio and the Minimum Unencumbered Debt Service Coverage Ratio, in each case calculated in the manner described in Section 5.01(e) of the Agreement as of the date hereof. Attached hereto as Schedule 2 are reasonably detailed calculations demonstrating such compliance, which Schedule 2 includes substantially the same information as the Schedule 2 attached to the Compliance Certificate most recently delivered pursuant to Section 5.01(d) of the Agreement, but with updates to the calculation of the Unencumbered Leverage Ratio and the Unencumbered Debt Service Coverage Ratio to reflect the acquisition, disposition or encumbrance of Unencumbered Real Property and Mortgage Notes included in the computation of Eligible Unencumbered Mortgage Note Value since the end of the most recent quarter for which a Compliance Certificate was delivered pursuant to Section 5.01(d) of the Agreement][7] [7]For Compliance Certificates to be delivered pursuant to Section 5.01(e).

6.
[An updated Schedule ES to the Agreement reflecting any new Excluded Subsidiaries formed during the accounting period covered by the financial statements referred to in Paragraph 1 above] [and an updated Schedule 3.14 to the Agreement reflecting any new Subsidiaries formed during the accounting period covered by the financial statements referred to in Paragraph 1 above], are attached hereto as Schedule 3.][8] [8]For the Compliance Certificate to be delivered pursuant to Section 5.01(d).

7.
[Attached hereto as Schedule 4 is lessee reporting of sales under the leases entered into with Darden Tenants and under the other leases of the Eligible Unencumbered Real Property Assets provided to the Borrower or any of its Subsidiaries by the applicable lessees. To the extent such reporting of sales have not been provided by such lessees to the Borrower or any of its Subsidiaries in accordance with any applicable lease requirements, the Borrower has requested such lessee reporting of sales from the applicable lessees.][9] [9]For Compliance Certificates to be delivered pursuant to Section 5.01(d).

8.
[The Borrower has become aware on ________________, 20___, that the following Eligible Unencumbered Real Property Asset has failed to comply with the requirements set forth in the definition of “Eligible Unencumbered Real Property Asset”:

The Borrower hereby withdraws the above asset from Eligible Unencumbered Real Property Asset and attached hereto as Schedule 1 is an updated list of each Eligible Unencumbered Real Property Asset and whether such Eligible Unencumbered Real Property Asset is subject to a Qualifying Ground Lease. After giving effect to this withdrawal I have reviewed the terms of the Agreement and the related Loan Documents, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries as of the date hereof. Such review has not disclosed the existence of any other condition or event that constitutes a Default or Event of Default, nor do I have any knowledge of the existence of any such event as at the date of this certificate.]10 10For Compliance Certificates to be delivered pursuant to Article VII, paragraph (d).

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, ____.

Name:
Title:[11] [11]To be executed by a Financial Officer of the Borrower

[SCHEDULE 1
Financial Statements]12 12For Compliance Certificates to be delivered pursuant to Section 5.01(d).

[SCHEDULE 2
Financial Covenant Compliance]13 13For Compliance Certificates to be delivered pursuant to Section 5.01(d) and 5.01(e).

[SCHEDULE 3
Updates to Schedule ES and Schedule 3.14]14 14For Compliance Certificates to be delivered pursuant to Section 5.01(d).

[SCHEDULE 4
Lessee Reporting]15 15 For Compliance Certificates to be delivered pursuant to Section 5.01(d).

[SCHEDULE 1
Eligible Unencumbered Real Property Asset]16 16For Compliance Certificates to be delivered pursuant to Article VII, paragraph (d).

EXHIBIT F
FORM OF GUARANTY
THIS GUARANTY (this “Guaranty”) is executed as of November 9, 2015, by each of the parties that is a signatory to this Guaranty (together with any other entity that may hereafter become a party hereto as provided herein, individually, a “Guarantor” and, collectively, the “Guarantors”), for the benefit of JPMORGAN CHASE BANK, N.A., (the “Administrative Agent”, and, together with the Guarantors, collectively, the “Parties” and individually, a “Party”), in its capacity as the administrative agent for the Lenders under the Credit Agreement defined below, for the benefit of itself and such Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below.
RECITALS
A.    Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Administrative Agent and the Lenders have entered into that certain Revolving Credit and Term Loan Agreement of even date herewith (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower Loans and certain other financial accommodations on the terms and conditions set forth in the Credit Agreement;
B.    The Lenders are not willing to make the Loans, issue Letters of Credit, or otherwise extend credit, to the Borrower unless each of the Guarantors unconditionally guarantees payment and performance to the Administrative Agent, for the benefit of the Lenders, of the Obligations; and
C.    Each of the Guarantors is a subsidiary of the Borrower, and each of the Guarantors will directly benefit from the Lenders’ making the Loans and other financial accommodations to the Borrower.
AGREEMENT
NOW, THEREFORE, as an inducement to the Lenders to make the Loans, issue Letters of Credit and make other financial accommodations to the Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Guarantor agrees with the Administrative Agent, for the benefit of the Lenders, as follows:
Section 1.    Guaranty of Obligations.
(a)    Each of the Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally, guarantees to the Administrative Agent, for the benefit of the Lenders the payment and performance of the Obligations other than all Excluded Swap Obligations with respect to such Guarantor (the “Guaranteed Obligations”) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each of the Guarantors hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Guaranteed Obligations as a primary obligor, and that each Guarantor shall fully perform each and every term and provision hereof. This Guaranty is a guaranty of payment and performance in full and not solely a guaranty of collection. Neither the Administrative Agent nor any Lender shall be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity. Upon the occurrence of any Bankruptcy Event with respect to the Company or the Borrower or any Event of Default under clause (h), (i) or (j) of Article VII of the Credit Agreement, notwithstanding the existence of any dispute between the Administrative Agent and the Borrower with respect to the existence of such Bankruptcy Event or such Event of Default, the Guaranteed Obligations will immediately and automatically (without the requirement of the giving of any notice) become due and payable notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Borrower, the Company or any other Loan Party. Upon the occurrence of any Event of Default under Article VII of the Credit Agreement (other than under clause (h), (i) or (j) of Article VII of the Credit Agreement), notwithstanding the existence of any dispute between the Administrative Agent and the Borrower with respect to the existence of such Event of Default, then, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Borrower, the Company or any other Loan Party, in the event of a declaration, attempted declaration, notice or attempted notice by the Administrative Agent (whether or not acting at the direction of the Required Lenders), the Guaranteed Obligations will immediately become due and payable by each of the Guarantors pursuant to this Guaranty. Without limiting the generality of the foregoing, each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, for the benefit of the Lenders, hereby confirms that the Parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the Bankruptcy Code (as defined below), or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Guarantor is intended solely to preserve the rights of the Administrative Agent, for the benefit of the Lenders, to the maximum extent not subject to avoidance under applicable law, and neither a Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the maximum liability of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent on behalf of the Lenders, hereunder; provided that nothing in this sentence shall be construed to increase such Guarantor’s obligations hereunder beyond its maximum liability. Notwithstanding the foregoing, with respect to the grant of any Lien by any Guarantor under the Pledge Agreement, the “Secured Obligations” thereunder shall exclude all Excluded Swap Obligations with respect to such Guarantor.
(b)    For the purposes of Sections 1 and 27, the following terms shall have the following meanings:
(i)    “Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended from time to time, and any successor statute.
(ii)    “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty hereunder of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity

Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes illegal.
(iii)    “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Section 2.    Guaranty Absolute.
(a)    Each Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents. The liability of each Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document, including any increase or decrease in the rate of interest thereon; (ii) any release or amendment or waiver of, or consent to departure from, or failure to act by the Administrative Agent or the Lenders with respect to, or any impairment of any Lien on, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by the Administrative Agent or the Lenders with respect to, any collateral securing payment or performance, of all or any part of the Guaranteed Obligations; (iii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Guaranteed Obligations or any Loan Document; (iv) any change in the corporate existence, structure, or ownership of the Borrower, the Company or any other Loan Party; (v) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document; and (vi) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower, the Company or a Guarantor, other than the Payment in Full of the Guaranteed Obligations.
(b)    Each Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:
(i)    any insolvency proceeding with respect to the Borrower, the Company, any Guarantor, any other Loan Party or any other Person;
(ii)    any limitation, discharge, or cessation of the liability of the Borrower, the Company, any Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(iii)    any merger, acquisition, consolidation or change in structure of the Borrower, the Company, any Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Company, any Guarantor, any other Loan Party or other Person;
(iv)    any assignment or other transfer, in whole or in part, of the Administrative Agent’s interests in and rights under this Guaranty or the other Loan Documents, including the Administrative

Agent’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of the Administrative Agent’s interests in and to any of the collateral specified in the Pledge Agreement;
(v)    any claim, defense, counterclaim or setoff, other than that of prior performance or Payment in Full of the Guaranteed Obligations, that the Borrower, the Company, any Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;
(vi)    the Administrative Agent’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any collateral securing payment or performance of all or any part of the Guaranteed Obligations, or the Administrative Agent’s exchange, release, or waiver of any collateral securing the payment or performance of all or any part of the Guaranteed Obligations;
(vii)    the Administrative Agent’s exercise or nonexercise of any power, right or remedy with respect to any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations, including the Administrative Agent’s compromise, release, settlement or waiver with or of the Borrower, the Company, any Guarantor, any other Loan Party or any other Person;
(viii)    the Administrative Agent’s vote, claim, distribution, election, acceptance, action or inaction in any insolvency proceeding related to the Guaranteed Obligations;
(ix)    any impairment or invalidity of any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations or any failure to perfect any of the Administrative Agent’s Liens thereon or therein; and
(x)    any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Administrative Agent.
(c)    The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrower, the Company and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against any Guarantor, whether or not the Borrower, the Company or any other Loan Party is joined therein or a separate action or actions are brought against the Borrower, the Company or any other Loan Party.
Section 3.    Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until this Guaranty is terminated pursuant to Section 17 hereof.
Section 4.    Waiver of Certain Rights and Notices; Financial Condition of Loan Parties. To the fullest extent not prohibited by applicable law, except as specifically provided herein, each Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require the Administrative Agent or any Lender to proceed against or exhaust its recourse against the Borrower, the Company, any other Loan Party, any other guarantor or endorser, or any security or collateral securing payment or performance, of all or any part of the Guaranteed Obligations held by the Administrative Agent (for the benefit of Lenders) at any time or to pursue any other remedy in its power before proceeding against such Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability, as applicable, of the Borrower, the Company, any other

Loan Party, any of their respective Related Parties or any other Person, (ii) the revocation or repudiation hereof by any Guarantor or the revocation or repudiation of any of the Loan Documents by the Borrower, the Company, any other Loan Party or any other Person, (iii) the failure of the Administrative Agent (on behalf of the Lenders) to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower, the Company or any other Loan Party, (iv) the unenforceability in whole or in part of any Loan Document, (v) the Administrative Agent’s election (on behalf of the Lenders), in any proceeding instituted under the Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by the Administrative Agent (on behalf of the Lenders) which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of such Guarantor to proceed against the Borrower, the Company or any other Loan Party for reimbursement; (f) any defense based upon any taking, modification or release of any collateral securing payment or performance, or other guarantees, of all or any part of the Guaranteed Obligations, or any failure to perfect, or any impairment of, any Lien on, or the taking of or failure to take any other action with respect to, any collateral securing payment or performance of the Guaranteed Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; (h) any rights or defenses based upon an offset by any Guarantor against any obligation now or hereafter owed to such Guarantor by the Borrower, the Company or any other Loan Party; (i) any defense based on the Administrative Agent’s errors or omissions in the administration of the Guaranteed Obligations; and (j) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty; provided, however, that this Section 4 shall not constitute a waiver on the part of any Guarantor of any defense of payment. Each Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Guarantor, until the termination of this Guaranty under Section 17 hereof. In addition, each Guarantor shall not have any right to require the Administrative Agent to obtain or disclose any information with respect to: (i) the financial condition or character of any Loan Party or the ability of any Loan Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any collateral securing payment or performance of all or any of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of the Administrative Agent or any other Person; or (vi) any other matter, fact or occurrence whatsoever.
Section 5.    Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Guarantor until this Guaranty is terminated pursuant to Section 17 hereof. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders on the insolvency, bankruptcy or reorganization of the Borrower, the Company or any other Loan Party or otherwise, all as though the payment had not been made, whether or not the Administrative Agent is in possession of the Guaranty; provided, however, that no such reinstatement shall occur if this Guaranty has terminated pursuant to Section 17(b) hereof.

Section 6.    Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Guaranteed Obligations have been paid in full and the Loan Documents are no longer in effect. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, the amount shall be held in trust for the benefit of the Lenders and shall be promptly paid to the Administrative Agent, for the benefit of the Lenders, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents. If any Guarantor makes payment to the Administrative Agent, for the benefit of the Lenders, of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations are paid in full and the Loan Documents are no longer in effect, the Administrative Agent shall, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of the interest in the Guaranteed Obligations resulting from such payment.
Section 7.    Subordination. Without limiting the Administrative Agent’s rights under any other agreement, any liabilities owed by the Borrower, the Company or any other Loan Party to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, the Company or any other Loan Party, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Borrower, the Company or any other Loan Party to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Lenders and shall be paid over to the Administrative Agent, for the benefit of the Lenders, on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
Section 8.    Payments; Certain Taxes.
(a)    Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Administrative Agent, any Lender or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any insolvency proceeding with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such insolvency proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in dollars and in same day or immediately available funds, to the Administrative Agent at such office of the Administrative Agent specified in the Credit Agreement.
(b)    Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein as provided in Section 2.16 of the Credit Agreement.
Section 9.    Representations and Warranties. Each Guarantor represents and warrants that:

(a)    (i) such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (ii) the execution, delivery and performance of this Guaranty are within such Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action, (iii) this Guaranty has been duly executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution, delivery and performance of this Guaranty by such Guarantor (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order, decree or judgment of any Governmental Authority, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of such Guarantor;
(b)    in executing and delivering this Guaranty, such Guarantor has (i) without reliance on the Administrative Agent or any Lender or any information received from the Administrative Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower’s, the Company’s and any other Loan Party’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower, the Company or any other Loan Party or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Borrower, the Company or any other Loan Party on a continuing basis information concerning the Borrower, the Company or any other Loan Party; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any Lender (including but not limited to any review by the Administrative Agent or any Lender of the affairs of the Borrower, the Company or any other Loan Party);
(c)    [Reserved].
(d)    each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Loan Documents to which it is a party; and
(e)    each representation and warranty in the Credit Agreement made by the Company and the Borrower with respect to each Guarantor is true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects).

Section 10.    Covenants.
(a)    Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower, the Company or any other Loan Party is required to cause such Guarantor to comply with, under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.
(b)    At such time following the date hereof as any direct or indirect Material Subsidiary of any Guarantor is required to accede hereto pursuant to the terms of Section 5.10(a) of the Credit Agreement, such Guarantor shall cause such Subsidiary to execute and deliver to the Administrative Agent an Joinder Agreement and comply with Section 24 hereof.
(c)    Each Guarantor shall furnish to the Administrative Agent such information respecting the operations, properties, business or condition (financial or otherwise) of such Guarantor or its Subsidiaries as the Administrative Agent may from time to time reasonably request.
(d)     Each Guarantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except (other than the maintenance of legal existence of such Guarantor) as could not reasonably be expected to result in a Material Adverse Effect or as may otherwise be permitted under the Credit Agreement.
(e)    Each Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Loan Document to which it is a party.
(f)    Each Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent shall deem necessary to effectuate the purposes of this Guaranty and the other Loan Documents to which such Guarantor is a party, and promptly provide the Administrative Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Administrative Agent.
Section 11.    Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 12.    Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 9.09 of the Credit Agreement, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such Guaranteed Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender shall notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13.    Formalities. Each Guarantor waives presentment, demand, notice of dishonor, default or nonpayment, protest, notice of acceptance of this Guaranty or incurrence of any of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty.
Section 14.    Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement) and each Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 15.    Expenses. Each of the Guarantors shall reimburse the Administrative Agent and the Lenders on demand for all reasonable and documented out-of-pocket costs, expenses and charges incurred by the Administrative Agent and the Lenders in connection with the performance or enforcement of this Guaranty, subject, in each case, to the terms and limitations set forth in Section 9.03 of the Credit Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.
Section 16.    Assignment; Benefits of Guaranty. This Guaranty shall be binding on, and shall inure to the benefit of each Guarantor, the Administrative Agent, the Lenders and their respective successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer by any Guarantor without such consent shall be null and void) (it being understood that a merger or consolidation permitted by the Credit Agreement will not constitute an assignment, transfer or delegation and does not require the consent of the Administrative Agent). Without limiting the generality of the foregoing, the Administrative Agent and each Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other Person in accordance with the terms of the Credit Agreement, and the other person or entity shall then become vested with all the rights granted to the Administrative Agent or such Lender, as applicable, in this Guaranty or otherwise. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and no other Person (other than any Related Party specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Administrative Agent, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.
Section 17.    Termination. This Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate and the Guarantors shall be automatically released from their obligations under this Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person, upon (a) Payment in Full, or (b) the release of such Guarantor pursuant to the last three (3) paragraphs of Article VIII of the Credit Agreement. At the request and sole expense of any Guarantor following any such termination or release, the Administrative Agent shall take all such action reasonably requested by such Guarantor to evidence the release of such Guarantor from its obligations under this Guaranty.
Section 18.    Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19.    Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(a)    if to any Guarantor, to it at c/o Four Corners Operating Partnership, LP, 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941, Attention of Mr. Gerry Morgan and James L. Brat, Esq. (Email address: gerry@fourcornerspropertytrust.com and jim@fourcornerspropertytrust.com); and
(b)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn Floor L2S Chicago, IL 60603-2300, Attention of Ryan T. Bowman, Client Processing Specialist (Telecopy No. 13127324754), (Email address: ryan.t.bowman@jpmorgan.com), with a copy to Morrison & Foerster LLP, 250 W. 55th Street, New York, NY 10019-9601, Attention of Geoffrey R. Peck, Esq.
Each Guarantor and the Administrative Agent may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other Party. All notices and other communications given to Guarantor or the Administrative Agent in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).
Section 20.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Guaranty shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.
(c)    Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of any Party to serve process in any other manner permitted by law.
Section 21.    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the Parties as expressed herein.
Section 22.    ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY ANY GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY EACH GUARANTOR ARE INTENDED BY EACH GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY ANY GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS.
Section 23.    WAIVER OF RIGHT TO TRIAL BY JURY. EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 24.    Additional Guarantors. Each direct or indirect Material Subsidiary of the Borrower that is required to become a Party to this Guaranty pursuant to Section 5.10(a) of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex I hereto.
Section 25.    Limitation of Liability. To the extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against the Administrative Agent or any Lender on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
Section 26.    Guaranteed Parties Not Fiduciaries to any Guarantor. The relationship between each Guarantor and its Affiliates, on the one hand, and each of the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, is solely that of debtor and creditor, and neither such guaranteed party nor any Affiliate thereof shall have any fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
Section 27.    Keepwell Agreement. Each Guarantor that is a Qualified ECP Guarantor hereby unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Guarantor to permit such other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this this Section 27, or otherwise under this Guaranty, as they relate to such Qualified ECP Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this this Section 27 shall remain in force and effect so long as any Lender has any Commitment or any Guaranteed Obligations remain unsatisfied. Each Qualified ECP Guarantor intends that this Section 27 constitute, and this Section 27 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the purposes of this Section 27, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 28.    Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.
FCPT GARDEN PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT SUNSHINE PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT SW PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT INTERNATIONAL DRIVE, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT RESTAURANT PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT REMINGTON PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT HOSPITALITY PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT KEYSTONE PROPERTIES 11, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT PA HOSPITALITY PROPERTIES 11, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT KEYSTONE PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT PA HOSPITALITY PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

ANNEX I to
Guaranty
JOINDER AGREEMENT (this “Joinder Agreement”), dated as of _______, 201_, made by _________________ (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meanings ascribed to them in such Credit Agreement.
W I T N E S S E T H:
WHEREAS, Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Lenders and the Administrative Agent have entered into a Revolving Credit and Term Loan Agreement, dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made Loans and other financial accommodations available to the Borrower that will benefit the Borrower and its Subsidiaries (including the Guarantors);
WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower have entered into the Guaranty, dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which such Subsidiaries guaranteed the Guaranteed Obligations (as defined in the Guaranty);
WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guaranty, and the Additional Guarantor’s failure to do so shall constitute a breach of the Credit Agreement; and
WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guaranty;
NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS AGREED:
1.    Joinder to Guaranty. By executing and delivering this Joinder Agreement, the Additional Guarantor, as provided in Section 24 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor, and, without limiting the generality of the foregoing, hereby expressly assumes and agrees to be bound by all obligations and liabilities of a Guarantor thereunder and shall jointly and severally guaranty the payment and performance of the Guaranteed Obligations as set forth therein. From and after the date hereof, all references in the Guaranty and the other Loan Documents to the “Guarantors” shall include the Additional Guarantor for all purposes. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 9 of the Guaranty is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

2.    Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.
[ADDITIONAL GUARANTOR]

By:
Name:
Title:

EXHIBIT G
FORM OF PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”), dated as of November 9, 2015, is made between each Pledgor named in the signature pages hereof (each a “Pledgor” and, collectively, the “Pledgors”) and JPMorgan Chase Bank, N.A., in its capacity as the administrative agent (the “Administrative Agent”) for the Lenders under the Credit Agreement (defined below).
RECITALS
A.    Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Administrative Agent and the Lenders have entered into that certain Revolving Credit and Term Loan Agreement of even date herewith (as amended, modified, renewed or extended from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower Loans and certain other financial accommodations on the terms and conditions set forth in the Credit Agreement.
B.    The Lenders are not willing to make the Loans, issue Letters of Credit, or otherwise extend credit, to the Borrower unless each Pledgor enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the other Lender Parties, the security interests hereinafter provided to secure the Secured Obligations.
C.    Each of the Pledgors, other than the Borrower, is a subsidiary of the Borrower, and each of the Pledgors will directly benefit from the Lenders’ making the Loans and other financial accommodations to the Borrower.
Accordingly, the parties hereto agree as follows:
SECTION 1    Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)    Certain Defined Terms. As used in this Agreement (including in the recitals hereof), the following terms shall have the following meanings:
“Additional Collateral” means the Additional Pledged LLC Collateral, the Additional Pledged Partnership Collateral and the Additional Pledged Stock Collateral.
“Additional Pledged LLC Collateral” means any and all interest in (a)  any and all additional interests in any limited liability company owned by any Pledgor that is a Pledged Subsidiary hereafter acquired by such Pledgor, including any additional membership interests in any such Pledged Subsidiary, any and all of such Pledgor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of such Pledgor’s rights to and interests in any proceeds and distributions under or pursuant to any Operating Agreements of or with respect to such Pledged Subsidiary or otherwise, including (i) all rights of such Pledgor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to any Operating Agreements or otherwise, (ii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged LLC Interests in such Pledged Subsidiary, (iii) all claims of such Pledgor for damages arising out of or for breach of or default or misrepresentation under any Operating

Agreements or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of such Pledgor to terminate any Operating Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) all rights of such Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of such Pledged Subsidiary, and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and supporting obligations of or with respect to the Pledged LLC Interests in such Pledged Subsidiary and any such Additional Pledged LLC Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.
“Additional Pledged Partnership Collateral” means any and all interests in (a) any and all additional interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Pledgor that is a Pledged Subsidiary hereafter acquired by such Pledgor, any and all of such Pledgor’s other additional rights and interests in and to such Pledged Subsidiary and any and all of such Pledgor’s rights to and interests in any proceeds and distributions under or pursuant to the Partnership Agreement or other equivalent or similar organizational agreement relating to the Pledged Partnership Interests in such Pledged Subsidiary or otherwise, including (i) all rights of such Pledgor to receive moneys in repayment of loans made to such Pledged Subsidiary pursuant to such Partnership Agreement or other equivalent or similar organizational agreement or otherwise, (ii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Partnership Interests in such Pledged Subsidiary, (iii) all claims of such Pledgor for damages arising out of or for breach of or default or misrepresentation under such Partnership Agreement, other equivalent or similar organizational agreement or any documents, instruments or opinions delivered pursuant thereto, (iv) any right of such Pledgor to terminate such Partnership Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (v) all rights of such Pledgor to vote and give appraisals, consents, decisions and directions and exercise any other similar rights with respect to any lawful action of such Pledged Subsidiary, and (b) to the extent not included in the foregoing, all cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Partnership Interests in such Pledged Subsidiary and any such Additional Pledged Partnership Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.
“Additional Pledged Stock Collateral” means any and all (i) additional capital stock or other equity securities issued by, or interests in, any Pledged Subsidiary hereafter acquired by any Pledgor, (ii) warrants, options or other rights entitling such Pledgor to acquire any interest in capital stock or other equity securities of or other equity interests in such Pledged Subsidiary, (iii) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, the Pledged Shares of such Pledged Subsidiary or such additional capital stock or other equity securities or other interests in such Pledged Subsidiary, and (iv) cash and non-cash proceeds and supporting obligations of or with respect to the Pledged Shares of such Pledged Subsidiary and any such Additional Pledged Stock Collateral, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, such Pledgor.
“Lender Parties” means the Administrative Agent, the Issuing Bank and the Lenders.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Operating Agreement” means each operating or similar agreement to which any Pledgor is a party with respect to any Pledged LLC Interests.

“Partnership Agreement” means each limited partnership agreement, general partnership agreement or other partnership agreement to which any Pledgor is a party with respect to any Pledged Partnership Interests.
“Pledged Collateral” has the meaning set forth in Section 2(a).
“Pledged Equity Interests” means the Pledged LLC Interests, the Pledged Partnership Interests and the Pledged Shares.
“Pledged LLC Interests” means all interests in any limited liability company owned by any Pledgor that is a Pledged Subsidiary, including the interests in each limited liability company identified on Schedule 1 (as amended or supplemented from time to time).
“Pledged Partnership Interests” means all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by any Pledgor that is a Pledged Subsidiary, including the interests in each general partnership, limited partnership, limited liability partnership and other partnership identified on Schedule 1 (as amended or supplemented from time to time).
“Pledged Shares” means, at any given time, all of the issued and outstanding shares of the capital stock, whether certificated or uncertificated, of any Pledged Subsidiary owned by any Pledgor. Pledged Shares as of the date hereof are identified on Schedule 1.
“Pledged Subsidiary” means, at any given time, any Material Subsidiary (other than Material Subsidiaries that are Separately Financed Subsidiaries) of the Pledgors. Pledged Subsidiaries as of the date hereof are identified on Schedule 1.
“Quarterly Reporting Date” means each date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (c) of the Credit Agreement.
“Secured Obligations” means the Obligations other than Excluded Swap Obligations (as defined in the Guaranty).
“Securities Act” means the Securities Act of 1933, as amended.
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.
(c)    Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC; provided, however, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 shall govern.
(d)    Interpretation. The rules of interpretation set forth in Section 1.03 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.
SECTION 2    Security Interest.
(a)    Grant of Security Interest. As security for the payment and performance of the Secured Obligations, upon the effectiveness of the Asset Transfer, each Pledgor hereby pledges to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Lender Parties, and hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Lender Parties, a security interest in, all of such Pledgor’s right, title and interest in, to and under (i) the Pledged Equity Interests and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Equity Interests and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Equity Interests and Additional Collateral, including under any and all Partnership Agreements, Operating Agreements, other equivalent or similar organizational agreements and other related agreements, instruments and other documents, and (iii) all books, records and other documentation of such Pledgor related to the Pledged Equity Interests and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”). The Pledgors shall promptly confirm to the Administrative Agent the effectiveness of the Asset Transfer by executing and delivering to the Administrative Agent an Asset Transfer Certificate substantially in the form of Exhibit J to the Credit Agreement. The parties hereto agree that delivery of such Asset Transfer Certificate shall be conclusive evidence of the consummation of the Asset Transfer for all purposes of this Agreement.
(b)    Delivery of Pledged Equity Interests. Each Pledgor hereby agrees to deliver to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, all certificates representing the Pledged Equity Interests, which shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Additional Pledged Subsidiaries. In the event that any Pledgor acquires rights in any Pledged Subsidiary after the date hereof, it shall, not later than the next Quarterly Reporting Date after the acquisition of such rights (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 1 (the “Pledge Supplement”)-and otherwise in form and substance reasonably acceptable to the Administrative Agent, together with all schedules thereto, reflecting such new Pledged Subsidiary. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to any such Pledged Subsidiary immediately upon any Pledgor’s acquisition of rights therein and shall not be affected by the failure of any Pledgor to deliver a Pledge Supplement.
(d)    Delivery of Additional Collateral. If any Pledgor shall become entitled to receive or shall receive any Additional Collateral, such Pledgor shall accept any such Additional Collateral as the agent for the Administrative Agent, shall hold it in trust for the Administrative Agent, shall segregate it from other property or funds of such Pledgor, and shall deliver not later than the next Quarterly Reporting Date after the date of acquisition thereof (or such later date as the Administrative Agent may agree in its sole discretion) all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of the Administrative Agent, at the address and to the Person to be designated by the Administrative Agent, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request, to be held by the Administrative Agent subject to the terms hereof, as part of the Pledged Collateral.
(e)    Financing Statements and Other Action. Each Pledgor hereby authorizes the Administrative Agent to file at any time and from time to time any financing statements describing the Pledged Collateral, and each Pledgor shall execute and deliver to the Administrative Agent, and such Pledgor hereby authorizes the Administrative Agent to file (with or without such Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of the

Administrative Agent in the Pledged Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Pledgor ratifies and authorizes the filing by the Administrative Agent of any financing statements filed prior to the date hereof. Each Pledgor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Each Pledgor will join with the Administrative Agent in notifying any third party who has possession of any Pledged Collateral of the Administrative Agent’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Pledged Collateral for the benefit of the Administrative Agent.
(f)    Continuing Security Interest. Each Pledgor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 21.
SECTION 3    Representations and Warranties. Each Pledgor represents and warrants to the Lender Parties that:
(a)    Existence, Power and Authority. Each Pledgor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.
(b)    Authorization. The execution, delivery and performance by each Pledgor of this Agreement have been duly authorized by all necessary action of such Pledgor, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    Filings and Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person (including any party to any shareholders agreement, Partnership Agreement, Operating Agreement or other equivalent or similar organizational agreement), is required for the due execution, delivery or performance by any Pledgor of this Agreement, except as have been obtained or made and are in full force and effect.
(d)    Valid Issuance of Pledged Collateral. All the Pledged Equity Interests have been, and upon issuance of any Additional Collateral will be, duly and validly issued, and, to the extent applicable, are and will be fully paid and non-assessable.
(e)    Ownership of Pledged Collateral. With respect to the Pledged Equity Interests of any Pledgor such Pledgor is, and with respect to any Additional Collateral such Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement or Permitted Encumbrances.
(f)    Capitalization of the Pledged Subsidiaries. The Pledged Equity Interests constitute 100% of the issued and outstanding shares of capital stock and other ownership interests of the Pledged Subsidiaries. All of the Pledged Equity Interests are in certificated form.
(g)    Options, Warrants, Etc. No securities convertible into or exchangeable for any shares of capital stock or other ownership interests of the Pledged Subsidiaries, or any options, warrants or other commitments entitling any Person to purchase or otherwise acquire any shares of capital stock or other ownership interests of the Pledged Subsidiaries, are issued and outstanding.

(h)    Transfer Restrictions. Except for restrictions and limitations imposed by applicable securities laws generally, there are no restrictions on the transferability of the Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent.
(i)    Shareholders Agreements. Except as previously disclosed in writing to the Administrative Agent on or prior to the date of this Agreement, there are no shareholders, partners or members agreements, voting trusts, proxy agreements or other agreements or understandings which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.
(j)    Location of Chief Executive Office. Each Pledgor’s chief executive office and principal place of business, and all books and records concerning the Pledged Collateral, are located at its address set forth in this Agreement; such Pledgor’s jurisdiction of organization is as set forth in Schedule 1 (as amended or supplemented from time to time); and such Pledgor’s exact legal name each is as set forth on the signature pages of this Agreement.
(k)    Other Financing Statements. Other than financing statements in favor of the Administrative Agent on behalf of itself and the other Lender Parties, no effective financing statement naming any Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.
(l)    Enforceability; Priority of Security Interest. This Agreement (i) creates an enforceable security interest in the Pledged Collateral and (ii) upon delivery thereof pursuant to Section 2(b) or 2(d), as applicable, and filing of a UCC financing statement in such Pledgor’s jurisdiction of organization, will create an enforceable perfected and first priority security interest in the Pledged Collateral, securing the payment and performance of the Secured Obligations.
(m)    Control Agreements. No control agreements exist with respect to any Pledged Collateral other than any control agreements in favor of the Administrative Agent.
(n)    Partnership Agreements and Operating Agreements. Each Partnership Agreement, each Operating Agreement and each other equivalent or similar organizational agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms. To the best knowledge of each Pledgor, there exists no material violation or material default under any Partnership Agreement, Operating Agreement or other equivalent or similar organizational agreement by such Pledgor or the other parties thereto. No Pledgor has knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Partnership Agreement, Operating Agreement or other equivalent or similar organizational agreement.
Each Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral by it hereunder.
SECTION 4    Covenants. Until the earlier of Payment in Full and the delivery by the Borrower to the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent of the Asset Growth Achievement in accordance with Section 5.10(c) of the Credit Agreement, each Pledgor agrees that:
(a)    Defense of Pledged Collateral. Each Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of the Administrative Agent therein and the pledge to the Administrative Agent thereof.

(b)    Preservation of Collateral. Except as may otherwise be permitted under the Credit Agreement, each Pledgor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral.
(c)    Compliance with Laws, Etc. Each Pledgor will comply with all laws, regulations and ordinances relating in a material way to the possession, maintenance and control of the Pledged Collateral.
(d)    Location of Books and Chief Executive Office. Each Pledgor will: (i) keep all books and records pertaining to the Pledged Collateral at the location set forth in Section 3(j); and (ii) give at least 15 days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice to the Administrative Agent of (A) any changes in any such location where books and records pertaining to the Pledged Collateral are kept, or (B) any change in the location of such Pledgor’s chief executive office or principal place of business.
(e)    Change in Name, Identity or Structure. Each Pledgor will give at least 15 days’ (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice to the Administrative Agent of: (i) any change in its name; (ii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iii) any change in its registration as an organization (or any new such registration); and (iv) any change in its jurisdiction of organization. No Pledgor will change its jurisdiction of organization to a jurisdiction outside of the United States.
(f)    Disposition of Pledged Collateral. No Pledgor will surrender or lose possession of (other than to the Administrative Agent or, with the prior consent of the Administrative Agent, to a depositary or financial intermediary), exchange, sell, convey, assign or otherwise dispose of or transfer any of the Pledged Collateral or any right, title or interest therein, except as permitted under the Credit Agreement.
(g)    Liens. No Pledgor will create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to the Administrative Agent created by this Agreement or Permitted Encumbrances.
(h)    Shareholders Agreements. No Pledgor will enter into any shareholders, partners or members agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.
(i)    Issuance of Additional Shares. No Pledgor will consent to or approve, or allow any Pledged Subsidiary to consent to or approve, the issuance to any Person (other than a Pledgor) of any additional shares of any class of capital stock or other ownership interests of such Pledged Subsidiary, or of any securities convertible into or exchangeable for any such shares or other ownership interests, or any warrants, options or other rights to purchase or otherwise acquire any such shares or other ownership interests, except as permitted under the Credit Agreement.
(j)    Securities Accounts. Each Pledgor will give the Administrative Agent immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.
(k)    Compliance With Partnership Agreements, Operating Agreements and Shareholders Agreements. Each Pledgor will comply in all material respects with all of its obligations under each Partnership Agreement, Operating Agreement, shareholders agreement or other equivalent or similar organizational agreement relating to any Pledged Equity Interests and shall enforce all of its rights with respect to any Pledged Equity Interests.

(l)    Partnership Agreements, Operating Agreements or Similar Agreements. Each Pledgor will take all actions necessary to cause each Operating Agreement relating to Pledged LLC Interests, and each Partnership Agreement relating to any Pledged Partnership Interests, to provide specifically at all times that: (i) each Pledged LLC Interest and Pledged Partnership Interest is a security and shall be governed by Article 8 of the applicable Uniform Commercial Code; (ii) each certificate of membership or partnership representing the Pledged LLC Interests and Pledged Partnership Interests shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable Uniform Commercial Code; and (iii) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of the applicable Pledged Subsidiary of any transferee (including the Administrative Agent) that acquires ownership of the Pledged LLC Interests or Pledged Partnership Interests as a result of the exercise by the Administrative Agent of any remedy hereunder or under applicable law. Additionally, each Pledgor agrees that no Pledged LLC Interest or Pledged Partnership Interest (A) shall be dealt in or traded on any securities exchange or in any securities market, (B) shall constitute an investment company security, or (C) shall be held by such Pledgor in a securities account. No Pledgor will vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Partnership Agreement, Operating Agreement or other equivalent or similar organizational agreement in any way that materially changes the rights of such Pledgor with respect to any Pledged Equity Interests in a manner adverse to the Administrative Agent or the Lenders, that could reasonably be expected to adversely affect the validity, perfection or priority of the Administrative Agent’s security interest therein, to cause or permit any direct or indirect Subsidiary of such Pledgor to fail to opt-into Article 8 of the UCC or to cause or permit any direct or indirect Subsidiary of such Pledgor to issue or otherwise have outstanding any uncertificated capital stock or other uncertificated ownership interests.
(m)    Future Pledgors. At such time following the date hereof as any direct or indirect Subsidiary of any Pledgor is required to accede hereto pursuant to the terms of Section 5.10(b) of the Credit Agreement, such Pledgor shall cause such Subsidiary to execute and deliver to the Administrative Agent an Accession Agreement and comply with Section 20.
(n)    Certificates of Pledged Equity Interests and Similar Agreements. Each Pledgor shall cause certificates to be issued in respect of all Pledged Equity Interests. Each Pledgor shall cause each Partnership Agreement, Operating Agreement or other equivalent or similar organizational agreement of each of its direct and indirect Pledged Subsidiaries at all times to be in a form reasonably acceptable to the Administrative Agent.
(o)    Further Assurances. Each Pledgor will promptly, upon the written request from time to time of the Administrative Agent, execute, acknowledge and deliver, and file and record, all such financing statements and other documents and instruments, and take all such action, as shall be reasonably necessary to carry out the purposes of this Agreement.
SECTION 5    Administration of the Pledged Collateral.
(a)    Distributions and Voting Prior to an Event of Default. Unless an Event of Default shall have occurred and be continuing: (i) the Pledgors shall be entitled to receive and retain for their own account any cash dividend on or other cash distribution, if any, in respect of the Pledged Collateral, to the extent consistent with the Loan Documents; and (ii) the Pledgors shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Pledged Subsidiaries to the same extent as the Pledgors would if the Pledged Collateral were not pledged to the Administrative Agent pursuant to this Agreement; provided, however, that in no event shall the provisions of this Section 5(a) operate to limit such distributions to the Borrower and the Company as may be required to make the Restricted Payments otherwise permitted under the Credit Agreement; and provided, further, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of the Administrative Agent in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of or other ownership interests in the Pledged Subsidiaries or any Pledgor’s rights to control or otherwise direct the affairs of the Pledged Subsidiaries in any material respect or violate any provision of this Agreement, the Credit Agreement, any Guaranty or any other Loan Documents. If applicable, a Pledgor shall be deemed the beneficial owner of all Pledged Collateral of such Pledgor for purposes of Sections 13 and 16 of the Exchange Act and agrees to file all reports required to be filed by beneficial owners of securities thereunder. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (a) and to receive the distributions which it is authorized to receive and retain pursuant to this subsection (a).
(b)    General Authority upon an Event of Default. Upon the occurrence and during the continuance of any Event of Default:
(i)    the Administrative Agent shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by the Administrative Agent as part of the Pledged Collateral; provided, however, that in no event shall the provisions of this Section 5(b) operate to limit such distributions to the Borrower and the Company as may be required to make the Restricted Payments otherwise permitted under the Credit Agreement;
(ii)    the Administrative Agent shall have the right following prior written notice to any Pledgor to vote or consent to take any action with respect to the Pledged Collateral of such Pledgor and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to such Pledged Collateral as if the Administrative Agent were the absolute owner thereof; and
(iii)    the Administrative Agent shall have the right, for and in the name, place and stead of any Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral of such Pledgor, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to any Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as the Administrative Agent may deem necessary or desirable to protect, collect, realize upon and preserve any Pledged Collateral, to enforce the Administrative Agent’s rights with respect to any Pledged Collateral and to accomplish the purposes of this Agreement.
(c)    Distributions to Be Held for the Administrative Agent. Distributions and other payments which are received by any Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Pledgor, and be forthwith paid over or delivered to the Administrative Agent in the same form as so received.
(d)    Certain Other Administrative Matters. At any time and from time to time upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). At any time and from time to time upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to exchange certificated

Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.
(e)    Appointment of the Administrative Agent as Attorney-in-Fact. For the purpose of enabling the Administrative Agent to exercise its rights under this Section 5 or otherwise in connection with this Agreement, until the earlier of Payment in Full and the delivery by the Borrower to the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent of the Asset Growth Achievement in accordance with Section 5.10(c) of the Credit Agreement, each Pledgor hereby (i) constitutes and appoints the Administrative Agent (and any of the Administrative Agent’s officers, employees or agents designated by the Administrative Agent) its true and lawful attorney-in-fact, with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of such Pledgor, which the Administrative Agent may reasonably deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce the Administrative Agent’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) revokes all previous proxies with regard to the Pledged Collateral and appoints the Administrative Agent as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders, partners or members of the Pledged Subsidiaries held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Lenders have any Commitments or the Secured Obligations have not been paid and performed in full. Such Pledgor hereby ratifies, to the extent permitted by law, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5. Anything in this Section 5(e) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5(e) unless an Event of Default shall have occurred and be continuing.
(f)    Partnership Agreements, Operating Agreements and Shareholder Agreements. Anything herein to the contrary notwithstanding, (i) each Pledgor shall remain liable under all Partnership Agreements, Operating Agreements, shareholder agreements and other equivalent or similar organizational agreements to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release such Pledgor from any of its duties and obligations under the Partnership Agreements, Operating Agreements, shareholder agreements and other equivalent or similar organizational agreement, and (iii) the Administrative Agent shall not have any obligation or liability under any Partnership Agreements, Operating Agreements, shareholder agreements or other equivalent or similar organizational agreements by reason of this Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of such Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 6    The Administrative Agent Performance of Pledgor Obligations. If any Pledgor fails to perform or comply with any of its obligations contained herein, the Administrative Agent may perform or pay any obligation which any Pledgor has agreed to perform or pay under or in connection with this Agreement, and such Pledgor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this Section 6.
SECTION 7    The Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.
SECTION 8    Remedies.
(a)    Remedies. Upon the occurrence of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement, any Guaranty or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as the Administrative Agent shall determine; provided, however, that such Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent. The Administrative Agent shall give each Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Each Pledgor recognizes that the Administrative Agent may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. The Administrative Agent and each of the Lenders shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Pledgor hereby releases to the extent permitted by law.
(b)    Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts of the Pledged Collateral (including any cash contained in the Pledged Collateral) the application of which is not otherwise provided for herein, shall be applied as provided in Article VII of the Credit Agreement. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Pledgors entitled thereto or otherwise disposed of in accordance with the UCC or other applicable law. The Pledgors (to the extent of their liability as obligors with respect to the Secured Obligations) shall remain liable to the Lender Parties for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.
SECTION 9    Certain Waivers.
(a)    Each Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require any Lender Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in any Lender Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral, except as expressly provided herein or by any other Loan Document; and (iii) all claims, damages, and demands against any Lender Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral, except for any claims arising out of such Lender Party’s gross negligence, bad faith or willful misconduct.
(b)    Each Pledgor waives any right it may have to require the Administrative Agent to pursue any third person for any of the Secured Obligations. The Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. The Administrative Agent may sell the Pledged Collateral without giving any warranties as to the Pledged

Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If the Administrative Agent sells any of the Pledged Collateral upon credit, the Pledgors will be credited only with payments actually made by the purchaser, received by the Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, the Administrative Agent may resell the Pledged Collateral and the Pledgors shall be credited with the proceeds of the sale.
(c)    Each Pledgor agrees that at any time and from time to time, without notice to or the consent of such Pledgor, without incurring responsibility to such Pledgor, and without impairing or releasing the security interests provided for herein or otherwise impairing the rights of the Administrative Agent hereunder, all as the Lender Parties may deem advisable: (i) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower, or obligations of any other Loan Party, under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions or otherwise; (ii) the time, manner, place or terms of any payment under the Loan Documents may be extended or changed, including by an increase or decrease in the interest rate on the Loan Documents or any fee or other amount payable under the Loan Documents, by an amendment, modification or renewal of the Loan Documents or otherwise; (iii) the time for the Borrower’s, or any other Loan Party’s, performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Lender Parties may deem proper; (iv) the Lender Parties may discharge or release, in whole or in part, any Guarantor or any other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Secured Obligations, nor shall any of the Lender Parties be liable to any Pledgor for any failure to collect or enforce payment of the Secured Obligations or to realize on any other collateral therefor; (v) in addition to the Pledged Collateral, the Lender Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (vi) the Lender Parties may request and accept any guaranties of the Secured Obligations and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and (vii) the Lender Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Loan Documents and any power of sale) granted by the Loan Documents or other security document or agreement, or otherwise available to the Lender Parties, with respect to the Secured Obligations, any of the Pledged Collateral or other security for any or all of the Secured Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Pledgor against the Borrower or any other Person.
(d)    To the extent permitted by applicable law, each Pledgor waives and agrees not to assert: (i) any right to require the Lender Parties to proceed against the Borrower, any other Loan Party or any other Person, to proceed against or exhaust any other security held for the Secured Obligations or to pursue any other right, remedy, power or privilege of the Lender Parties whatsoever; (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Secured Obligations; (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Pledgor, any Loan Party or any other Person; (iv) any defense based upon an election of remedies

(including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Pledgor or the right of such Pledgor to proceed against the Borrower, and Loan Party or any other obligor of the Secured Obligations for reimbursement; and (v) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties or which may conflict with the terms of this Agreement, other than that of prior performance or payment in full.
(e)    All rights of the Administrative Agent hereunder, and the obligations of each Pledgor hereunder and the Lien created hereby, shall remain in full force and effect without regard to, and shall not be impaired or affected by, (i) any insolvency or bankruptcy, liquidation, winding up or dissolution of the Borrower, such Pledgor, any other Loan Party or any other Person; (ii) any limitation, discharge, or cessation of the liability of the Borrower, such Pledgor, any other Loan Party or any other Person for any Secured Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Secured Obligations or the Loan Documents; (iii) any assignment or other transfer, in whole or in part, of any Lender Party’s interests in and rights hereunder or in respect of the Loan Documents; (iv) any claim, defense, counterclaim or setoff, other than that of prior performance or payment in full, that the Borrower, any Pledgor, any other Loan Party or any other Person may have or assert; or (v) any Lender Party’s vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy or insolvency case related to the Secured Obligations.
(f)    Each Pledgor waives any and all notice of the creation, renewal, modification, extension or accrual of the Secured Obligations. The Secured Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Agreement. Each Pledgor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Pledgor, any other Loan Party or any other Person with respect to the Secured Obligations, except as otherwise expressly provided herein or in the Credit Agreement.
(g)    No Pledgor shall have any right to require any Lender Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or any other Loan Party or the ability of the Borrower or any other Loan Party to pay and perform the Secured Obligations; (ii) the Secured Obligations; (iii) other security for any or all of the Secured Obligations; (iv) the existence or nonexistence of any guaranties (including any Guaranty) of all or any part of the Secured Obligations; (v) any action or inaction on the part of any Lender Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.
(h)    Until the Secured Obligations shall be Paid in Full, no Pledgor shall have, and no Pledgor shall directly or indirectly exercise, (A) any rights that it may acquire by way of subrogation under or in respect of this Agreement or otherwise, or (B) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Agreement.
SECTION 10    Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:
(a)    if to any Pledgor, to it at c/o Four Corners Operating Partnership, LP, 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941, Attention of Mr. Gerry Morgan and James L. Brat, Esq. (Email address: gerry@fourcornerspropertytrust.com and jim@fourcornerspropertytrust.com); and

(b)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2S, Chicago, IL 60603-2300, Attention of Ryan Bowman (Email address: jpm.agency.cri@jpmorgan.com and ryan.t.bowman@jpmorgan.com).
Each Pledgor and the Administrative Agent may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other party. All notices and other communications given to Pledgor or the Administrative Agent in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).
SECTION 11    No Waiver; Cumulative Remedies. No failure on the part of any of the Lender Parties to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender Parties.
SECTION 12    Costs and Expenses; Indemnification.
(a)    Costs and Expenses. Each of the Pledgors shall reimburse the Administrative Agent and the Lenders within 10 Business Days after receipt of a reasonably detailed invoice for all reasonable and documented out-of-pocket costs, expenses and charges incurred by the Administrative Agent and the Lenders in connection with the performance or enforcement of this Agreement, subject, in each case, to the terms and limitations set forth in Section 9.03 of the Credit Agreement. The obligations of the Pledgors under this Section shall survive the termination of this Agreement.
(b)    Indemnification. Each Pledgor hereby jointly and severally agrees to indemnify each Lender Party, any Affiliate thereof (and any agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03(b) of the Credit Agreement.
(c)    Payment. All amounts due under this Section shall be payable not later than 10 Business Days after receipt of a reasonably detailed invoice therefor.
(d)    Interest. Any amounts payable to the Lender Parties under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.12(c) of the Credit Agreement.
SECTION 13    Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of each Pledgor, the Administrative Agent, the Lenders and their respective successors and assigns; provided that no Pledgor may assign or transfer its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer by any Pledgor without such consent shall be null and void). Without limiting the generality of the foregoing, the Administrative Agent and each Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other person or entity in accordance with the terms of the Credit Agreement, and the other person or entity shall then become vested with all the rights granted to the Administrative Agent or such Lender, as applicable, in this Agreement or otherwise.

SECTION 14    Governing Law; Jurisdiction; Consent to Service; Waiver of Right to Jury Trial.
(a)    This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than New York.
(b)    Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Pledgor or its properties in the courts of any jurisdiction.
(c)    Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in subsection (b) above. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each Pledgor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    EACH PLEDGOR AND AGENT, ON BEHALF OF THE LENDERS, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PLEDGOR AND AGENT, ON BEHALF OF THE LENDERS, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 15    ENTIRE AGREEMENT; AMENDMENT.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED BY ANY PLEDGOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH PLEDGOR, AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER

HEREOF AND THEREOF. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED BY EACH PLEDGOR ARE INTENDED BY EACH PLEDGOR, AGENT AND THE LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY PLEDGOR, AGENT AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT EXECUTED BY ANY PLEDGOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY PLEDGOR, AGENT AND THE LENDERS.
(b)    No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement) and each affected Pledgor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
SECTION 16    Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
SECTION 17    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 18    Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, such provisions are incorporated herein by this reference.
SECTION 19    No Inconsistent Requirements. Each Pledgor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms. In the event of any conflict or inconsistency between the provisions of this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall control.
SECTION 20    Future Pledgors. At such time following the date hereof as any Person (an “Acceding Pledgor”) is required to accede hereto pursuant to the terms of Section 5.10(b) of the Credit Agreement, such Acceding Subsidiary shall (and the Borrower and each applicable Pledgor shall cause such Acceding Subsidiary to) execute and deliver to the Administrative Agent no later than the next Quarterly Reporting Date (or such later date as the Administrative Agent may agree in its sole discretion) an accession agreement substantially in the form of Annex 2 (the “Accession Agreement”) and otherwise in form and substance reasonably acceptable to the Administrative Agent, together with all schedules thereto, signifying its agreement to be bound by the provisions of this Agreement as a Pledgor to the same extent as if such Acceding Pledgor had originally executed this Agreement as of the date hereof.
SECTION 21    Termination. This Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Pledgor hereunder shall automatically terminate upon (a) the Payment in Full, (b) and the delivery by the Borrower to the Administrative Agent of evidence reasonably satisfactory to the Administrative Agent of the Asset Growth Achievement in accordance with Section 5.10(c) of the Credit Agreement. In the case of any disposition of any Pledged Collateral in a transaction permitted pursuant to Section 6.03 of the Credit Agreement, the Liens created hereby shall be automatically released. At the request and sole expense of any Pledgor following any such termination or release, the Administrative Agent shall deliver to such Pledgor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.
SECTION 22    Limitation of Liability. To the extent permitted by applicable law, no Pledgor shall assert, and each Pledgor hereby waives, any claim against the Administrative Agent or any Lender on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

THE PLEDGORS FOUR CORNERS OPERATING PARTNERSHIP, LP By: FOUR CORNERS GP, LLC, its general partner By:________________________________ Name: Title:

FCPT KEYSTONE PROPERTIES 11, LLC By: ________________________________ Name: Title:

FCPT PA HOSPITALITY PROPERTIES 11, LLC By: ________________________________ Name: Title:

ADMINISTRATIVE AGENT JPMORGAN CHASE BANK, N.A. By: ________________________________ Name: Title:

SCHEDULE 1
to the Pledge Agreement

PLEDGED EQUITY INTERESTS

1.    Pledged LLC Interests. Interests in each limited liability company that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Number of Units	Date of Issuance of Units
Four Corners Operating Partnership, LP (DE)	FCPT Garden Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Sunshine Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT SW Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT International Drive Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Keystone Properties 11, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	Kerrow Holdings, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Restaurant Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Remington Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Hospitality Properties, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT PA Hospitality Properties 11, LLC	10	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT Keystone Properties, LLC	89	November 9, 2015
Four Corners Operating Partnership, LP (DE)	FCPT PA Hospitality Properties, LLC	89	November 9, 2015
FCPT Keystone Properties 11, LLC	FCPT Keystone Properties, LLC	11	November 9, 2015
FCPT PA Hospitality Properties 11, LLC	FCPT PA Hospitality Properties, LLC	11	November 9, 2015
2.Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests
None

3.Pledged Shares. Capital stock of each Pledged Subsidiary being represented by stock certificates as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares
None

ANNEX 1
to the Pledge Agreement
FORM OF PLEDGE SUPPLEMENT

To:    _________________, as the Administrative Agent

Re:	_________________

Ladies and Gentlemen:
This Pledge Supplement is made and delivered pursuant to Section 2 of that certain Pledge Agreement dated as of November 9, 2015 (as amended, modified, renewed or extended from time to time, the “Pledge Agreement”), made between each Pledgor named in the signature pages thereof (each a “Pledgor” and collectively, the “Pledgors”), JPMorgan Chase Bank, N.A. (“the Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Pledge Agreement or the Credit Agreement.
The undersigned, ___________________________ [insert name of Pledgor], a _____________________ [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.
Schedule 1 to the Pledge Agreement is hereby amended by adding Schedule 1 attached hereto to the Pledge Agreement.
This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.
THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[PLEDGOR]
By
Title

SUPPLEMENT TO SCHEDULE 1
to the Pledge Agreement
PLEDGED EQUITY INTERESTS
1.    Pledged LLC Interests.     Interests in each limited liability company that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Number of Units	Date of Issuance of Units

2.Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3.Pledged Shares. Capital stock of each Pledged Subsidiary being represented by stock certificates as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

ANNEX 2
to the Pledge Agreement
FORM OF ACCESSION AGREEMENT

To:    _________________, as the Administrative Agent

Re:	_________________

Ladies and Gentlemen:
This Accession Agreement is made and delivered pursuant to Section 20 of that certain Pledge Agreement dated as of November 9, 2015 (as amended, modified, renewed or extended from time to time, the “Pledge Agreement”), made between each Pledgor named in the signature pages thereof (each a “Pledgor” and collectively, the “Pledgors”), and JPMorgan Chase Bank, N.A. (the “the Administrative Agent”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Pledge Agreement or the Credit Agreement.
The undersigned, ___________________________ [insert name of acceding Pledgor], a _____________________ [corporation, partnership, limited liability company, etc.], hereby acknowledges for the benefit of the Lender Parties that it shall be a “Pledgor” for all purposes of the Pledge Agreement effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 3 of the Pledge Agreement are true and correct as to the undersigned as of the date hereof.
Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Pledgor under, and to be bound in all respects by the terms of, the Pledge Agreement, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. The undersigned (i) hereby grants to the Administrative Agent, for itself and on behalf of and for the ratable benefit of the other Lender Parties, a security interest in all of the undersigned’s right, title and interest in and to all “Pledged Collateral” of the undersigned, in each case whether presently existing or owned or hereafter arising or acquired and wherever located; and (ii) agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall become part of the Pledged Collateral and shall secure all Secured Obligations
Schedule 1 to the Pledge Agreement is hereby amended by adding Schedule 1 attached hereto to the Pledge Agreement.
This Accession Agreement shall constitute a Loan Document under the Credit Agreement.
THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[PLEDGOR]
By
Title

SUPPLEMENT TO SCHEDULE 1
to the Pledge Agreement
PLEDGED EQUITY INTERESTS
1.    Pledged LLC Interests. Interests in each limited liability company that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Number of Units	Date of Issuance of Units

2.Pledged Partnership Interests. Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a Pledged Subsidiary as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

3.Pledged Shares. Capital stock of each Pledged Subsidiary being represented by stock certificates as follows:

Pledgor (Jurisdiction of Organization)	Pledged Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

EXHIBIT H

FORM OF DARDEN LEASE

(Attached)

LEASE AGREEMENT

by and between

[__________],
as Lessor

and

[__________],
as Lessee

Made as of [__________], 2015

TABLE OF CONTENTS
Page
Article I BASIC LEASE TERMS    1
Section 1.01    Property Address    1
Section 1.02    Commencement Date    1
Section 1.03    Initial Term Expiration Date    1
Section 1.04    Extension Options    1
Section 1.05    Term Expiration Date (if fully extended)    1
Section 1.06    Base Annual Rent    1
Section 1.07    Rental Adjustment    1
Section 1.08    Adjustment Date    1
Section 1.09    Security Deposit    1
Section 1.10    Guarantor    2
Section 1.11    Lessee Tax Identification No    2
Section 1.12    Lessor Tax Identification No    2
Section 1.13    Definitions    2
Article II LEASE OF PROPERTY    9
Section 2.01    Lease    9
Section 2.02    Quiet Enjoyment    9
Section 2.03    Lessee’s Property    10
Article III LEASE TERM; EXTENSION    10
Section 3.01    Initial Term    10
Section 3.02    Extensions    10
Section 3.03    Notice of Exercise    10
Section 3.04    Fair Market Value Rent    11
Section 3.05    Arbitration    11

Section 3.06    Removal of Lessee’s Property    12
Article IV RENTAL AND OTHER MONETARY OBLIGATIONS    13
Section 4.01    Base Monthly Rental    13
Section 4.02    Adjustments    13
Section 4.03    Additional Rental    13
Section 4.04    Rental To Be Net to Lessor    13
Section 4.05    Wire Transfer    13
Section 4.06    Late Charges; Default Interest    14
Section 4.07    Holdover    14
Section 4.08    Guaranty    14
Article V REPRESENTATIONS AND WARRANTIES OF LESSEE    14
Section 5.01    Organization, Authority and Status of Lessee    14
Section 5.02    Enforceability    14
Section 5.03    Property Condition    15
Section 5.04    Litigation    15
Section 5.05    Absence of Breaches or Defaults    15
Section 5.06    Licenses and Permits    15
Section 5.07    Compliance With OFAC Laws    15
Section 5.08    Solvency    15
Article VI TAXES AND ASSESSMENTS; UTILITIES; INSURANCE    15
Section 6.01    Taxes.    15
Section 6.02    Utilities    17
Section 6.03    Insurance.    17
Section 6.04    Tax and Insurance Impound    20
Article VII MAINTENANCE; ALTERATIONS    20
Section 7.01    Condition of Property; Maintenance    20
Section 7.02    Alterations and Improvements    21

Section 7.03    Lessor Approvals    21
Section 7.04    Encumbrances    22
Section 7.05    Rooftop Installations    22
Article VIII USE OF THE PROPERTY; COMPLIANCE    22
Section 8.01    Use    22
Section 8.02    Alternative Use    23
Section 8.03    Compliance.    23
Section 8.04    Permitted Contest    23
Section 8.05    Environmental.    24
Article IX ADDITIONAL COVENANTS    26
Section 9.01    Performance at Lessee’s Expense    26
Section 9.02    Inspection    27
Section 9.03    Financial Information    27
Section 9.04    OFAC Laws    28
Section 9.05    Estoppel Certificates.    28
Article X RELEASE AND INDEMNIFICATION    29
Section 10.01    Release and Indemnification    29
Article XI CASUALTY AND CONDEMNATION    30
Section 11.01    Fire and Other Casualty.    30
Section 11.02    Condemnation.    32
Article XII DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES AND MEASURE OF DAMAGES    34
Section 12.01    Event of Default    34
Section 12.02    Remedies    35
Section 12.03    Default by Lessor    36
Section 12.04    Additional Equitable Rights; Mitigation    36
Section 12.05    Interest    36

Article XIII MORTGAGE, SUBORDINATION AND ATTORNMENT    36
Section 13.01    No Liens    36
Section 13.02    Subordination    36
Section 13.03    Election To Declare Lease Superior    37
Section 13.04    Attornment    37
Section 13.05    Execution of Additional Documents    37
Section 13.06    Notice to Lender    37
Article XIV ASSIGNMENT    38
Section 14.01    Assignment by Lessor    38
Section 14.02    No Assignment by Lessee    38
Section 14.03    Cure Rights Upon Assignee Default    40
Article XV NOTICES    40
Section 15.01    Notices    40
Article XVI Right of First Offer    41
Section 16.01    First Offer    41
Section 16.02    Excluded Transaction    42
Section 16.03    Restrictions on Sale and Assignment    42
Article XVII    42
REIT PROTECTIONS    42
Section 17.01    Rents from Real Property    42
Article XVIII MISCELLANEOUS    43
Section 18.01    Force Majeure    43
Section 18.02    No Merger    43
Section 18.03    Interpretation    43
Section 18.04    Characterization    44
Section 18.05    Confidentiality    44
Section 18.06    Bankruptcy    45

Section 18.07    Attorneys’ Fees    46
Section 18.08    Memoranda of Lease    46
Section 18.09    No Brokerage    46
Section 18.10    Waiver of Jury Trial and Certain Damages    47
Section 18.11    State-Specific Provisions    47
Section 18.12    Time Is of the Essence; Computation    47
Section 18.13    Waiver and Amendment    47
Section 18.14    Successors Bound    48
Section 18.15    Captions    48
Section 18.16    Other Documents    48
Section 18.17    Entire Agreement    48
Section 18.18    Forum Selection; Jurisdiction; Venue; Choice of Law    48
Section 18.19    Counterparts    48

EXHIBIT A	0	LEGAL DESCRIPTION
EXHIBIT B	0	STATE-SPECIFIC PROVISIONS
SCHEDULE 1.13	0	BASE ANNUAL RENT SCHEDULE

LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made as of November [__], 2015 by and between [__________], a [__________] (“Lessor”), whose address is [__________], and [__________], a [__________] (“Lessee”), whose address is 1000 Darden Center Drive, Orlando, Florida 32837.
In consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:
Article I

BASIC LEASE TERMS
Section 1.01    Property Address. The street address of the Property is as follows:________________________________________.
Section 1.02    Commencement Date. [__________], 2015.
Section 1.03    Initial Term Expiration Date. [__________], 20__.
Section 1.04    Extension Options. _______ extensions of ______ years each, as described in Section 3.02.
Section 1.05    Term Expiration Date (if fully extended). [__________], 20__.
Section 1.06    Base Annual Rent. Initially the amount of $[__________], and as increased as described in Article III and Article IV.
Section 1.07    Rental Adjustment. For the Initial Term and each Extension Term other than the ________ (__th) and _____ (__th) Extension Terms, 1.5% per annum as described in Section 4.02. For the first year of the _____ (__th) and ____ (__th) Extensions, the Fair Market Value Rent as determined in Article III and thereafter 1.5% per annum, as described in Section 4.02.
Section 1.08    Adjustment Date. First anniversary of the Commencement Date, unless the Commencement Date shall be other than the first day of the month, in which case the Adjustment Date shall be first day of the first full month following the anniversary of the Commencement Date and every annual anniversary thereafter during the Lease Term (including any Extension Term).
Section 1.09    Security Deposit. None.
Section 1.10    Guarantor. [None] or [Darden Restaurants, Inc.].
Section 1.11    Lessee Tax Identification No. [__________].
Section 1.12    Lessor Tax Identification No. [__________].
Section 1.13    Definitions. The following terms shall have the following meanings for all purposes of this Lease:

(a)    “Acceptance Notice” has the meaning set forth in Section 16.01.
(b)    “Additional Rental” has the meaning set forth in Section 4.03.
(c)    “Adjustment Date” has the meaning set forth in Section 1.08.
(d)    “Affiliate” means (i) any Person which directly or indirectly controls, is under common control with or is controlled by any other Person or (ii) any ownership (direct or indirect) by one Person of ten percent (10%) or more of the ownership interests of another Person. For purposes of this definition, “controls,” “under common control with,” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
(e)    “Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including, without limitation, (a) 18 U.S.C. §§ 1956 and 1957; and (b) the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq., and its implementing regulations, 31 CFR Part 103.
(f)    “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.
(g)    “Base Annual Rental” means initially the amount $[__________] and as increased as described on each Adjustment Date as set forth in Article III and Article IV. For the convenience of the parties Base Annual Rental for each year of the Initial Term and the first three (3) Extension Terms (if exercised) shall be as set forth in Schedule 1.13.
(h)    “Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental.
(i)    “Buildings” has the meaning set forth in the definition of “Improvements”.
(j)    “Business Day” means any day other than a Saturday, Sunday or day on which banks are required or authorized to close in the State of Florida.
(k)    “Casualty” means any loss of or damage to any property included within or related to the Property or arising from an adjoining property caused by an Act of God, fire, flood or other catastrophe.
(l)    “Change in Control” means, with respect to any Person other than a U.S. Publicly Traded Entity for which this definition shall not apply, (i) a merger, consolidation or transfer of the direct or indirect ownership interest of any Person in which the stockholders of such Person immediately prior to such transaction would own, in the aggregate, less than fifty percent (50%) of the total combined voting power of all classes of capital stock of the surviving Person normally entitled to vote for the election of directors of the surviving or acquiring Person or (ii) the sale by any Person of all or substantially all such Person’s assets in one transaction or in a series of related transactions.
(m)    “Code” means the Internal Revenue Code of 1986, as amended.
(n)    “Costs” means all reasonable costs and expenses incurred by a Person, including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, brokerage fees, escrow fees, title insurance premiums, appraisal fees, stamp taxes, recording fees and transfer taxes or fees, as the circumstances require.
(o)    “Default Rate” means the lower of 12% per annum or the highest rate permitted by law, whichever is less.
(p)    “Environmental Laws” means federal, state and local laws, ordinances, common law requirements and regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees having the effect of law in effect now or in the future and including all amendments, that relate to Hazardous Materials, Regulated Substances, USTs, and/or the protection of human health or the environment, or relating to liability for or Costs of Remediation or prevention of Releases, and apply to Lessee and/or the Property.
(q)    “Environmental Liens” has the meaning set forth in Section 8.05(a)(i)(5).
(r)    “Event of Default” has the meaning set forth in Section 12.01.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)    “Expiration Date” has the meaning set forth in Section 3.01.
(u)    “Extension Option” has the meaning set forth in Section 3.02.
(v)    “Extension Term” has the meaning set forth in Section 3.02.
(w)    “Fixtures” means all equipment, machinery, fixtures and other items of real property, including all components thereof, not constituting trade fixtures or signage, now and hereafter permanently affixed to or incorporated into the Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, ventilating, incineration, air and water pollution control, waste disposal, underground tanks, air cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment, all of which, to the greatest extent permitted by applicable Legal Requirements, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto but excluding any items of Lessee’s Property.
(x)    “Force Majeure Event” has the meaning set forth in Section 18.01.
(y)    “Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, any state or any political subdivision thereof with authority to adopt, modify, amend, interpret, give effect to or enforce any federal, state and local laws, statutes, ordinances, rules or regulations, including common law, or to issue court orders.
(z)    [Omit when appropriate] “Guaranty” means that certain Guaranty of Lease dated as of the date hereof given by Guarantor for the benefit of Lessor, as the same may be amended from time to time.
(aa)    “Hazardous Materials” includes: (a) oil, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials, contaminants or pollutants which pose a hazard to the Property or to Persons on or about the Property, cause the Property to be in violation of any local, state or federal law or regulation, (including without limitation, any Environmental Law), or are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “contaminants,” “pollutants,” or words of similar import under any applicable local, state or federal law or under the regulations adopted, orders issued, or publications promulgated pursuant thereto, including, but not limited to: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; (ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. § 1801, et seq.; (iii) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; and (iv) regulations adopted and publications promulgated pursuant to the aforesaid laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million; (c) underground storage tanks; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of any adjoining property.
(bb)    “Improvements” means all buildings, structures and other improvements and expansions thereof (collectively, the “Buildings”) of every kind now or hereafter located on or under the Land, including, without limitation, the restaurant commonly known as [ Brand ] (the “Restaurant”) located on the Land, any and all alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on site and off site to the extent Lessor has obtained any interest in the same), parking areas and roadways appurtenant thereto.
(cc)    “Indemnified Parties” means Lessor and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor.
(dd)    “Index” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a base period equaling 100 in 1982-1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.
(ee)    “Initial Term” has the meaning set forth in Section 3.01.
(ff)    “Insolvency Event” means (a) a Person’s (i) failure to generally pay its debts as such debts become due; (ii) admitting in writing its inability to pay its debts generally; or (iii) making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against any Person (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against any Person, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) any Person taking any corporate action to authorize any of the actions set forth above in this definition.
(gg)    “Insurance Premiums” shall have the meaning in Section 6.04.
(hh)    “Land” that certain land more particularly described on Exhibit A including any rights, rights of way, easements, water rights, and Lessor’s right, title and interest in and to all streets, alleys, strips and gores abutting such land, if any.

(ii)    “Late Term Damaged Property” has the meaning set forth in Section 11.01(b).
(jj)    “Law(s)” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted Governmental Authority, court or agency, now or hereafter enacted or in effect.
(kk)    “Lease Term” shall have the meaning described in Section 3.01.
(ll)    “Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Lessee or to the Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Property, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of the Property.
(mm)    “Lender” means any lender in connection with any loan secured by Lessor’s interest in the Property, and any servicer of any loan secured by Lessor’s interest in the Property.
(nn)    “Lessee Awards” has the meaning set forth in Section 11.01(c).
(oo)    “Lessee Damages” has the meaning set forth in Section 11.02(f).
(pp)    “Lessee’s Property” means (a) all trade fixtures, all moveable personal property, furniture, equipment and machinery, inventory, operating supplies, signs and other tangible personal property of every kind and nature, now or hereafter located on the Land or used by Lessee in connection the operation of its business at the Property (collectively, the “Personal Property”), (b) all licenses, permits, approvals, development rights, certificates, variances, consents, authorizations and similar documents now or hereafter necessary or desirable for Lessee’s use, occupancy and operation of the Property (collectively, the “Permits”), (c) all management, maintenance, repair, utility, service and supply contracts now or hereafter affecting the Property (collectively, the “Property Contracts”), (d) all leases and purchase money security agreements for all equipment, machinery, vehicles, furniture or other personal property now or hereafter located at the Property and used in the operation of the Lessee’s business at the Property (“Equipment Leases”), (e) all past, present or future trademarks, tradenames, service marks, copyrights, websites and domain names all applications and rights, if any, to apply for the protection of any of the foregoing, and all goodwill associated with the operation of Lessee’s business (including, but not limited to, the design, appearance and theme of the restaurant operating on the Property that identifies the restaurant as a distinct brand, the restaurant menu, and employee uniforms, collectively, the “Intellectual Property”); (f) any refunds of real estate taxes with respect to any period prior to the Lease Term or during the Lease Term, (g) refunds, rebates, or other claims, or any interest thereon with respect to any period prior to the Lease Term or during the Lease Term, (h) monies on deposit in any operating accounts, reserve accounts, or other accounts of Lessee with respect to any period prior to the Lease Term or during the Lease Term, (i) any Fixtures, personal property or equipment now or hereafter owned by a third party lessor under any Equipment Lease, (j) deposits with utilities, vendors, or other third parties with respect to any period prior to the Lease Term or during the Lease Term, and (k) prepaid license and permit fees and other prepaid items with respect to any period prior to the Lease Term or during the Lease Term.

(qq)    “Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, diminutions in value, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).
(rr)    “Material Adverse Effect” means a material adverse effect on (a) any Property, including, without limitation, the operation of the Property as a Permitted Facility and/or the value of the Property; (b) the contemplated business, condition, worth or operations of Lessee; (c) Lessee’s ability to perform its obligations under this Lease; [or] (d) Lessor’s interests in the Property or this Lease; [or (e) any Guarantor’s ability to perform its obligations under each Guaranty.]
(ss)    “Monetary Obligations” means all Rental and all other sums payable or reimbursable by Lessee under this Lease to Lessor, to any third party on behalf of Lessor, or to any Indemnified Party.
(tt)    “Mortgages” means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings executed by Lessor for the benefit of Lender with respect to the Property, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions.
(uu)    “OFAC Laws” means Executive Order 13224 issued by the President of the United States, and all regulations promulgated thereunder, including, without limitation, the Terrorism Sanctions Regulations (31 CFR Part 595), the Terrorism List Governments Sanctions Regulations (31 CFR Part 596), the Foreign Terrorist Organizations Sanctions Regulations (31 CFR Part 597), and the Cuban Assets Control Regulations (31 CFR Part 515), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including without limitation, the U.S. Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as supplemented, amended or modified from time to time after the Commencement Date, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.
(vv)    “Offer” has the meaning set forth in Section 16.01.
(ww)    “Original Lessee” has the meaning set forth in Section 14.03.
(xx)    “Permitted Amounts” shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the state where the Property is located.
(yy)    “Permitted Facility” or “Permitted Facilities” means (i) any nationally recognized casual or fine dining brand restaurant, (ii) any other regionally recognized casual or fine dining brand restaurant with at least twenty-five (25) units (not counting the Property) or (iii) any other casual or fine dining restaurant concept operated by Darden Restaurants, Inc. or any Affiliate of Darden Restaurants, Inc.
(zz)    “Permitted Transferee” means Person which (w) is the successor, by merger, consolidation, sale of stock, liquidation or otherwise (directly or indirectly), to all or substantially all of

Lessee’s assets and liabilities or (x) controls or is controlled by or is under common control with Lessee (directly or indirectly) or (y) is a franchisee of a Person that controls, is controlled by or is under common control with Lessee, or (z) is a Person that has or is controlled by or under common control with a Person that has (1) a net worth as of the effective date of such assignment of at least $10,000,000.00, (2) been engaged in the business of operation or management of nationally or regionally recognized restaurants for at least five (5) years, and (3) at least ten (10) restaurants in operation under management or ownership.
(aaa)    “Person” means any individual, partnership, corporation, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.
(bbb)    “Proceeds Reserve” has the meaning set forth in Section 11.01(a).
(ccc)    “Property” means, collectively, the Land, the Improvements and the Fixtures.
(ddd)    “Proprietary Information” means the business concept, operating techniques, marketing methods, financial information (including Lessee’s financial reports delivered to Lessor under Section 9.03), demographic techniques, plans, site renderings, schedules, customer profiles, preference or statistics, itemized costs, territories and development plans and all related trade secrets or confidential or proprietary information treated as such by Lessor or Lessee, whether by course of conduct, by letter or report or by use of any appropriate proprietary stamp of legend designating such information item to be confidential or proprietary, by communication to such effect made prior to or at the time any such Proprietary Information is disclosed to Lessor or Lessee, or otherwise.
(eee)    “Real Estate Taxes” has the meaning set forth in Section 6.04.
(fff)    “Regulated Substances” means “petroleum” and “petroleum-based substances” or any similar terms described or defined in any of the Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.
(ggg)    “REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Code.
(hhh)    “Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.
(iii)    “Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.
(jjj)    “Rental” means, collectively, the Base Annual Rental and the Additional Rental.
(kkk)    “Reserve” shall have the meaning in Section 6.04.
(lll)    “Restaurant” has the meaning set forth in the definition of “Improvements”.
(mmm)    “SNDA” means subordination, nondisturbance and attornment agreement or in the case of a ground lessor, a recognition agreement.

(nnn)    “Spinoff Entity” means a Person(s) that acquire(s) all or substantially all of the assets of a unit, division, group or operation that includes any of (i) Lessee, (ii) Lessee’s direct or indirect parent, or (iii) no less than five (5) restaurants operating under the same restaurant brand as is operating at the Property as an ongoing concern (whether by acquisition of assets directly or the acquisition of one or more Persons directly or indirectly hold such assets).
(ooo)    “Structural Alteration” means any alterations that would be reasonably expected to affect any structural component of the Improvements; provided that the following shall not constitute Structural Alterations: (i) alterations with respect to Lessee’s brand imaging and trademarks on the façades of the Improvements; (ii) alterations concerning any HVAC system or other building system such as electrical, plumbing, mechanical, or engineering systems; and (iii) emergency repairs.
(ppp)    “Successor Lessor” has the meaning set forth in Section 13.04.
(qqq)    “Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any Property which may result from such Release.
(rrr)    “Turnover Amount” has the meaning set forth in Section 11.01(a).
(sss)    “U.S. Publicly Traded Entity” means an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such an entity.
(ttt)    “USTs” means any one or combination of tanks and associated product piping systems used in connection with storage, dispensing and general use of Regulated Substances.
Article II
LEASE OF PROPERTY
Section 2.01    Lease. In consideration of Lessee’s payment of the Rental and other Monetary Obligations and Lessee’s performance of all other obligations hereunder, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Property, “AS IS” and “WHERE IS” without representation or warranty by Lessor, and subject to the existing state of title, the parties in possession, any statement of facts which an accurate survey or physical inspection might reveal, and all Legal Requirements now or hereafter in effect.
Section 2.02    Quiet Enjoyment. So long as Lessee shall pay the Rental and other Monetary Obligations provided in this Lease, and shall keep and perform all of the terms, covenants and conditions on its part contained herein, Lessee shall have, subject and to the terms and conditions set forth herein, the right to the peaceful and quiet enjoyment and occupancy of the Property.
Section 2.03    Lessee’s Property. Lessee’s Property, whether or not by Legal Requirements deemed to be part of the realty, shall remain the property of Lessee and Lessor shall not have any lien on Lessee’s Property for the performance of Lessee’s obligations under this Lease. Lessor hereby waives any statutory or common law “landlord’s lien” or similar encumbrance right on Lessee’s Property.

Article III
LEASE TERM; EXTENSION
Section 3.01    Initial Term. The remaining term of this Lease (“Initial Term”) shall expire at midnight on the last day of the month in which the ______th anniversary of the Commencement Date occurs (unless the Commencement Date is the first day of the month, in which case it shall expire at midnight on the day prior to the ______th anniversary of the Commencement Date), i.e., [__________], 20__ (“Expiration Date”), unless terminated sooner as provided in this Lease and as may be extended as provided herein. The time period during which this Lease shall actually be in effect, including any Extension Term, is referred to as the “Lease Term.”
Section 3.02    Extensions. Unless this Lease has expired or has been sooner terminated, or an Event of Default has occurred and is continuing at the time any extension option is exercised, Lessee shall have the right and option (each, an “Extension Option”) to extend the Initial Term for all and not less than all of the Property for _______ (__) additional successive periods of ______ (__) years each (each, an “Extension Term”), pursuant to the terms and conditions of this Lease then in effect. With respect to the _____ (__th) and _____ (__th) Extension Terms, the Base Annual Rental during the first year of each such Extension Term shall be an amount equal to the Fair Market Value Rent (as hereinafter defined) as of the first day of such Extension Term (but in no event less than the annual Base Annual Rental payable by Lessee during the last year of the Extension Term then ending unless the parties agree otherwise) and shall thereafter be increased by the Rental Adjustment on every annual anniversary during such Extension Term.
Section 3.03    Notice of Exercise. Lessee may only exercise the applicable Extension Option by giving written notice thereof to Lessor of its election to do so no later than three hundred sixty-five (365) days prior to the Expiration Date and three hundred sixty-five (365) days prior to the immediately preceding Extension Term, as the case may be (the “Extension Notice”). If written notice of the exercise of any Extension Option is not received by Lessor by the applicable dates described above, then this Lease shall terminate on the last day of the Initial Term or, if applicable, the last day of the Extension Term then in effect. Upon the request of Lessor or Lessee, the parties hereto will, at the expense of Lessee, execute and exchange an instrument in recordable form setting forth the extension of the Lease Term in accordance with this Section 3.03.
Section 3.04    Fair Market Value Rent.
(a)     “Fair Market Value Rent” shall mean the fair market annual rental value of the Property as of the Adjustment Date that is the first day of the _____ (__th) and _____ (__th) Extension Terms for lease of a Property with the following characteristics: a triple net lease for a five year term with no more than, as applicable, none or one (1) five-year extension option of comparable restaurant space in a comparable traffic location located within a radius of fifteen (15) miles of the Property, with the Property considered as vacant and in its then “as is” condition but with all of Lessee’s Property removed, with Lessor providing no services to Lessee, and an annual one percent (1.5%) increase in base rent after the first year of the term. The calculation of Fair Market Value Rent shall also take into account all other reasonable relevant factors. Lessor shall advise Lessee (the “Rent Notice”) of Lessor’s determination of Fair Market Value Rent within sixty (60) days of Lessee’s delivery of the Extension Notice for the _______ (__th) and ____ (__th) Extension Terms. If Lessee disputes Lessor’s determination of Fair Market Value Rent, the dispute shall be resolved by arbitration as provided in Section 3.05. If the Base Annual Rental payable during the ______ (___th) and ____ (__th) Extension Terms is not determined prior to the Adjustment Date that is the first day of the ____ (__th) and ____ (__th) Extension Terms, then, commencing on the Adjustment Date that is the first Business Day of the _____ (__th) and ______ (__th) Extension Terms, Lessee shall pay Base Annual Rental in an amount equal to the Base Annual Rental payable by Lessee during the last year of the prior Extension Term, as increased by one and one-half per cent (1.5%) (the “Interim Rent”). Upon final determination of the Base Annual Rental for the _____ (___th) and ____ (__th) Extension Terms (if after the commencement of such Extension Term), Lessee shall commence paying such Base Annual Rental as so determined, and within thirty (30) days after such determination Lessee shall pay any deficiency in prior payments of Base Annual Rental or receive a credit for any overage paid against the next Base Annual Rental payment due, as applicable.
(b)    Notwithstanding the forgoing, If Lessor fails to timely deliver the Rent Notice on or before the sixtieth (60th) day after Lessee has delivered the applicable Extension Notice, Lessee shall have the right to deliver a second Extension Notice (a "Reminder Notice") which shall state on the exterior of the envelope containing such Reminder Notice (which is the case of a Remainder Notice sent by nationally recognized courier service shall be the interior envelope) in no less than 14 point type, in all capital letters "THIS IS A REMINDER NOTICE WITH REGARD TO A TENANT'S EXERCISE OF AN EXTENSION NOTICE; FAILURE TO RESPOND WITHIN 10 DAYS SHALL RESULT IN A MANDATORY RENT DETERMINATION." If Lessor fails to send a Rent Notice within ten (10) days after the receipt of the Reminder Notice, the Base Annual Rent for the applicable Extension Term shall be Base Annual Rent payable by Lessee during the last year of the Extension Term then ending, as increased by the Rental Adjustment and Lessor shall have no right to object to such determination.
Section 3.05    Arbitration. If Lessee disputes Lessor’s determination of Fair Market Value Rent pursuant to Section 3.04(a), Lessee shall give notice to Lessor of such dispute within ten (10) Business Days after delivery of the Rent Notice, and such dispute shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the Arbitration Rules for the Real Estate Industry of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the rules shall be modified as follows:
(a)    In its demand for arbitration, Lessee shall specify the name and address of the person to act as the arbitrator on Lessee’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial retail brokerage experience who is familiar with the fair market value of first-class restaurant space in the county in which the Property is located. Failure on the part of Lessee to make the timely and proper demand for such arbitration shall constitute a waiver of the right thereto and the Base Annual Rental shall be as set forth in the Rent Notice. Within ten (10) Business Days after the service of the demand for arbitration, Lessor shall give notice to Lessee specifying the name and address of the person designated by Lessor to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If Lessor fails to notify Lessee of the appointment of its arbitrator within such ten (10) Business Day period, and such failure continues for three (3) Business Days after Lessee delivers a second notice to Lessor, then the arbitrator appointed by Lessee shall be the arbitrator to determine the Fair Market Value Rent for the Property.
(b)    If two arbitrators are chosen pursuant to Section 3.05(a), the arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed and shall seek to reach agreement on Fair Market Value Rent. If, within twenty (20) Business Days after the second arbitrator is appointed, the two arbitrators are unable to reach agreement on Fair Market Value Rent, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section 3.05(a). The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Section 3.05(c). Subject to the limitation set forth in Section 3.05(c) with respect to the delivery of a Revocation Notice, each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(c)    Fair Market Value Rent shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Value Rent supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Value Rent, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deem appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Value Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Value Rent shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party (a "FMV Notice"). The third arbitrator shall have no power to add to or modify the provisions of this Lease. Upon the parties receipt of the FMV Notice in which the arbitrator has selected Lessor's arbitrator's determination of Fair Market Value Rent, Lessee shall have the one time right to revoke its exercise of the applicable Extension Option, provided Lessee delivers notice of such revocation to Lessor within five (5) business days after Lessee's receipt of such FMV Notice (such period, the "Revocation Period" and such notice, the "Revocation Notice"), time being of the essence with respect to Lessee's delivery of the Revocation Notice and provided further that Lessee shall pay both parties' costs and expenses in connection with the arbitration (including the fees and expenses of the three arbitrators and witnesses). Promptly following receipt of the FMV Notice after the expiration of the Revocation Period without the delivery of the Revocation Notice (if applicable), the parties shall enter into an amendment to this Lease evidencing the extension of the Lease Term for the _____ (___th) and _____ (__th) Extension Terms and confirming the Base Annual Rental for the Extension Term, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.
(d)    In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.
Section 3.06    Removal of Lessee’s Property. Upon the expiration or earlier termination of the Lease Term, Lessee may remove from the Property Lessee’s Property and any other personal property belonging to Lessee. Lessee shall repair any damage caused by such removal and shall leave the Property clean and in good and working condition and repair inside and out, subject to normal wear and tear, Casualty and condemnation. Any property of Lessee left on the Property on the thirtieth (30th) day following the expiration of the Lease Term shall, at Lessor’s option, automatically and immediately become the property of Lessor; provided that in no event shall Lessor have any ownership of or use rights with respect to any signage or operational property containing Lessee’s Intellectual Property.
Article IV
RENTAL AND OTHER MONETARY OBLIGATIONS
Section 4.01    Base Monthly Rental. During the Lease Term, on or before the first day of each calendar month, Lessee shall pay in advance the Base Monthly Rental then in effect. If the Commencement Date is a date other than the first day of the month, Lessee shall pay to Lessor on the Commencement Date the Base Monthly Rental prorated by multiplying the Base Monthly Rental by a fraction, the numerator of which is the number of days remaining in the month (including the Commencement Date) for which Rental is being paid, and the denominator of which is the total number of days in such month.

Section 4.02    Adjustments. During the Lease Term (including any Extension Term other than the ______ (__th) and ______ (__th) Extension Terms as provided below and in Article III), on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the Rental Adjustment. On the Adjustment Date that is the first day of the ______ (__th) and _____ (__th) Extension Terms, Base Annual Rental shall reset to the Fair Market Value Rent (or the Interim Rent as provided in Section 3.04, if applicable) and thereafter, on each subsequent Adjustment Date during such Extension Term, the Base Annual Rental shall increase by an amount equal to the Rental Adjustment.
Section 4.03    Additional Rental. Lessee shall pay and discharge, as additional rental (“Additional Rental”), all sums of money required to be paid by Lessee under this Lease which are not specifically referred to as Rental. Lessee shall pay and discharge any Additional Rental when the same shall become due, provided that amounts which are billed to Lessor or any third party, but not to Lessee, shall be paid within thirty (30) days after Lessor’s demand for payment thereof or, if later, when the same are due. In no event shall Lessee be required to pay to Lessor any item of Additional Rental that Lessee is obligated to pay and has paid to any third party pursuant to any provision of this Lease.
Section 4.04    Rental To Be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the Rental specified during the Lease Term, and all Costs and obligations of every kind and nature whatsoever relating to the Property shall be performed and paid by Lessee, including without limitation, common area maintenance charges, if any, related to the Property. Lessee shall perform all of its obligations under this Lease at its sole cost and expense. All Rental and other Monetary Obligations which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due and payable, without notice or demand, and without any setoff, abatement, deferment, deduction or counterclaim whatsoever.
Section 4.05    Wire Transfer. Payments of the Base Monthly Rental, any Additional Rental, impound payments (if any), sales tax or real property tax (if any), and any other Monetary Obligations may at Lessee’s option be made by electronic funds transfer to an account identified by Lessor in writing from time to time.
Section 4.06    Late Charges; Default Interest. Any delinquent payment not made within five (5) Business Days of the date due shall, in addition to any other remedy of Lessor, incur a late charge of five percent (5%) (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed retroactively from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.
Section 4.07    Holdover. If Lessee remains in possession of the Property after the expiration of the term hereof, Lessee, at Lessor’s option and within Lessor’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rental and other Monetary Obligations in the amounts herein provided, except that the Base Monthly Rental shall be automatically increased to one hundred twenty-five percent (125%) of the last Base Monthly Rental payable under this Lease, and Lessee shall comply with all the terms of this Lease; provided that nothing herein nor the acceptance of Rental by Lessor shall be deemed a consent to such holding over.
Section 4.08    Guaranty. On or before the execution of this Lease, Lessee shall cause Guarantor to execute and deliver to Lessor the Guaranty.

Article V

REPRESENTATIONS AND WARRANTIES OF LESSEE
The representations and warranties of Lessee contained in this Article V are being made to induce Lessor to enter into this Lease, and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor, as of the Commencement Date and upon the exercise of each Extension Option as follows:
Section 5.01    Organization, Authority and Status of Lessee. Lessee has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease. Lessee is not, and if Lessee is a “disregarded entity,” the owner of such disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. The Person who has executed this Lease on behalf of Lessee is duly authorized to do so.
Section 5.02    Enforceability. This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms.
Section 5.03    Property Condition. Lessee has physically inspected the Property and has examined title to the Property, and has found all of the same satisfactory in all respects for all of Lessee’s purposes.
Section 5.04    Litigation. There are no suits, actions, proceedings or investigations pending, or to Lessee’s knowledge, threatened against or involving Lessee or the Property before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.
Section 5.05    Absence of Breaches or Defaults. Lessee is not in default under any document, instrument or agreement to which Lessee is a party or by which Lessee, the Property or any of Lessee’s property is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee or any of Lessee’s property is subject or bound.
Section 5.06    Licenses and Permits. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate the Property as a Permitted Facility.
Section 5.07    Compliance With OFAC Laws. Neither Lessee [nor Guarantor] nor to the actual knowledge of Lessee, any Person owning directly or indirectly any interest in a Lessee [or Guarantor], is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.
Section 5.08    Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, affecting Lessee [or Guarantor].

Article VI
TAXES AND ASSESSMENTS; UTILITIES; INSURANCE
Section 6.01    Taxes.
(a)    Payment. Subject to the provisions of Section 6.01(a)(i) below, Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, sales tax payable with respect to the Base Monthly Rent and all ad valorem real property taxes and personal property taxes and general assessments assessed against or imposed upon the Property or the personal property located thereon, Lessee, or Lessor during the Lease Term related to or arising out of this Lease and the activities of the parties hereunder (collectively, “Taxes”). Notwithstanding the foregoing, in no event shall Taxes include nor shall Lessee be required to pay any (i) net income taxes (however denominated), gross receipts taxes (however denominated, that are imposed in lieu of net income taxes), inheritance taxes, or franchise taxes of Lessor, or (ii) any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of the Property or Lessor’s interest in this Lease. Lessee shall be entitled to full benefit of all discounts, credits and/or abatements that are made available by the taxing authority. Lessor shall cooperate with Lessee and provide such information as is reasonably necessary for Lessee to apply for, secure the approval of and maintain any available tax exemptions or abatements relating to the Property or Lessee’s use thereof. Further, the parties understand, acknowledge and agree that any economic incentives provided by the city or state in which the Property is located regarding Lessee’s development or use of the Property shall belong to and directly benefit Lessee only.
(i)    Property taxes - Lessee shall receive the property tax bills directly from, and pay such bills directly to, the applicable taxing authority. Within fifteen (15) days after the date of Lessee’s receipt of a request from Lessor) for evidence of Lessee’s timely and full payment of any property taxes on the Property (which request shall occur no more than two (2) times in a calendar year), Lessee shall forward to Lessor an official receipt therefor from the taxing authority or, if no such receipt has been received by Lessee, other reasonable evidence thereof. If Lessor receives any tax bill for the Property or the personal property located thereon, then Lessor shall promptly provide the same to Lessee and the parties shall work together to cause the taxing authority to adjust its records so that all subsequent property tax bills, notices or assessment notices for the Property or the personal property located thereon are sent directly to Lessee, if possible.
(ii)    Sales Tax - Lessee shall pay and Lessor shall remit all sales tax attributable to the Lease and the Property, if any, directly to the applicable taxing authority. Within fifteen (15) days after the date of Lessor’s receipt of a request from Lessee for evidence of Lessor’s timely and full payment of any such sales tax (which request shall occur no more than two (2) times in a calendar year) Lessor shall forward to Lessee an official receipt therefor from the taxing authority or, if no such receipt has been received by Lessor, other reasonable evidence thereof. If Lessee receives any sales tax notice or assessment for the Lease, the Property or the personal property located thereon, then Lessee shall promptly provide the same to Lessor and the parties shall work together to cause the taxing authority to adjust its records so that all subsequent bills, notices or assessment notices for the Property are sent directly to Lessor, if possible.
(b)    Right to Contest. Lessee shall upon written request provide Lessor with evidence reasonably satisfactory to Lessor that taxes and assessments have been timely paid by Lessee. In the event Lessor receives a tax bill, Lessor shall use commercially reasonable efforts to forward said bill to Lessee within fifteen (15) days of Lessor’s receipt thereof. Lessee may, at its own expense, contest or cause to be contested by appropriate legal proceedings conducted in good faith and with due diligence, any above-described item or lien with respect thereto, including, without limitation, the amount or validity or application, in whole or in part, of any such item, provided that (i) neither the Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings; (ii) no Event of Default has occurred and is continuing; (iii) if and to the extent required by the applicable taxing authority, Lessee posts a bond or takes other steps acceptable to such taxing authority that removes such lien or stays enforcement thereof; and (iv) if requested by Lessor, Lessee shall promptly provide Lessor with copies of all notices received or delivered by Lessee and filings made by Lessee in connection with such proceeding. Lessor shall at the request of Lessee, execute or join in the execution of any instruments or documents necessary in connection with such contest or proceedings, but Lessor shall incur no cost or obligation thereby. Lessor and Lessee will cooperate in good-faith basis in the response to any informational requests, resolution of any tax audits or similar tax matters, and will do so in a timely manner so as to avoid any disruption of the business located on the Property.
Section 6.02    Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Property during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service unless caused by the willful intentional actions of Lessor.
Section 6.03    Insurance.
(a)    Coverage. Throughout the Lease Term, Lessee shall maintain, with respect to the Property, at its sole expense, the following types and amounts of insurance:
(i)    Insurance against loss or damage to real property and personal property under an “all risk” or “special form” insurance policy, an amount equal to the full replacement cost of the Property, which shall include coverage against all risks of direct physical loss, including but not limited to loss by fire, lightning, wind, and other risks normally included in the standard ISO special form [and shall also include National Flood and Excess Flood insurance if the Property is located within a 100-year floodplain (FEMA Zones A and V)] and earthquake insurance if the Property is located within a moderate to high earthquake hazard zone as determined by an approved insurance company set forth in Section 6.03(b)(ix) below). Such policy shall also include coverage for wind in the amount of the 250-year probable maximum loss, Ordinance or law limits shall be in an amount reasonably determined by Lessee, but not less than $2,000,000.00 for the loss of value of the undamaged portion of the Property and no less than 25% of the replacement cost for costs to demolish and the increased cost of construction.
(ii)    Commercial general liability insurance, including products and completed operation liability, covering Lessee and benefitting Lessor as an additional insured against bodily injury liability, property damage liability and personal and advertising injury, liquor liability coverage, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of every Property. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee’s obligations under Article X hereof to the extent insurable, and a “severability of interest” clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $3,000,000 per occurrence for bodily injury and property damage, and $3,000,000 general aggregate per location. Such limits of insurance can be acquired through Commercial General liability and Umbrella liability policies.
(iii)    Workers’ compensation and Employers Liability insurance with statutorily mandated limits covering all persons employed by Lessee on the Property in connection with any work done on or about the Property.

(iv)    Business interruption coverage. Such insurance is to follow form and may be provided as part of the real property “all risk” or “special form” coverage and is not to contain a co-insurance clause.
(v)    Automobile liability insurance, including owned, non-owned and hired car liability insurance for combined limits of liability of $1,000,000 per occurrence. The limits of liability can be provided in a combination of an automobile liability policy and an umbrella liability policy.
(vi)    Such additional and/or other insurance and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements and personal property similar in character, location and use and occupancy to the Property; provided, however, such additional and/or other insurance requirements will only apply when Lessee has changes in operations or increases in hazards.
(b)    Insurance Provisions. All insurance policies shall:
(i)    provide for a waiver of subrogation by the insurer as to claims against Lessor, its employees and agents;
(ii)    be primary and provide that any “other insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor and the insurance policy shall not be brought into contribution with insurance maintained by Lessor;
(iii)    contain a standard non-contributory mortgagee clause or endorsement in favor of any Lender designated by Lessor;
(iv)    provide that the policy of insurance shall not be terminated, cancelled or amended without at least thirty (30) days’ prior written notice to Lessor and to any Lender covered by any standard mortgagee clause or endorsement;
(v)    provide that the insurer shall not have the option to restore the Property if Lessor elects to terminate this Lease in accordance with the terms hereof;
(vi)    be in amounts sufficient at all times to satisfy any coinsurance requirements thereof;
(vii)    except for workers’ compensation insurance referred to in Section 6.03(a)(iii) above, name Lessor and any Lessor Affiliate or Lender requested by Lessor, as an “additional insured” with respect to general liability insurance and real property insurance, and as a “loss payee” with respect to all real property and rental value insurance, as appropriate and as their interests may appear;
(viii)    be evidenced by delivery to Lessor and any Lender designated by Lessor of an Acord Form 28 for property coverage (or any other commercially recognized form) and an Acord Form 25 for commercial general liability, workers’ compensation and umbrella coverage (or any other commercially recognized form); and
(ix)    be issued by insurance companies licensed to do business in the states where the Property are located and which are rated no less than A-VIII by Best’s Insurance Guide or are otherwise approved by Lessor.
(c)    Additional Obligations. It is expressly understood and agreed that (i) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Lessee, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Lessee shall immediately replace the insurance coverages required in this Section 6.03; (ii) the minimum limits of insurance coverage set forth in this Section 6.03 shall not limit the liability of Lessee for its acts or omissions as provided in this Lease; (iii) Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and any servicer or Lender of Lessor certificates of insurance or, upon Lessor’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; (iv) Lessee shall pay as they become due all premiums for the insurance required by this Section 6.03; and (v) in the event that Lessee fails to comply with any of the requirements set forth in this Section 6.03, within ten (10) days of the giving of written notice by Lessor to Lessee, (A) Lessor shall be entitled to procure such insurance; and (B) any sums expended by Lessor in procuring such insurance shall be Additional Rental, shall be repaid by Lessee, and, if such insurance is available from Lessee’s then-current insurance carrier but Lessee fails to provide the required insurance, the reimbursement due to Lessor shall bear interest thereon at the Default Rate from the time of payment by Lessor until fully paid by Lessee immediately upon written demand therefor by Lessor. Lessee shall maintain all insurance policies required in Section 6.03 and such policies shall not be cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents, or anyone acting for Lessee or any subtenant or other occupant of the Property and shall comply with all policy conditions and warranties at all times to avoid a forfeiture of all or a part of such insurance payment.
(d)    Blanket Policies. Notwithstanding anything to the contrary in this Section 6.03, any insurance which Lessee is required to obtain pursuant to this Section 6.03 may be carried under a “blanket” policy or policies covering other properties or liabilities of Lessee provided that such “blanket” policy or policies otherwise comply with the provisions of this Section 6.03.
(e)    Self Insurance. As long as no Event of Default has occurred and is continuing, Lessee may elect to self-insure any policy required by this Article so long as the [aggregate] tangible net worth of Lessee [and Guarantor] (determined by generally accepted accounting principles in effect as of the Commencement Date) is in excess of $25,000,000.00. If Lessee elects to self-insure, Lessee shall provide Lessor with a certificate executed by a financial officer of Lessee evidencing the net worth required hereunder. The beneficiaries of Lessee’s self-insurance shall be afforded no less protection than if such self-insured portion was fully insured by an insurance company of the quality and caliber required hereunder, including the provision of a legal defense by attorneys reasonably acceptable to the beneficiaries and the payment of claims within the same time period that a third-party insurance carrier would have paid such claims. The waiver of subrogation provisions of Section 6.03(b)(i) shall be applicable to any self-insured exposure.
Section 6.04    Tax and Insurance Impound. Upon the occurrence and during the continuance of an Event of Default, in addition to any other remedies specifically set forth herein, Lessor may require Lessee to pay to Lessor on the first day of each month the amount that Lessor reasonably estimates will be necessary in order to accumulate with Lessor sufficient funds in an impound account (which shall be deemed a trust fund) (the “Reserve”) for Lessor to pay any and all ad valorem real estate taxes (“Real Estate Taxes”) and, provided Lessee does not insure the Property under a “blanket policy” as permitted by Section 6.03(d) or self-insure as permitted by Section 6.03(e), insurance premiums (“Insurance Premiums”) for the Property for the ensuing twelve (12) months, or, if due sooner, Lessee shall pay the required amount promptly upon Lessor’s demand therefor. Lessor shall, upon prior written request of Lessee, provide Lessee with evidence reasonably satisfactory to Lessee that payment of the Real Estate Taxes and Insurance Premiums was made in a timely fashion. In the event that the Reserve does not contain sufficient funds to timely pay any Real Estate Taxes or Insurance Premiums, upon Lessor’s written notification thereof, Lessee shall, within five (5) Business Days of such notice, provide funds to Lessor in the amount of such deficiency. Lessor shall pay or cause to be paid directly to the applicable taxing authorities and insurance company, as the case may be, any Real Estate Taxes and Insurance Premiums then due and payable for which there are funds in the Reserve; provided, however, that in no event shall Lessor be obligated to pay any Real Estate Taxes or Insurance Premiums in excess of the funds held in the Reserve, and Lessee shall remain liable for any and all Real Estate Taxes, including fines, penalties, interest or additional costs imposed by any taxing authority (unless incurred as a result of Lessor’s failure to timely pay Real Estate Taxes for which it had funds in the Reserve) and Insurance Premiums. Lessee shall cooperate fully with Lessor in assuring that the Real Estate Taxes and Insurance Premiums are timely paid. Lessor shall deposit all Reserve funds in accounts insured by any federal or state agency and shall not commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be for the account of Lessee. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee. In no event shall funds held in the Reserve be used by Lessor for any other purpose other than for the payment of Real Estate Taxes and Insurance Premiums; provided that such funds shall be returned to Lessee in the following sentence). Notwithstanding the above, if Lessee cures an Event of Default or Lessor waives an Event of Default, and in either case this Lease remains in full force and effect, then no deposit or impound of Real Estate Taxes or Insurance Premiums shall be required in addition to those required for the first ensuing twelve (12)‑month period following the Event of Default.
Article VII
MAINTENANCE; ALTERATIONS
Section 7.01    Condition of Property; Maintenance. Lessee hereby accepts the Property “AS IS” and “WHERE IS” with no representation or warranty of Lessor as to the condition thereof. Lessee shall, at its sole cost and expense, be responsible for (a) keeping all of the Improvements in good order and repair, free from actual or constructive waste, including without limitation, the roof and the HVAC and other electrical and mechanical systems; (b) the repair or reconstruction of any Improvements damaged or destroyed by a Casualty except as otherwise provided in this Lease; (c) subject to Section 7.02, making all necessary structural, non-structural, exterior and interior repairs and replacements to any Improvements, except as otherwise provided in this Lease; and (d) paying all operating costs of the Property in the ordinary course of business. Lessee waives any right to require Lessor to maintain, repair or rebuild all or any part of the Property or make repairs at the expense of Lessor pursuant to any Legal Requirements at any time in effect.
Section 7.02    Alterations and Improvements. During the Lease Term (and any Extension Term), Lessee shall have the right to make any alterations or improvements to the Property without Lessor’s consent except for Structural Alterations. Any Structural Alterations to the Property shall require the consent of Lessor, not to be unreasonably withheld, conditioned or delayed; provided, however, Lessee may make any Structural Alteration without the consent of Lessor if such Structural Alteration (a) is of equal or better quality than any existing Improvement, (b) does not consist of adding any new structures or reducing or enlarging any existing structures on the Property, and (c) does not have a Material Adverse Effect. Notwithstanding the foregoing, Lessee may undertake any alterations to the Property that are not Structural Alterations without Lessor’s prior written consent. If Lessor’s consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee’s sole expense by a licensed contractor and according to plans and specifications approved by Lessor. Any work at any time commenced by Lessee on the Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease and all Legal Requirements. With respect to any alteration individually costing $250,000.00 or more, (x) at the commencement of any such alteration, Lessee shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under Legal Requirements and (y) upon completion of any such alteration, Lessee shall upon Lessor’s written request promptly provide Lessor with evidence of full payment to all laborers and materialmen contributing to the alterations. Lessee shall keep the Property free from any liens arising out of any work performed on, or materials furnished to, the Property. Any addition to or alteration of the Property shall be deemed a part of the Property and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration, excepting Lessee’s personal property, which shall remain the property of Lessee.
Section 7.03    Lessor Approvals. With respect to any Structural Alteration proposed by Lessee that requires Lessor’s prior approval pursuant to Section 7.02, Lessee shall deliver to Lessor approximate plans, specifications and a budget for the proposed Structural Alteration, together with all materials and any other information (and in such detail) as reasonably requested by Lessor in order to evaluate such proposed Structural Alteration. Lessor shall have fifteen (15) days after its receipt of all material information to either review and approve such proposal or provide a reasonably detailed explanation of its objections to such proposal. If Lessor provides a reasonably detailed explanation of such objections, then Lessee shall resubmit such proposal reflecting any acceptable changes, and Lessor shall have ten (10) days after its receipt of such resubmitted proposal to approve such resubmitted proposal, such approval not to be unreasonably withheld, conditioned, or delayed. If Lessor, applying such discretion, does not approve such proposal, Lessee shall have the right to resubmit such proposal, until approval by Lessor, in accordance with the procedure set forth herein. Any Lessor approval of a proposed Structural Alteration extends only to the proposed Structural Alteration as set forth in the plans and specifications delivered to Lessor in accordance with this Section 7.03, subject to immaterial modifications. Lessee must resubmit to Lessor for its approval in accordance with this Section 7.03 any proposed Structural Alteration that does not satisfy the foregoing conditions, which re-submittal shall indicate the changes from the plans and specifications and/or the financial or other information with respect to the proposed Structural Alteration delivered to Lessor in connection with this Section 7.03. Lessor’s approval of any such proposal shall be deemed to have been given if a request for approval is submitted to Lessor and Lessor does not respond by approving such proposal or stating in reasonable details its objections to such proposal within fifteen (15) days after Lessor’s receipt of all material information required to be submitted with Lessee’s first submission, or ten (10) days after Lessor’s receipt of any proposed revisions, as applicable
Section 7.04    Encumbrances. During the Lease Term, Lessor shall not place of record or amend, modify or terminate any reciprocal or cross-easement agreement or any other covenant, condition, restriction, or other item of record (other than the mortgage and/or assignment of rents and leases and related UCC financing statements in favor of a Lender, subject to Article XIII of this Lease) in any way affecting the Property without Lessee’s consent, which consent may be withheld in Lessee’s reasonable discretion. Lessor authorizes Lessee to enforce any such agreement(s) on Lessor’s or Lessee’s behalf, and Lessor shall cooperate and furnish any pertinent information needed toward Lessee’s enforcement of same, at no cost or expense to Lessor other than any de minimis cost or expense. Without Lessor’s prior written consent, Lessee shall not grant any reciprocal or cross-easement agreement or any other covenant, condition, restriction, or other item of record in any way affecting the Property. If under the terms of any title exception in the nature of a condominium declaration or reciprocal easement agreement, Lessor is entitled to appoint an officer, manager or other representative to a management association, management board, condominium board or similar organization then Lessee shall appoint such officer, manager or representative who shall represent the interests of Lessor and Lessee with respect to all matters voted on or decided by such board or association. Lessor shall cooperate with Lessee, at no cost or expense to Lessor other than any de minimis cost or expense, in placing of record or amending or modifying any reciprocal or cross-easement agreement reasonably requested by Lessee.
Section 7.05    Rooftop Installations. For the avoidance of doubt, Lessee, its Affiliates, assignees, sublessees, licensees, telecommunications and/or energy providers shall have the exclusive right to erect and maintain upon the Property, including on the roof of the building, any telecommunications and energy generation equipment and may also maintain equipment ancillary thereto anywhere on the Property, including on the ground thereof. Lessee shall be responsible for causing the maintenance and repair of the equipment and its removal prior to the expiration of the Lease Term with respect to the Property.
Article VIII
USE OF THE PROPERTY; COMPLIANCE
Section 8.01    Use. If Lessee conducts business operations on the Property, such business operations shall be conducted in a commercially reasonable manner reasonably consistent with Lessee’s (and/or its Affiliates) past practice. If Lessee discontinues operations at the Property such discontinuance shall be conditioned on (a) Lessee giving written notice to Lessor as promptly as practicable after Lessee ceases operations at the Property, (b) Lessee providing adequate protection and maintenance of the Property during any period of vacancy, and (c) Lessee complying in all material respects with all Legal Requirements and otherwise complying in all material respects with the terms and conditions of this Lease. Notwithstanding anything herein to the contrary, Lessee shall pay the Rental as and when due under this Lease and shall perform all of its other obligations under this Lease during any period in which Lessee discontinues its business operations at the Property in whole or in part.
Section 8.02    Alternative Use. Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert the Property to an alternative use during the Lease Term without Lessor’s prior written consent, provided that Lessee shall be permitted to change the concept or brand operated on the Property so long as such brand or concept is a Permitted Facility and, in such event, Lessee shall provide Lessor with written notice of any such change.
Section 8.03    Compliance.
(a)    Lessee’s use and occupation of the Property, and the condition thereof, shall, at Lessee’s sole cost and expense, comply fully with all Legal Requirements and all restrictions, covenants and encumbrances of record, and any owner obligations under such Legal Requirements, or restrictions, covenants and encumbrances of record, with respect to the Property, in either event, the failure with which to comply could have a Material Adverse Effect.
(b)    Without in any way limiting the foregoing provisions, Lessee shall comply with all Legal Requirements relating to anti-terrorism, trade embargos, economic sanctions and Anti-Money Laundering Laws, as such may be amended from time to time, and all regulations promulgated thereunder, as it affects the Property now or hereafter in effect. Upon Lessor’s written request from time to time during the Lease Term, Lessee shall certify in writing to Lessor that Lessee’s representations, warranties and obligations under Section 5.07 and this Section 8.03(b) remain true and correct in all material respects and have not been breached.
(c)    Lessee will use its best efforts to prevent any act or condition to exist on or about the Property which will materially increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.
(d)    Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee’s failure to comply with its obligations under this Section 8.03.
Section 8.04    Permitted Contest. Lessee shall not be required to pay any cost, expense or charge or perform any obligation so long as Lessee contests in good faith and at its own expense the amount or validity thereof by appropriate proceedings which shall operate to prevent the collection thereof or realization thereon and the sale, foreclosure or forfeiture of the Property or any part thereof to satisfy the same, and Lessee shall have furnished any security as may be required in the applicable proceeding, and, pending any such proceedings, Lessor shall not have the right to pay or perform the same. Lessee further agrees that such contest shall be prosecuted to a final conclusion diligently, that it will indemnify the Indemnified Parties against any and all loss, costs and expenses, including reasonable attorneys’ fees, in connection therewith, and that it will, promptly after the final determination of such contest, fully pay any amounts determined to be payable thereon and/or fully perform any obligations to be performed thereon, together will all penalties, fines, interest, costs and expenses resulting from such contest. Upon Lessee’s request, Lessor shall prosecute such contest, if required by Legal Requirements, at no cost or expense to Lessor other than any de minimis cost or expense
Section 8.05    Environmental.
(a)    Covenants.
(i)    Lessee covenants to Lessor during the Lease Term, subject to the limitations of subsection (ii) below, as follows:
(1)    The Property and Lessee shall not be (1) in violation of any Remediation required by any Governmental Authority, or (2) subject to any Remediation obligations under any Environmental Laws. Lessee shall not be in violation of any investigation or inquiry by any Governmental Authority.
(2)    All uses and operations on or of the Property, whether by Lessee or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto.
(3)    There shall be no Releases in, on, under or from the Property, except in Permitted Amounts.
(4)    There shall be no Hazardous Materials or Regulated Substances in, on or under the Property, except in Permitted Amounts. Above and below ground storage tanks installed by or used by Lessee shall be properly permitted and only used as permitted.
(5)    Lessee shall keep the Property or cause the Property to be kept free and clear of all Environmental Liens due to any act or omission of Lessee or any act or omission of any other Person during the Lease Term.
(6)    Lessee shall not act or fail to act or allow any other tenant, occupant, guest, customer or other user of the Property to act or fail to act in any way that (1) materially increases a risk to human health or the environment, (2) poses an unreasonable or unacceptable risk of harm to any Person or the environment (whether on or off the Property), (3) is contrary to any material requirement set forth in the insurance policies maintained by Lessee, (4) constitutes a public or private nuisance or constitutes waste, (5) violates any covenant, condition, agreement or easement applicable to the Property, or (6) would result in any reopening or reconsideration of any prior investigation or causes a new investigation by a Governmental Authority having jurisdiction over any Property.
(7)    Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property as may be required by any Governmental Authority (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof.
(8)    Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this Section 8.05, including but not limited to providing all relevant information and making knowledgeable persons available for interviews.
(ii)    Notwithstanding any provision of this Lease to the contrary, an Event of Default shall not be deemed to have occurred as a result of the failure of Lessee to satisfy any one or more of the covenants set forth in subsections (1) through (6) above provided that Lessee shall be in compliance with the requirements of any Governmental Authority with respect to the Remediation of any Release at the Property.
(b)    Notification Requirements. Lessee shall promptly notify Lessor in writing upon Lessee obtaining actual knowledge of (i) any Releases or Threatened Releases in, on, under or from the Property other than in Permitted Amounts, or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien or activity use limitation; (iv) any required or proposed Remediation of environmental conditions relating to the Property required by applicable Governmental Authorities; and (v) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Regulated Substances or above or below ground storage tanks, or Remediation thereof at or on the Property, other than in Permitted Amounts, possible liability of any Person relating to the Property pursuant to any Environmental Law, other adverse environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section. Lessor shall promptly notify Lessee in writing upon receipt of any written or oral notice with respect to any matters identified in clause (v) above.
(c)    Remediation. Lessee shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Remediation required by any Governmental Authority of any condition (including, but not limited to, a Release or Threatened Release) in, on, under or from the Property prior to or during the Lease Term and/or caused by the acts or omissions of Lessee or its agents, employees or contractors at any time, and take any other reasonable action deemed necessary by any Governmental Authority for protection of human health or the environment.
(d)    Indemnification. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties from and against any and all Losses, including, but not limited to, all Costs of Remediation (whether or not performed voluntarily), arising out of or in any way relating to any Environmental Laws, Hazardous Materials, Regulated Substances, above or below ground storage tanks, or other environmental matters concerning the Property; provided, however, the foregoing shall not apply to events occurring after the Lease Term except where such event occurs as a result of the acts or omissions of Lessee, its agents, employees, or contractors or as a result of the acts or omissions of any agent, employee, or contractor of any permitted sublessee or assignee of Lessee. The obligations of Lessee and the rights and remedies of Lessor under this Section 8.05(d) shall survive the termination, expiration and/or release of this Lease for a period of three (3) years. Notwithstanding the foregoing and any other provision to the contrary in the Lease, if at any time after the expiration or earlier termination of the Lease, Lessee delivers to Lessor (collectively, the “Termination Deliveries”) (a) a Phase I environmental report with respect to the Property in form and substance and from an environmental consultant acceptable to Lessor in its reasonable discretion (the “Report”) concluding that (i) there is no evidence that there exists any adverse environmental condition upon such Property and (ii) the Property is not subject to any imminent risk of contamination from any off-site Hazardous Substances and (b) a written request to Lessor, concurrently with Lessee’s delivery of the Report to Lessor, requesting the Confirmation of Termination (as hereinafter defined), then the liability of Lessee under this Section 8.05(d) and Section 10.01 (but with respect to Section 10.01, only to the extent the indemnification covers matters set forth in this Section) shall terminate and cease on the date that the Termination Deliveries are delivered to Lessor (the “Termination Date”). The Report shall be addressed to Lessor and shall expressly state that Lessor is entitled to rely upon the information and conclusions stated in the Report. If the foregoing conditions are satisfied, Lessor shall deliver to Lessee a written confirmation (“Confirmation of Termination”) stating that the Lessee’s obligation under this Section 8.05(d) and Section 10.01 (with respect to the Hazardous Materials) have terminated on the Termination Date (but the failure of Lessor to deliver such Confirmation of Termination shall not affect Lessee’s release hereunder so long as Lessee has delivered the Termination Deliveries).
(e)    UST Compliance. Lessee shall comply, in all material respects, with all applicable federal, state and local regulations and requirements regarding above and below ground storage tanks, including, without limitation, any of such regulations or requirements which impose (i) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and recordkeeping; (ii) corrective action with respect to confirmed and suspected Releases; and (iii) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from Releases. Lessee shall promptly notify Lessor, in writing, upon receiving written notice of any and all enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Property. Upon any such Release from any USTs on, above or under the Property of any Hazardous Materials or Regulated Substances, Lessee shall use all commercially reasonable efforts to remedy such situation in accordance with all Environmental Laws.
Article IX
ADDITIONAL COVENANTS
Section 9.01    Performance at Lessee’s Expense. Lessee acknowledges and confirms that Lessee shall reimburse Lessor for its reasonable and documented fees, costs and expenses (including reasonable attorneys’ fees) in connection with (a) any extension, renewal, modification, amendment and early termination of this Lease requested by Lessee; (b) the procurement of consents, waivers and approvals requested by Lessee with respect to the Property or any matter related to this Lease; and (c) the review of any assignment or sublease or proposed assignment or sublease or the preparation thereof, in each case as proposed by Lessee.
Section 9.02    Inspection. Lessor and its authorized representatives shall have the right, at reasonable times and upon giving not less than five (5) Business Days prior written notice (except in the event of an emergency, in which case no prior notice shall be required), to enter the Property or any part thereof and inspect the same, provided Lessor shall not unreasonably interfere with Lessee’s business activities at the Property, provided further that Lessor shall be limited to two (2) inspections under this Section 9.02 in any twelve (12) month period. Lessor shall not post any “for rent” or “for sale” signs on the Property or any applicable portion thereof so long as the Lease has not expired or been terminated.
Section 9.03    Financial Information. Lessee shall deliver to Lessor within ninety (90) days after the end of each fiscal year of Lessee, complete financial reports of Lessee including a balance sheet, profit and loss statement, statement of cash flows and all other related reports for the fiscal period then ended. The financial reports required hereunder shall be prepared in accordance with GAAP. Lessee understands that Lessor will rely upon such financial reports and Lessee represents that such reliance is reasonable. The financial reports delivered to Lessor need not be audited, but Lessee shall deliver to Lessor copies of any audited financial reports of Lessee which may be prepared, promptly after they become available.

Notwithstanding the foregoing, (i) so long as Lessee’s financial reports are consolidated with the financial reports of any publicly traded company and so long as such publicly traded company’s financial reports are available to the public, Lessee’s obligations to deliver financial reports pursuant to this Section 9.03 shall be and shall be deemed to be satisfied, and (ii) in the event Lessee’s financial reports are consolidated with the financial reports of any other company that is not publicly traded, Lessee’s obligations to deliver financial statements pursuant to this Section 9.03, may be satisfied by Lessee delivering to Lessor the applicable financial reports of such other company. Notwithstanding the foregoing, Lessee shall deliver to Lessor: (i) within sixty (60) days of the end of Lessee’s first fiscal year ending during the first (1st) Lease year of this Lease, a written statement of total annual gross sales from the business located on the Property for the last three (3) fiscal years of Lessee ending on the last day of such fiscal year; (ii) thereafter within sixty (60) days of the end of each of Lessee’s fiscal years during the Term of this Lease, a written statement of total annual gross sales from the business located on the Property for the last fiscal year of Lessee ending on the last day of such fiscal year; and (iii) within sixty (60) days of the end of Lessee’s second (2nd) fiscal quarter each year, a written statement of total gross sales from the business located on the Property for the trailing twelve (12) month period ending on the last day of Lessee’s second (2nd) fiscal quarter.
As a material inducement to Lessor’s willingness to enter into this Lease, Lessee hereby acknowledges and agrees that Lessor may, from time to time and at any time act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”).  Lessee shall reasonably cooperate with Lessor and any direct or indirect participant or investor in a proposed or completed Securitization, with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including, without limitation, providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization; provided, however, that Lessee shall not be required to provide any Proprietary Information, any information which has not previously been made public unless required by applicable federal or state securities laws or any information which is not otherwise required to be provided by Lessee under this Lease.  For Securitization purposes only, Lessee shall upon request of Lessor, deliver to Lessor and to any Person designated by Lessor, statements signed by an authorized representative of Lessee confirming the written information provided by Lessee pursuant to this Section as shall be reasonably requested by Lessor.  Lessor shall pay Lessee's attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section.
The provisions of Section 18.05 shall be applicable to the financial information provided by Lessee to Lessor pursuant to this Section 9.03.
Section 9.04    OFAC Laws. Upon receipt of notice or upon actual knowledge thereof, Lessee shall immediately notify Lessor in writing that any Person owning (directly or indirectly) any interest in Lessee [or Guarantor], or any director, officer, shareholder, member, manager or partner of any such holder is a

Person whose property or interests are subject to being blocked under any of the OFAC Laws, or is otherwise in violation of any of the OFAC Laws, or is under investigation by any Governmental Authority for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of the Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, that the covenant in this Section 9.04 shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly Traded Entity.
Section 9.05    Estoppel Certificates.
(a)    At any time, and from time to time, Lessee shall, promptly and in no event later than twenty (20) days after a request from Lessor or any Lender or mortgagee of Lessor, execute, acknowledge and deliver to Lessor or such Lender or mortgagee, as the case may be, a certificate in the form supplied by Lessor, certifying: (a) that Lessee has accepted the Property; (b) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (c) the commencement and expiration dates of the Lease Term; (d) the date to which the Rental has been paid under this Lease and the amount thereof then payable; (e) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (f) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (g) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessee; and (h) that neither Lessor nor any Lender or mortgagee has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operation of the Property, including any handling or disposal of Hazardous Materials or Regulated Substances.
(b)    At any time, and from time to time, Lessor shall, promptly and in no event later than twenty (20) days after a request from Lessee or any Lender or mortgagee of Lessee, execute, acknowledge and deliver to Lessee or such Lender or mortgagee, as the case may be, a certificate in the form supplied by Lessee, certifying: (a) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (b) the commencement and expiration dates of the Lease Term; (c) the date to which the Rental has been paid under this Lease and the amount thereof then payable; (d) whether there are then any existing defaults by Lessee in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (e) that no notice has been received by Lessor of any default under this Lease which has not been cured, except as to defaults specified in the certificate; and (f) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessor.
Article X
RELEASE AND INDEMNIFICATION
Section 10.01    Release and Indemnification. Lessee agrees to use and occupy the Property at its own risk and hereby releases Lessor and Lessor’s agents and employees from all claims for any damage or injury to the full extent permitted by law. Lessee agrees that Lessor shall not be responsible or liable to Lessee or Lessee’s employees, agents, customers, licensees or invitees for bodily injury, personal injury or property damage occasioned by the acts or omissions of any other lessee or any other Person. Lessee agrees that any employee or agent to whom the Property or any part thereof shall be entrusted by or on behalf of Lessee shall be acting as Lessee’s agent with respect to the Property or any part thereof, and neither Lessor nor

Lessor’s agents, employees or contractors shall be liable for any loss of or damage to the Property or any part thereof (unless caused by Lessor or Lessor’s agent). Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of the gross negligence or willful misconduct of such Indemnified Party) caused by, incurred or resulting from Lessee’s operations at the Property or by Lessee’s use and occupancy of the Property, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other Persons.
If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed under this Lease and if as a consequence of such default Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the Property and out of rents or other income from such Property receivable by Lessor, or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Property, and neither Lessor nor any of its Indemnified Parties shall be liable for any deficiency.
It is expressly understood and agreed that, subject to the limitation set forth in Section 8.05 Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason whatsoever.
Article XI
CASUALTY AND CONDEMNATION
Section 11.01    Fire and Other Casualty.
(a)    Damage During Lease Term. If all or any part of the Property should be damaged or destroyed by Casualty during the Lease Term from and after the Commencement Date, then Lessee shall give prompt notice of the damage to Lessor and except as otherwise provided in this Article, Lessee shall promptly thereafter repair or restore the Property, or any such part thereof, to substantially the same condition it was in prior to the Casualty (subject to any changes to all or any such part of the Property that Lessee intends to make). All Base Annual Rental and Additional Rent shall continue unabated after such Casualty. All insurance proceeds recovered on account of any Casualty to all or any part of the Property by Casualty shall be made available for payment of the cost of the repair or restoration, the cost of collection of the insurance proceeds, the cost of temporary safety measures to stabilize all or the applicable part of the Property and the cost incurred to comply with applicable Legal Requirements. If the amount of the insurance proceeds (exclusive of Lessee Awards) is less than Seven Hundred Fifty Thousand and NO/100 Dollars ($750,000.00) (“Turnover Amount”), which amount shall be increased every three (3) years by the increase in the Index over such period of time, such insurance proceeds shall be turned over to Lessee and Lessee shall have the sole right to adjust any and all claims with the insurer. If the insurance proceeds exceeds the Turnover Amount, the entire insurance proceeds less the Turnover Amount and any Lessee Awards shall be deposited in escrow (a “Proceeds Reserve”) with the Lender of the senior Mortgage, or if there is no mortgage holder, then with a bank mutually agreeable to Lessor and Lessee, with instructions to the escrow holder that the escrow holder shall disburse the same to Lessee as the work of repair or restoration progresses, upon certification by the architect or engineer administering the work if the work is structural in nature, and otherwise by Lessee, that the disbursements then requested, together with all previous disbursements made from the insurance proceeds, do not exceed the cost of repair or restoration already completed and paid for and that the balance in the Proceeds Reserve is sufficient to pay for the estimated cost of completing the repair or restoration. Such escrow arrangement shall also incorporate other customary disbursement requirements imposed by institutional lenders, taking into consideration the size and use of all or the part of the Property so affected and the nature of the loss. To the extent that there exists any insurance deductible, any self-insured retention amount, or any shortfall with respect to the amount of insurance proceeds available to complete the repair or restoration, then the Turnover Amount shall be reduced by the amount of any such insurance deductible, self-insured retention amount, or shortfall (but not below zero) and Lessee shall be obligated to advance from its owns funds any remaining insurance deductible, self-insured retention amount or shortfall prior to the escrow holder being obligated to make any disbursements by the escrow holder of any escrow proceeds. Lessee shall also apply the Turnover Amount to the cost of the repair or restoration prior to the escrow holder being obligated to make any disbursements from the Proceeds Reserve. In no event shall funds held in the Proceeds Reserve be used by Lessor for any other purpose other than for the reimbursement of Lessee for amounts actually and properly expended by Lessee for the repair and restoration of the Property following a Casualty or a Condemnation (as provided below) or in the event that Lessee shall fail to either undertake or complete such repair and restoration, to such Persons engaged by Lessor to undertake such repair and restoration (provided that excess funds shall be returned to Lessee in the following sentence). If the insurance proceeds shall be greater than the cost of repair or restoration, the excess shall be paid to Lessee. In no event shall the escrow requirements of this Section 11.01(a) apply if Lessee is satisfying its insurance obligations under Section 6 in accordance with Section 6.03(d) and/or Section 6.03(e). In no event shall Lessee be required to deposit any Lessee Awards with the escrow holder.
(b)    Late Lease Term Termination Right. If during the last three (3) years of the Initial Term or at any time during an Extension Term, the Buildings shall be damaged by Casualty to the extent of twenty-five percent (25%) or more of their insurable value (“Late Term Damaged Property”), then provided that no Event of Default has occurred and is continuing, such Casualty is covered by the insurance required to be maintained by Lessee under Section 6.03, Lessee may elect to terminate this Lease by notice given to Lessor within sixty (60) days of the damage or destruction. The termination shall become effective on the twentieth (20th) day after the giving of the notice of termination and Lessee shall not be obligated to repair or restore any damage or destruction to the Property caused by the Casualty except that Lessee shall satisfy temporary safety measures to vacate the Property and comply with applicable Legal Requirements. All insurance proceeds excluding Lessee Awards and the amount of any insurance deductible or self-insured retention for the Property (or an equivalent sum in the case of self-insurance) shall be paid to, and be the property of Lessor, provided, however, that Lessee shall be entitled to recover from the insurance proceeds the cost of any temporary safety measures undertaken by Lessee in order to vacate the Property.
(c)    Lessee Awards. Notwithstanding anything to the contrary contained herein, in no event shall Lessor be entitled to proceeds of any insurance maintained by Lessee for Lessee’s Property or any business interruption insurance maintained by Lessee (“Lessee Awards”).
(d)    Adjustment of Losses. Provided Lessee has not elected to terminate the Lease as permitted by Section 11.01(b), any net insurance proceeds relating to such Casualty shall be adjusted solely by Lessee and, to the extent necessary to accomplish such adjustment, Lessee is hereby authorized and empowered in the name and on behalf of Lessor and otherwise, to file and prosecute Lessee’s claim, if any, for net insurance proceeds on account of such Casualty.
Section 11.02    Condemnation.
(a)    Total Condemnation. If at any time during the Lease Term, all of the Property or substantially all (i.e. - in excess of a Partial Condemnation as described in (b) below) shall be appropriated by eminent domain or any other similar action by a public authority (a “Condemnation”), this Lease shall terminate. To the extent the taking authority has a right to rent or payment for use and occupancy during that period, Lessee shall pay that amount to the taking authority and the balance of the Base Annual Rental and other amounts payable hereunder shall be paid to Lessor.
(b)    Partial Condemnation. If by Condemnation (any of the below, a “Partial Condemnation”):
(i)    any part of the Buildings shall be appropriated and if as a result thereof (and all previous takings with respect to the Property during the Lease Term) the ground floor area of such Buildings shall be reduced to less than ninety percent (90%) of the ground floor area of such Buildings as of the Commencement Date, or
(ii)    a part of the parking areas with respect to the Property shall be appropriated and if as a result thereof (and all previous takings with respect to the Property during the Lease Term), the number of parking spaces on the Property shall be reduced by fifteen percent (15%) or more from the number existing as of the Commencement Date, or
(iii)    the Property shall cease to have access for pedestrians and motor vehicles to and from the main access drive or roadway serving the Property, or
(iv)    there shall cease to be reasonable access for pedestrians between the parking areas and the Buildings on the Property, or
(v)    there shall cease to be reasonable access for trucks to and from the loading docks and truck areas serving the Property (unless substitute access, loading docks or truck areas can reasonably be constructed at the Property), then Lessee may, if Lessee so elects, terminate this Lease by giving Lessor notice of the exercise of such election within twenty (20) days after the receipt by Lessee of notice of the appropriation.
(c)    Termination. In the event of a termination pursuant to this Section 11.02, such termination shall be effective as of the time physical possession of the Property is taken.
(d)    No Termination. If this Lease is not terminated as provided in this Section 11.02, then the Lease Term with respect to the Property shall continue, the net proceeds of the award that is payable on account of such condemnation shall be paid to Lessee, Lessee shall promptly restore what may remain of the unappropriated Property to substantially the same condition they were in immediately prior to the taking, taking into consideration the reduction in size, and, regardless of whether such net proceeds are sufficient to do so, and all Base Annual Rental and Additional Rent shall continue unabated. If the estimated cost of the repair or restoration equals or exceeds the Turnover Amount, the entire net proceeds of the award relating to the condemnation or taking, less the Turnover Amount and Lessee Damages, shall be deposited into escrow with the senior Mortgagee, or if there is no mortgage holder, then with a bank mutually agreeable to Lessor and Lessee, and the escrow and disbursement provisions of Section 11.01(a) shall apply (including Lessee’s obligation advance shortfall amounts prior to the funding of escrowed funds) to such net proceeds and the repair or restoration.
(e)    Adjustment of Losses. Provided Lessee has not elected to terminate the Lease as permitted by Section 11.02(b) or Section 11.02(g), any net proceeds relating to a Partial or Temporary Condemnation shall be adjusted solely by Lessee and, to the extent necessary to accomplish such adjustment, Lessee is hereby authorized and empowered in the name and on behalf of Lessor and otherwise, to file and prosecute Lessor’s and Lessee’s respective claims, if any, for a net proceeds Award on account of such Condemnation.

(f)    Damages. Except as set forth in Section 11.02(d), Section 11.02(e), and Section 11.02(g), Lessee assigns to Lessor any and all rights it may have to damages accruing on account of any appropriation by eminent domain for which damages are payable and agrees to execute such instruments as may be requested by Lessor to evidence the assignment; provided, however, Lessee may make a separate claim for damages payable for any of Lessee’s Property, any so-called special damages to Lessee for interruption to Lessee’s operations or otherwise, or any damages for relocation (collectively, “Lessee Damages”).
(g)    Temporary Condemnation. In the event of any Condemnation taking for a duration of one (1) year or less of all or any portion of the Property (a “Temporary Condemnation”), Lessee shall have no right to terminate this Lease and the Base Annual Rental and additional rent shall not be abated, but Lessee shall be entitled to receive the entire award for the Temporary Condemnation, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for the Temporary Condemnation shall be apportioned between Lessor and Lessee as of the date of such expiration. Notwithstanding the foregoing to the contrary, if (x) any Temporary Condemnation occurs during the last three (3) years of the Initial Term or at any time during an Extension Term such Temporary Condemnation is for a duration of more than thirty (30) days, and (z) such Temporary Condemnation satisfies one of clauses (i) through (v) of Section 11.02(b), then Lessee may, if Lessee so elects, terminate this Lease by giving Lessor notice of the exercise of such election within twenty (20) days after receipt by Lessee of notice of the appropriation. Upon such termination, Lessor shall be entitled to receive the entire award for the Temporary Condemnation, less any Lessee Damages.
Article XII
DEFAULT, CONDITIONAL LIMITATIONS,
REMEDIES AND MEASURE OF DAMAGES
Section 12.01    Event of Default. Each of the following shall be an event of default by Lessee under this Lease (each, an “Event of Default”):
(a)    If Lessee defaults (i) in the payment of any monthly installment of Base Monthly Rental and fails to cure the default within five (5) days after receipt of notice of such default from Lessor; or (ii) in the payment of any other amount owing under this Lease and fails to cure the default within thirty (30) days after receipt of notice of such default from Lessor; and
(b)    If Lessee defaults in the performance of any obligation under this Lease that cannot be cured by the payment of money and Lessee does not cure the default within thirty (30) days (or if the default cannot reasonably be cured within thirty (30) days, if Lessee shall not within thirty (30) days commence to cure the default and thereafter diligently pursue the same to completion) after Lessee’s receipt of notice from Lessor specifying in reasonable detail the nature of the default (“First Default Notice”), Lessor shall give a second notice of default (“Second Default Notice”). If Lessee does not cure the default within thirty (30) days (or if such default cannot reasonably be cured within the second thirty (30) day period, if Lessee shall not within the second thirty (30) day period commence to cure such default and thereafter diligently pursue the same to completion) after Lessee’s receipt of the Second Default Notice, and such default results in a material adverse effect on the use, operation and value of the Property, then a “Final Default” shall have occurred.
(c)    Upon the (i) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Lessee or such Guarantor, the same is dismissed within sixty (60) days), (ii) appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located in the Property or of Lessee’s interest in this Agreement, where possession is not restored to Lessee within sixty (60) days, (iii) attachment, execution or other judicial seizure of substantially all of Lessee’s assets located in the Premises or of Lessee’s interest in this Lease, (iv) Lessee’s or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (v) Lessee’s or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature.
At any time prior to the occurrence of a Final Default, Lessee may elect to toll the cure period on account of the default by commencing a declaratory judgment action to determine whether the alleged default exists (“Proceeding”), provided that Lessee shall be required to pay and perform all other obligations under this Lease, including payment of Base Monthly Rental and Additional Rental. Lessee shall prosecute the Proceeding expeditiously and in good faith. If the court determines that the alleged default does not qualify as a default and such determination becomes final, Lessee shall not be in default for the alleged default. If the court determines that a default did occur and such determination becomes final or if the Proceeding is dismissed by the court and such dismissal becomes final, then as of the date of such determination or dismissal, the cure period shall commence again and if cure has not been completed by the expiration of the cure period, Lessor shall have all rights as provided herein for a Final Default.
Section 12.02    Remedies. (a) Upon the occurrence of an Event of Default, with or without notice or demand, except as otherwise expressly provided herein or such other notice as may be required by statute and cannot be waived by Lessee, Lessor shall, as its sole and exclusive remedy options therefor, have the right and option to either: (i) continue this Lease in effect and recover Rental from Lessee from time to time as it falls due; (ii) terminate Lessee’s right to possession of the Property, without terminating this Lease, and re-enter and repossess the Property; (iii) terminate this Lease; (iv) if the default is non-monetary, cure such default on behalf of Lessee (and the reasonable cost of such curing shall be due and payable to Lessor, as Additional Rent, within ten (10) days after the date of Lessee’s receipt of written notice of such costs from Lessor); or (v) pursue any other remedies that may be provided for elsewhere in this Lease or that may otherwise be available to Lessor in equity, including, without limitation, injunctive relief or specific performance.
(b)    If Lessor elects to terminate Lessee’s right to possession of the Property without terminating this Lease, then Lessee shall remain liable to Lessor for the payment of Rental for the balance of the Initial Term (or Extension Term, as applicable) as the same becomes due, and for the payment of any and all reasonable costs incurred by Lessor in connection with a re-letting of the Property, which re-letting shall be on such terms and conditions as are commercially reasonable under the market conditions and circumstances at that time; and any amounts received from such re-letting shall be applied against the monetary obligations of Lessee under this Lease. Repossession by Lessor shall not be construed as an election by Lessor to terminate this Lease unless Lessor delivers written notice to Lessee expressly stating that Lessor is terminating this Lease. For purposes of this Section 12.02, “reasonable costs” of re-letting shall be deemed to include the following costs (but only to the extent such costs are reasonable): costs to repair the Property, brokers’ fees and reasonable attorneys’ fees incurred in connection with the negotiation of a lease with the new lessee.
(c)    If Lessor elects to terminate this Lease, then damages shall be determined in accordance with the following formula:
(i)    the amount of any unpaid Rental that is owed as of the date of termination; plus

(ii)    the net present value of the amount by which any unpaid Rental which would have been owed after the termination date for the balance of the Initial Term (or Extension Term, as applicable) exceeds the amount of rental loss that Lessee proves could have been reasonably avoided through mitigation; plus
(iii)    any other amount necessary to compensate Lessor for all of the detriment proximately caused by Lessee’s failure to perform its obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the reasonable cost of repairing the Property and reasonable attorneys’ fees.
For purposes of clause (i) above, the amount owed “as of the date of termination” shall be calculated by adding Interest. For purposes of clause (b) above, the “net present value” shall be calculated by discounting the amount at the rate of the then applicable “Prime Rate” (as quoted in The Wall Street Journal or a successor publication if The Wall Street Journal is no longer published) plus one percent (1%).
Section 12.03    Default by Lessor. If Lessor fails to perform any covenant or agreement set forth in this Lease, then Lessor shall have thirty (30) days following the date of its receipt of written notice thereof from Lessee to commence the cure of such alleged failure (i.e., default), plus such additional time as may reasonably be needed to complete the cure of the same. If, upon the expiration of such 30-day period such default is not cured, or if such default cannot reasonably be cured within such 30-day period and Lessor has not commenced the cure of such default within such 30-day period (and thereafter diligently prosecuted such curative action to completion), then Lessee may without waiving any other rights or remedies that Lessee may have at law or in equity, cure such default itself on behalf of Lessor and the actual, documented costs thereof shall be due and payable to Lessee from Lessor upon demand by Lessee. Any failure of Lessor to pay the amounts due to Lessee within ten (10) days after the date of Lessor’s receipt of such demand shall entitle Lessor to deduct such amounts, plus Interest, from any amounts due to Lessor under this Lease, including Rental, until Lessee is repaid in full.
Section 12.04    Additional Equitable Rights; Mitigation. The rights of Lessor and Lessee set forth in this Lease in the event of a default shall not preclude either party from pursuing any available equitable rights and remedies, including, but not limited to, specific performance and injunctive relief. In the event of an uncured default, the non-defaulting party shall in each event use reasonable efforts to mitigate its damages.
Section 12.05    Interest. Any sums not paid when due from one party to the other shall bear interest from the date due until the date repaid in full at a rate per annum (“Interest”) equal to the lesser of (a) the highest lawful rate or (b) the then applicable “Prime Rate” (as quoted in The Wall Street Journal or a successor publication if The Wall Street Journal is no longer published) plus one percent (1%); provided, however, in no event shall such rate exceed twelve percent (12%) per annum.
Article XIII
MORTGAGE, SUBORDINATION AND ATTORNMENT
Section 13.01    No Liens. Lessor’s interest in this Lease and/or the Property shall not be subordinate to any liens or encumbrances placed upon the Property by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PROPERTY OR LESSEE’S

LEASEHOLD INTEREST THEREIN, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. This prohibition shall not prohibit Lessee from financing or encumbering all or any portion of Lessee’s Property including granting a lien, encumbrance, security interest thereon.
Section 13.02    Subordination. This Lease at all times shall be subordinate to the lien of any and all ground leases and Mortgages now or hereafter placed upon the Property by Lessor, provided the holder of any such ground lease or Mortgage enters into an SNDA reasonably acceptable to such holder, Lessor and Lessee. Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of any or all such ground leases and Mortgages as shall be desired by Lessor, or any present or proposed mortgagees under trust deeds, upon the condition that Lessee shall have the right to remain in possession of the Property under the terms of this Lease, notwithstanding any default in any or all such ground leases or Mortgages, or after the foreclosure of any such Mortgages, so long as no Event of Default shall have occurred and be continuing. Lessor agrees to provide Lessee with an SNDA executed by each Lender holding a Mortgage, and Lessee agrees to promptly execute and return such SNDA to Lessor.
Section 13.03    Election To Declare Lease Superior. If any mortgagee, receiver or other secured party elects to have this Lease and the interest of Lessee hereunder be superior to any Mortgage and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, whether this Lease was executed before or after such Mortgage and in that event such mortgagee, receiver or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage and had been assigned to such mortgagee, receiver or other secured party.
Section 13.04    Attornment. In the event any purchaser or assignee of any Lender at a foreclosure sale acquires title to the Property, or in the event that any Lender or any purchaser or assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease, and, subject to the provisions of this Article XIII, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of Lessor under this Lease which accrue after the date that such Successor Lessor acquires title (provided, however, the foregoing shall not limit Successor Lessor’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Lessor’s obligations as “Lessor” under the Lease). The foregoing provision shall be self-operative and effective without the execution of any further instruments.
Section 13.05    Execution of Additional Documents. Although the provisions in this Article XIII shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes.
Section 13.06    Notice to Lender. Lessee shall give written notice to any Lender having a recorded lien upon the Property or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease and give such Lender at least thirty (30) days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto.

Article XIV

ASSIGNMENT
Section 14.01    Assignment by Lessor. As a material inducement to Lessor’s willingness to enter into the transactions contemplated by this Lease, Lessee hereby agrees that Lessor may, subject to the provisions of Section 16.03 of this Lease, from time to time and at any time and without the consent of Lessee, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition of all, less than all or any portion of the Property or this Lease, Lessor’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing. Without in any way limiting the foregoing, the parties acknowledge and agree that Lessor, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code)) in order to maintain Lessor’s or any of its Affiliates’ status as a REIT); provided, however, that Lessor shall be required to (i) comply with any applicable legal requirements related to such transfer, and (ii) give Lessee written notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Lessee hereunder. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee (so long as Lessor and such purchaser or assignee notify Lessee in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Lessor hereunder from and after the date of such assignment). At the request of Lessor, Lessee will execute such documents confirming the sale, assignment or other transfer and such other agreements as Lessor may reasonably request, provided that the same do not increase the liabilities and obligations of Lessee hereunder. Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.
Section 14.02    No Assignment by Lessee. (a) Without the prior written consent of Lessor, and except as provided in Section 14.02(b) below (any one of the following, a “Consent-Needed Transaction”): (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise, in whole or in part; (ii) no Change in Control shall occur; (iii) no equity or ownership interest in Lessee shall be pledged, encumbered, hypothecated or assigned as collateral for any obligation of Lessee; and (iv) Lessee shall not sublet all or any part of the Property. No assignment of this Lease or subletting of the Property shall relieve Lessee of any of its obligations under this Lease. If Lessor and any assignee of Lessee’s interest in this Lease modify or amend this Lease without Lessee’s consent so as to increase the obligations of Lessee, Lessee’s liability shall not be increased, but shall continue as it existed prior to the modification or amendment. Renewals of any sublease previously approved shall not require further approval. Lessor shall approve or deny such request for consent as soon as practicable but no later than fifteen (15) days after receipt of Lessee’s notice to Lessor requesting consent together with all materials and any other information (and in such reasonable detail) as may be reasonably necessary to evaluate the proposed transaction and the affected parties. Lessor’s approval of any Consent-Needed Transaction shall be deemed to have been given if a request for approval is submitted to Lessor and Lessor does not respond by approving such proposed Consent-Needed Transaction or stating in reasonable details its objections to such proposed Consent-Needed Transaction within fifteen (15) days after Lessor’s receipt of such request for approval and all materials and information required by the immediately preceding sentence. Notwithstanding the foregoing, a mere change or conversion of Lessee’s corporate form (as an example and without limitation, a conversion from a corporation to a limited liability company or a change of Lessee’s state of formation), at any time or from time to time during the Term, shall be deemed not to be a Consent-Needed Transaction and Lessor shall have no right to consent to any such change or conversion.
(b)    Notwithstanding anything to the contrary contained in this Section 14.02 and provided that no material Event of Default has occurred and is continuing, Lessee (or any Affiliate of Lessee) shall have the right, without Lessor’s consent, at any one time or multiple times during the Lease Term, to (i) assign this Lease to an Affiliate of Lessee; (ii) assign this Lease or sublet the whole of the Property to a Permitted Transferee; (iii) sublet all or a portion of the Property to a Person under the control of Lessee solely for the purpose of such entity obtaining a liquor license for the Restaurant; (iv) consummate a public offering of common stock or other equity interests of Lessee, or any direct or indirect controlling party of any of them (including any public offering of common stock or other equity interests of Lessee, or any direct or indirect controlling party of any of them that may result in a Change in Control) on a nationally or regionally recognized exchange; (v) transfer, convey or pledge any interest in a Person that is a U.S. Publicly Traded Entity (including a transfer, conveyance or other transaction that results in the delisting of a U.S. Publicly Traded Entity), whether by operation of law or otherwise, (vi) assign or transfer this Lease to a Spinoff Entity notwithstanding that such assignment or transfer may result in a Change in Control; or (vii) sublease, license, or enter into a concession agreement, kiosk agreement or occupancy agreement of all or any part of the Property if the use contemplated under any such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not breach the provisions of Section 8.01 hereof and the term of such sublease, license, concession agreement, kiosk agreement or occupancy agreement does not exceed the Lease Term, as the same may have been extended; provided that: (w) within thirty (30) days after Lessee’s entering into any permitted sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment described in subsections (i) through (vi) of this Section 14.02(b), Lessee shall provide Lessor with written notice thereof, together with a copy of the executed sublease, license, concession agreement, kiosk agreement or occupancy agreement, or assignment; (x) there are no material uncured Events of Default at the time of consummating any of the above transactions; (y) with respect to an assignment, the transferee of Lessee shall assume the terms, conditions and provisions of this Lease and (z) no assignment of this Lease or subletting of the Property shall relieve Lessee of any of its obligations under this Lease. For purposes of this Section 14.02(b), the word “controlling” means having the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Lessee.
Section 14.03    Cure Rights Upon Assignee Default. Upon a default by an assignee of Lessee’s interest in this Lease, Lessor shall not exercise any rights or remedies on account of such default unless Lessor gives notice of such default to the Lessee named herein or its successor by merger, consolidation or stock sale (“Original Lessee”), as well as the tenant in possession, and the opportunity to cure such default within the period of time permitted under the default provisions of this Lease. If this Lease is terminated by Lessor following such notice, then the Original Lessee shall not be liable for any obligations under this Lease unless at the time of termination, Lessor offers the Original Lessee a new lease for the balance of the Lease Term upon the provisions contained in this Lease and any modification of this Lease consented to by Original Lessee, conditioned upon the agreement of the Original Lessee to cure any then existing defaults under this Lease which are susceptible to cure by the Original Lessee and which are specified in Lessor’s offer to Original Lessee.
Article XV
NOTICES
Section 15.01    Notices. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Lease shall be in writing and given by any one of the following: (a) hand delivery; (b) nationally recognized express overnight delivery service; (c)

certified or registered mail, return receipt requested; or (d) email, and shall be deemed to have been delivered upon (i) receipt, if hand delivered; (ii) the next Business Day, if delivered by a reputable nationally recognized express overnight delivery service; (iii) upon receipt or refusal of acceptance of delivery, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by email provided a confirming copy is simultaneously sent by the method described in (b) above. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Lessee:	[________________] c/o: Darden Restaurants, Inc. Attn: Property Law Administration Dept. 1000 Darden Center Drive Orlando, FL 32837 Telephone No.: (407) 245-4000

With a copy to:
[________________] c/o: Darden Restaurants, Inc. Attn: General Counsel 1000 Darden Center Drive Orlando, FL 32837 Telephone No.: (407) 245-4000

If to Lessor:	[________________] [________________] [________________] [________________]

With a copy to:
[________________] [________________] [________________] [________________]

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.
Article XVI
Right of First Offer
Section 16.01    First Offer. Provided that no material Event of Default has occurred and is continuing, if Lessor shall desire to sell or convey the Property to a third party that is not an Affiliate of Lessor, then Lessor shall first give Lessee the right to purchase the Property for a price and on terms and conditions determined by Lessor and set forth in a notice given to Lessee (the “Offer”). Lessee shall have twenty (20) Business Days from receipt of the Offer within which to elect to purchase the Property on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Lessee shall have the right to pay in cash the fair market value of such noncash consideration). If Lessee elects to so purchase the Property, Lessee shall give to Lessor written notice thereof (“Acceptance Notice”) and the closing shall be held within forty-five (45) days after the date of the Acceptance Notice or such longer period of time as is set forth in the Offer, whereupon Lessor shall convey the Property to Lessee. At the closing, Lessor shall deliver to Lessee a special warranty deed (or local equivalent) sufficient to convey to Lessee fee simple title to the Property free and clear of all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities, except for any such matters in effect upon the acquisition of the Property by Lessor, such matters created, suffered or consented to in writing by Lessee or arising by reason of the failure of Lessee to have observed or performed any term, covenant or agreement of this Lease to be observed or performed by Lessee, and the lien of any taxes then affecting the Property; provided, however, that if the Offer contemplates that the Property is to be conveyed subject to any existing financing then the Property shall be conveyed subject to the mortgage or deed of trust securing such financing unless Lessee elects to pay off such financing in accordance with the terms of the applicable loan documents (provided that Lessee shall not be responsible for payment of any late charges or other charges that are not directly related to the payoff). If Lessee does not timely elect to purchase the Property, Lessor shall, subject to Section 16.03, be free to sell the Property to any other Person within twelve (12) months of Lessee’s rejection or deemed rejection without being required to comply again with the foregoing provisions of this Section 16.01, provided that, if Lessor intends to sell the Property (i) after such twelve (12) month period, or (ii) within such twelve (12) month period at a price less than ninety-five percent (95%) of the price described in the Offer, Lessor shall give Lessee written notice, setting forth the applicable purchase price and terms and conditions, and Lessee shall have twenty (20) business days to elect in writing to purchase the Property at such purchase price and on such terms and conditions. The right of first offer granted by this Section 16.01 with respect to the Property shall not survive the expiration or earlier termination of this Lease.
Section 16.02    Excluded Transaction. Notwithstanding anything to the contrary herein, Lessee’s right of first offer shall not apply to (i) any transfer of the Property to an Affiliate of Lessor, or (ii) any sale or conveyance of the Property in a foreclosure sale (or similar proceeding) of a bona fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such bona fide mortgage or deed of trust.
Section 16.03    Restrictions on Sale and Assignment. So long as this Lease is in effect, no Event of Default has occurred and is continuing and the Property is then being operated as a Permitted Facility, Lessor agrees not to sell, transfer, assign or otherwise convey the Property to (i) any nationally recognized casual or fine dining brand restaurant or entity operating the same, or (ii) any other regionally recognized casual or fine dining brand restaurant or entity operating the same with at least twenty-five (25) units or (iii) Affiliates of the above entities.
Article XVII
REIT PROTECTIONS
Section 17.01    Rents from Real Property. The parties hereto intend that the Rental and other amounts paid by Lessee to Lessor hereunder will qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.
Section 17.02    Lessee Assignment. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not without Lessor's advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Lessor may fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) sublet, assign or enter into a management arrangement for the Property to any Person (other than a "taxable REIT subsidiary" (within the meaning of Section 856(l) of the Code) of Lessor) in which Lessor owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) sublet, assign or enter into a management arrangement for the Property in any other manner which could cause any portion of the amounts received by Lessor pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Lessor to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 17.02 shall likewise apply to any further subleasing by any sublessee.
Section 17.03    Lessee Cooperation. Notwithstanding anything to the contrary contained in this Lease, upon request of Lessor, Lessee shall (a) cooperate with Lessor in good faith and provide such documentation and/or information as may be in Lessee's possession or under Lessee's control and otherwise readily available to Lessee as shall be reasonably requested by Lessor in connection with Lessor’s qualification as a REIT; and (b) take such reasonable action as may be requested by Lessor from time to time to ensure that the Rental and other amounts paid by Lessee to Lessor hereunder qualify as “rents from real property” within the meaning of Sections 856(c) and (d) of the Code and the Treasury Regulations thereunder and do not constitute, without limitation, either (x) amounts the determination of which depends in whole or in part on the income or profits of any person, within the meaning of Section 856(c)(1)(g) of the Code, or (y) amounts attributable to personal property if, at the beginning and end of a calendar year, such amounts exceed fifteen percent (15%) of the total Rental and other amounts due hereunder, within the meaning of Section 856(d)(1)(C) of the Code; provided that this Section 17.03 does not (i) increase Lessee's monetary obligations under this Lease; (ii) materially and adversely increase Lessee's non-monetary obligations under this Lease; or (iii) materially diminish Lessee's rights under this Lease.
Article XVIII

MISCELLANEOUS
Section 18.01    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, Casualty beyond the control of the party obligated to perform (each, a “Force Majeure Event”) shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, expressly excluding, however, the obligations imposed upon Lessee with respect to Rental and other Monetary Obligations to be paid hereunder.
Section 18.02    No Merger. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of the Property by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of the Property or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Property or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
Section 18.03    Interpretation. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.
Section 18.04    Characterization. The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Lessor entering into this Lease:
(a)    Lessor and Lessee intend that (i) this Lease is a “true lease” for U.S. federal income tax purposes, and is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (ii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Lessor and Lessee, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de facto or de jure) between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.
(b)    Lessor and Lessee covenant and agree that: (i) each will treat this Lease as an operating lease pursuant to Statement of Financial Accounting Standards No. 13, as amended, and as a true lease for state law reporting purposes and for federal income tax purposes; (ii) each party will not take any action (nor permit any action) or fail to take any action with respect to the preparation or filing of any statement or disclosure to Governmental Authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 18.04; (iii) with respect to the Property, the Lease Term (including the first three Extension Terms) is less than eighty percent (80%) of the estimated remaining economic useful life of the Property; and (iv) the Base Annual Rental is the fair market value for the use of the Property and was agreed to by Lessor and Lessee on that basis, and the execution and delivery of, and the performance by Lessee of its obligations under, this Lease do not constitute a transfer of all or any part of the Property.
(c)    Lessee waives any claim or defense based upon the characterization of this Lease as anything other than a true lease. Lessee stipulates and agrees (i) not to challenge the validity, enforceability or characterization of the lease of the Property as a true lease; and (ii) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in this Section 18.04.
Section 18.05    Confidentiality. The parties agree that, notwithstanding any provision contained in this Lease, neither party, nor its respective agents, representatives, employees, partners, members, officers or directors will disclose the economic terms of this Lease or any Proprietary Information unless prior consent to such disclosure is obtained from the other party, which consent may be withheld at either party’s sole discretion. Each party shall hold in strict confidence and shall disclose Proprietary Information, without the other party’s consent being required, only to Lessor’s or Lessee’s employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders (including any participants in any loan, any trustee in any securitization of any loan, or any statistical rating agency assigning a rating to the securities issued by the trust in such securitization), potential lenders, purchasers, potential purchasers and service providers who have a reason to know such Proprietary Information in order to assist or complete a transaction with Lessor or Lessee, as the case may be, provided that Lessor and Lessee shall remain liable for any breach of the provisions of this Section 18.05 by any of the parties for whom it is responsible. Neither Lessor nor Lessee nor any of their respective employees, agents, attorneys, accountants, consultants, investors, potential investors, lenders or service providers shall disclose Proprietary Information to any other person or entity except in connection with any tax, regulatory or loan securitization obligations or use Proprietary Information for its or their benefit or for any purpose not expressly agreed upon in writing by the party originating the Proprietary Information. The obligation hereunder to maintain the confidentiality of Proprietary Information and to refrain from use of Proprietary Information for any purposes not agreed upon shall not expire. The foregoing restriction on the dissemination of Proprietary Information shall not apply to any Proprietary Information which (i) is disclosed in a printed publication available to the public or is otherwise in the public domain through no act of the party to whom the Proprietary Information has been provided, (ii) is approved for release by written authorization of an officer of the party to whom the Proprietary Information belongs, (iii) is required to be disclosed by proper order of a court of competent jurisdiction after adequate notice to the party to whom the Proprietary Information belongs in order to allow that party to seek a protective order therefor or (iv) is required under any Legal Requirement (including, without limitation, under the Securities Act or the Exchange Act).
Section 18.06    Bankruptcy. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (a) the financial condition and specific operating experience of Lessee and Lessee’s obligation to use the Property as a Permitted Facility; (b) Lessee’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code for Lessee; and (c) all defaults under this Lease being cured promptly and this Lease being assumed within sixty (60) days of any order for relief entered under the Bankruptcy Code for Lessee, or this Lease being rejected within such sixty (60)-day period and the Property surrendered to Lessor. Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that: (i) all obligations that accrue under this Lease (including the obligation to pay the Rental), from and after an Insolvency Event shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor; (ii) any and all Rental that accrue from and after an Insolvency Event and that are not paid as required by this Lease shall, in the amount of such Rental, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after an Insolvency Event; (iii) any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations under this Lease to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor; (iv) any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor; (v) any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor; (vi) any proposed assignment of this Lease shall be harmful and prejudicial to Lessor if made to an assignee[: (A)] that does not possess financial condition adequate to operate Permitted Facilities upon the Property or operating performance and experience characteristics satisfactory to Lessor equal to or better than the financial condition, operating performance and experience of Lessee as of the Commencement Date; [or (B) that does not provide guarantors of the lease obligations with financial condition equal to or better than the financial condition of the [Guarantor] as of the Commencement Date;] and (vii) the rejection (or deemed rejection)

of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Property will be delivered to Lessor immediately without the necessity of any further action by Lessor. No provision of this Lease shall be deemed a waiver of Lessor’s rights or remedies under the Bankruptcy Code or applicable Law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee’s obligations under this Lease, or to regain possession of the Property as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Bankruptcy Code. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Bankruptcy Code. For purposes of this Section addressing the rights and obligations of Lessor and Lessee upon an Insolvency Event, the term “Lessee” shall include Lessee’s successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.
Section 18.07    Attorneys’ Fees. In the event of any judicial or other adversarial proceeding concerning this Lease, to the extent permitted by Law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other Costs in addition to any other relief to which it may be entitled from the non-prevailing party.
Section 18.08    Memoranda of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing Lessee’s standard form memorandum of lease in recordable form, indicating the names and addresses of Lessor and Lessee, a description of the Property, the Lease Term, but omitting the Rental and such other terms of this Lease as Lessee may not desire to disclose to the public. Further, upon Lessor’s request, Lessee agrees to execute and acknowledge a termination of lease and/or quitclaim deed in recordable form to be held by Lessor until the expiration or sooner termination of the Lease Term; provided, however, if Lessee shall fail or refuse to sign such a document in accordance with the provisions of this Section within ten (10) days following a request by Lessor, Lessee irrevocably constitutes and appoints Lessor as its attorney-in-fact to execute and record such document, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.
Section 18.09    No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Property that may be entitled to a commission. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, Costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.
Section 18.10    Waiver of Jury Trial and Certain Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PROPERTY, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF THE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS OR EMPLOYEES OF THE OTHER PARTY OR ANY OF THEIR SUCCESSORS WITH RESPECT TO

ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSOR AND LESSEE OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.
Section 18.11    State-Specific Provisions. The provisions and/or remedies which are set forth on the attached Exhibit B shall be deemed a part of and included within the terms and conditions of this Lease.
Section 18.12    Time Is of the Essence; Computation. Time is of the essence with respect to each and every provision of this Lease. If any deadline provided herein falls on a non-Business Day, such deadline shall be extended to the next day that is a Business Day.
Section 18.13    Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the Rental and other Monetary Obligations stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such Rental or other Monetary Obligations then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.
Section 18.14    Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.
Section 18.15    Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.
Section 18.16    Other Documents. Each of the parties agrees to sign such other and further documents as may be reasonably necessary or appropriate to carry out the intentions expressed in this Lease.
Section 18.17    Entire Agreement. This Lease and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided.
Section 18.18    Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State in which the Property is located. Lessee consents that it may be served in the State of Florida in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. This Lease shall be governed by, and construed with, the laws of the applicable state in which the Property is located, without giving effect to any state’s conflict of laws principles.
Section 18.19    Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.
[Remainder of page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

Signed, sealed and delivered in the
presence of the following witnesses:

___________________________________
Signature of Witness
___________________________________
Printed Name of Witness

___________________________________
Signature of Witness
___________________________________
Printed Name of Witness
LESSOR: _____________________________________, a __________________________ By:__________________________________ Printed Name:_________________________ Title:________________________________

STATE OF ______________
COUNTY OF ____________

The foregoing instrument was acknowledged before me this _____ day of ___________, 2015, by ________________________________, as ______________ of __________________________________, a ________________ corporation, on behalf of the corporation. He (She) is personally known to me or has produced ___________________________ as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

Signed, sealed and delivered in the
presence of the following witnesses:

___________________________________
Signature of Witness
___________________________________
Printed Name of Witness

___________________________________
Signature of Witness
___________________________________
Printed Name of Witness
LESSEE: _____________________________________, a __________________________ By:__________________________________ Printed Name:_________________________ Title:________________________________
STATE OF FLORIDA
COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this _____ day of ___________, 2015, by ________________________________, as ______________ of __________________________________, a ________________ corporation, on behalf of the corporation. He (She) is personally known to me or has produced ___________________________ as identification.

(NOTARY SEAL)
Notary Public Signature

(Name typed, printed or stamped)

EXHIBITS

EXHIBIT A	- LEGAL DESCRIPTION
EXHIBIT B	- STATE-SPECIFIC PROVISIONS
SCHEDULE 1.13	- BASE ANNUAL RENT SCHEDULE

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

STATE-SPECIFIC PROVISIONS

SCHEDULE 1.13
BASE ANNUAL RENT SCHEDULE

EXHIBIT I

ASSET TRANSFER CERTIFICATE
November 10, 2015
Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of November 9, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., Four Corners Property Trust, Inc., a Maryland corporation, each lender from time to time party thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned Gerald R. Morgan hereby certifies in his capacity as President and Treasurer or Chief Financial Officer, as applicable, of each of:

(i) Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), (ii) Four Corners GP, LLC, a Delaware limited liability company, the general partner of the Borrower (the “GP”), (iii) FCPT Garden Properties, LLC, a Delaware limited liability company (“Garden”), (iv) FCPT Sunshine Properties, LLC, a Delaware limited liability company (“Sunshine”), (v) FCPT SW Properties, LLC, a Delaware limited liability company (“SW”), (vi) FCPT International Drive, LLC, a Delaware limited liability company (“International’), (vii) FCPT Restaurant Properties, LLC, a Delaware limited liability company (“Restaurant”), (viii) FCPT Remington Properties, LLC, a Delaware limited liability company (“Remington”), (ix) FCPT Hospitality Properties, LLC, a Delaware limited liability company (“Hospitality”), (x) FCPT Keystone Properties 11, LLC, a Delaware limited liability company (“Keystone 11”), (xi) FCPT PA Hospitality Properties 11, LLC, a Delaware limited liability company (“PA 11”), (xii) FCPT Keystone Properties, LLC, a Delaware limited liability company (“Keystone”), and (xiii) FCPT PA Hospitality Properties, LLC, a Delaware limited liability company (“PA”, and together with the Company, the GP, Garden, Sunshine, SW, International, Restaurant, Remington, Hospitality, Keystone 11, PA 11, Keystone and PA, the “Companies”) and not individually, on behalf of the Companies as of the date hereof that:

1.    The Asset Transfers are effective as of the Effective Date in accordance with the Asset Transfer Documents.

2.    No Default or Event of Default has occurred and is continuing under any of the Transaction Documents.

3.    The grant of the security interests in the Pledged Collateral pursuant to Section 2(a) of the Pledge Agreement is effective as of the Effective Date.

4.    True, complete and correct copies of each Initial Lease Document have been provided to the Administrative Agent, and all such Initial Lease Documents have been duly authorized, executed and delivered by each of the parties thereto.

5.    Attached as Exhibit A hereto are true, complete and correct copies of the executed certificates or instruments representing all certificated Pledged Collateral under the Pledge Agreement, together with original undated stock powers or indorsements executed in blank, with respect thereto, and such certificates or instruments represent 100% of the issued and outstanding Pledged Collateral as of the date hereof.

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IN WITNESS WHEREOF, the undersigned has executed this Asset Transfer Certificate in his capacity as Secretary of each of the Companies, as of the date first written above.

FOUR CORNERS OPERATING PARTNERSHIP, LP By: FOUR CORNERS GP, LLC, its general partner By:________________________________ Name: Title:
FOUR CORNERS PROPERTY TRUST, INC. By: ________________________________ Name: Title:

FCPT GARDEN PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT SUNSHINE PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT SW PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT INTERNATIONAL DRIVE, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT RESTAURANT PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT REMINGTON PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT HOSPITALITY PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT KEYSTONE PROPERTIES 11, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT PA HOSPITALITY PROPERTIES 11, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT KEYSTONE PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title:

FCPT PA HOSPITALITY PROPERTIES, LLC,
a Delaware limited liability company

By:__________________________________
Name:
Title: